EXHIBIT 10.5










                            PURCHASE AGREEMENT

                                  between

                       MILLERS AMERICAN GROUP, INC.,
                            a Texas corporation

                                    and

                       ACCEPTANCE INSURANCE COMPANY,
                       a Nebraska insurance company


                                 regarding

                   PHOENIX INDEMNITY INSURANCE COMPANY,
                       an Arizona insurance company



                               May 10, 1999

                            PURCHASE AGREEMENT

     THIS PURCHASE AGREEMENT (the "Agreement") is made and entered into this 10th day of May, 1999, by and between Millers American Group, Inc., a Texas corporation (the "Purchaser"), Acceptance Insurance Company, a Nebraska insurance company (the "Seller") and Phoenix Indemnity Insurance Company, an Arizona insurance company (the "Company").

                          PRELIMINARY STATEMENTS

     A. Seller is a wholly owned subsidiary of Acceptance Insurance Holdings Inc., a Nebraska corporation ("AIH") which in turn is a wholly-owned subsidiary of Acceptance Insurance Companies Inc., a Delaware corporation ("AIC").

     B. The Seller owns all of the issued and outstanding shares of capital stock of the Company (the "Shares").

     C. The Company, Seller, Acceptance Indemnity Insurance Company, Redland Insurance Company ("Redland") and Acceptance Casualty Insurance Company ("Acceptance Casualty") (collectively, the "Pooling Participants") are parties to that certain Reinsurance Pooling Agreement dated January 1, 1993, as amended by Addendum Number One, Addendum Number Two, Addendum Number Three and Addendum Number Four thereto (the "Pooling Agreement").

     D. Seller is the lead participant under the Pooling Agreement and reports its net premiums and losses (after reinsurance is transacted among third parties and other affiliates) as assumed business from each of the other Pooling Participants. The pooled business is in turn retroceded from Seller to other Pooling Participants pursuant to the Pooling Agreement.

     E. The Pooling Participants issue or reinsure insurance policies classified as Private Passenger Non-Standard Automobile Liability (including No-Fault, Uninsured and Underinsured Motorists, Medical Payments Coverage, and Guest Passenger Liability as applicable) and Automobile Physical Damage coverage (collectively, all such insurance coverage is referred to herein as the "Nonstandard Business").

     F. Redland writes Nonstandard Business in the State of California which is reinsured under 80% Quota Share Reinsurance Agreements with unrelated third party reinsurers (the "California Business").

     G. Acceptance Casualty is a reinsurer under a Quota Share Reinsurance Agreement of Nonstandard Business produced by Arrowhead General Agency (or its affiliates) in the State of Texas (the "Texas Business").

     H. The parties desire to enter into this Agreement with each other for the consideration and pursuant to the terms and conditions hereinafter specified, under which (i) the Seller will sell the Shares to the Purchaser, and the Purchaser will purchase the Shares from the Seller, (ii) the Company will write or reinsure all of the Nonstandard Business other than the California Business,
(iii) The Millers Insurance Company ("Millers") will reinsure 100% of the California Business (a portion of which may be ceded by Millers to other reinsurers) and (iv) the Company or Millers will reinsure the Texas Business pursuant to a retrocession agreement.

                          STATEMENT OF AGREEMENTS

     NOW, THEREFORE, in consideration of the premises and mutual promises and covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:

                                ARTICLE 1.
                             PURCHASE AND SALE

     1.1 Sale of Shares. Subject to the terms and conditions contained in this Agreement, the Seller agrees to sell, transfer and deliver to the Purchaser, and the Purchaser agrees to purchase from the Seller, at Closing (as such term is defined in Section 1.4 hereof), all of the Shares outstanding at the Closing for the consideration specified herein.

     1.2 Transfer of Nonstandard Business. Subject to the terms and conditions contained in this Agreement, the Seller agrees to transfer to the Company or Millers, as the case may be, at Closing, and cause the applicable Pooling Participant to transfer to the Company at Closing, the Nonstandard Business for the consideration specified herein.

     1.3 Purchase Price. The Preliminary Purchase Price payable pursuant to this Agreement for the Shares to be transferred to Purchaser after giving effect to the transfer of the Nonstandard Business (other than the California Business) to the Company (and the California Business to Millers) shall be the cash amount of Twenty-five Million Dollars ($25,000,000) subject to any adjustment as provided in Section 10.3 hereof. At the Closing, Purchaser shall deliver to the Seller, by wire transfer, pursuant to wiring instructions provided by the Seller at least five business days prior to the Closing Date, immediately available funds in an amount equal to the Preliminary Purchase Price. The Final Purchase Price shall be determined post-closing as provided in Section 10.3 hereof.

     1.4 Closing. The closing for the transactions contemplated by this Agreement shall take place at the offices of Purchaser, 300 Burnett Street, Fort Worth, Texas 76102-2799 at 10:00 a.m. local time on the last calendar day of the month in which the last regulatory consent or approval is received (the "Closing") or at such other place, date or time as the parties hereto mutually agree, but in no event shall the date be later than June 30, 1999; provided, however, the Seller or the Purchaser may extend the Closing Date pursuant to this Section 1.4 to an effective date of July 31, 1999, provided the extension is necessary to obtain regulatory consent or approval and the extending party is not in breach or default under the terms of this Agreement. If the last calendar day of the month falls on a day that is a legal holiday or a day on which banks otherwise are closed for business, then the Closing will take place on the next following business day but will be effective as of the last day of the prior month. The date of the Closing is referred to as the "Closing Date."

     1.5 Constituent Transactions. Subject to the terms, conditions, provisions and conditions of this Agreement:

          (a) At the Closing, the Seller shall deliver to the Purchaser, free and clear of any lien, pledge, security interest, encumbrance, restriction or adverse claim ("Lien"), certificates representing all of the Shares then outstanding (which shall constitute all of the issued and outstanding shares of capital stock of the Company) duly endorsed in blank for transfer or accompanied by stock powers or other instruments of transfer duly executed in blank;

          (b) At the Closing, the Purchaser shall deliver to the Seller the Preliminary Purchase Price to be paid at Closing to Seller and in cash by federal wire transfer of immediately available funds to the Seller's bank accounts, pursuant to the terms of Section 1.3 hereof;

          (c) At the Closing, Millers and Redland shall enter into a Portfolio Reinsurance Agreement ( the"Millers Agreement") in the form of Exhibit A hereto pursuant to which all California Business shall be transferred to Millers, and Redland shall agree to continue to write California Business for expiring insurance policies and new insurance policies with program and rate filing characteristics similar to those of the expiring policies within the California Business to be reinsured by Millers in accordance with a 100% Quota Share Reinsurance Agreement substantially in the form of an Additional State Agreement (as defined below) except that no ceding commission or other compensation shall be paid to Redland under such agreement.

          (d) At the Closing, the Company and each Pooling Participant (also referred to herein as a "Fronting Company") shall enter into an addendum to the applicable 100% Quota Share Reinsurance Agreement (as amended by such addendum, a "Continuing State Agreement") in the form of Exhibits B-1 and B- 2 hereto pursuant to which such Fronting Company shall continue to write Private Passenger Nonstandard Automobile Liability (including No-Fault, Uninsured and Underinsured Motorists, Medical Payments Coverage, and Guest Passenger Liability as applicable) and Automobile Physical Damage coverage for expiring insurance policies and new insurance policies with program and rate filing characteristics similar to those of the expiring policies (the "Continuing Nonstandard Business" ) to be reinsured by the Company in accordance with the terms of each Continuing State Agreement;

          (e) At the Closing, the Company and the applicable Fronting Company shall enter into an additional 100% Quota Share Reinsurance Agreement (an "Additional State Agreement") in the form of Exhibit C hereto pursuant to which such Fronting Company shall write Nonstandard Business (the "Additional Nonstandard Business") to be reinsured by the Company in additional states for up to two years from the Closing Date in an aggregate annual amount of up to $20 million in accordance with the terms of the Additional State Agreement;

          (f) At the Closing, the Company and Seller shall enter into Addendum Number 2 to a 100% Quota Share Agreement of Reinsurance dated October 10, 1994, as amended by Addendum Number 1 thereto dated August 28, 1997 (as amended by Addendum Number 2, the "Assumption Agreement") in the form of Exhibit D hereto pursuant to which Seller shall assume all liability of the Company under any insurance policies or surety bonds relating to any type of insurance business or surety bonds written by the Company other than the Nonstandard Business;

          (g) At the Closing, Acceptance Casualty and the Company (or Millers) shall enter into a Retrocession Agreement in form and substance satisfactory to Purchaser and Seller (the "Retrocession Agreement") with respect to all Texas Business.

          (h) At the Closing, AIH, AIC, Seller and each Fronting Company shall enter into a Noncompetition Agreement (the "Noncompetition Agreement") in the form of Exhibit E hereto pursuant to which each such party agrees to certain noncompete, nondisclosure and nonsolicitation covenants as described in, and in accordance with the provisions of the Noncompetition Agreement;

          (i) At the Closing, AIH, AIC, Seller, each Fronting Company and each director of the Company shall execute and deliver to the Company a Release (the "Release") in the form of Exhibit F hereto pursuant to which each such party agrees to release all claims (other than certain identified claims) against the Company in accordance with the terms of such Release and the Seller shall use its reasonable efforts to cause each officer of the Company listed on Schedule 3.22 to execute and deliver to the Company at Closing a Release; and

          (j) At the Closing, each party hereto shall deliver, or cause to be delivered, all other required agreements, resignations, officer certificates, legal opinions and other documents and instruments required to be delivered by such party pursuant to this Agreement.

     1.6 Transaction Documents; Order of Closings. This Agreement, the Millers Agreement, the Assumption Agreement, each Continuing State Agreement, each Additional State Agreement, the Retrocession Agreement, the Noncompetition Agreement, and each Release are collectively referred to herein as the "Transaction Documents." For the purposes of this Agreement, all transactions and agreements contemplated hereby between the Company and any Pooling Participant shall be effective immediately prior to the purchase of the Shares by Purchaser.


                                ARTICLE 2.
                REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants the following:

     2.1 Organization and Qualification. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the requisite corporate power to carry on its business as now conducted.

     2.2 Authority Relative to Agreement. Purchaser has the requisite corporate power and authority to enter into this Agreement and the other Transaction documents to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other transaction documents by Purchaser and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Purchaser as of the date of this Agreement, and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms except as enforcement thereof may be limited by liquidation, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally from time to time in effect and except that equitable remedies are subject to judicial discretion. Each of the other Transaction Documents to which Purchaser is a party that is required to be executed and delivered at Closing by Purchaser pursuant to this Agreement will be duly executed and delivered at Closing and, assuming each Transaction Document will at such time constitute a legal, valid and binding obligation of the other parties thereto, will constitute a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms except as enforcement thereof may be limited by liquidation, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally from time to time in effect and except that equitable remedies are subject to judicial discretion. Other than in connection with or in compliance with the provisions of applicable insurance laws, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), no notice to, filing with, or authorization, consent or approval of, any public body or authority ("Governmental Authority") or other person or entity ("Person") is necessary for the consummation by Purchaser of the transactions contemplated by this Agreement except where failures to give such notices, make such filings, or obtain authorizations, consents or approvals would, in the aggregate, not have a Materially Adverse Effect (as hereinafter defined). "Material Adverse Effect" as used in this Agreement means a material adverse effect on the condition (financial or other), business or operations of the referenced party or the transactions contemplated by this Agreement.

     2.3 Financing. Purchaser has made adequate provision for the financing of the Purchase Price.

     2.4 Brokers. Purchaser represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement based upon arrangements made by or on behalf of Purchaser. If any broker or finder asserts a claim for a fee as a result of such transactions, based upon a contract, written or oral, with Purchaser, such claim shall be payable by Purchaser.

     2.5 Effect of Agreement. Neither the execution and delivery of this Agreement and the other Transaction Documents to which Purchaser is a party nor the consummation of the transactions contemplated hereby and thereby will conflict with, violate or result in a breach of any provision of the charter documents or bylaws of Purchaser or any law, rule, regulation or ordinance applicable to Purchaser.

                                ARTICLE 3.
                 REPRESENTATIONS AND WARRANTIES OF SELLER

     The Seller represents and warrants to Purchaser as follows in Section 3.1 through Section 3.28, inclusive:

     3.1  Organization, Good Standing, Power, etc.

          (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nebraska, and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted. The Company is duly organized, validly existing and in good standing as an Arizona property and casualty insurance company and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign insurance company to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary. Copies of the Articles of Incorporation and bylaws of the Company heretofore delivered to Purchaser by the Seller are true and complete as of the date hereof. Each of such Articles of Incorporation and bylaws is in full-force and effect, and the Company is not in violation or breach of any of the provisions of its Articles of Incorporation or bylaws.

          (b) Each of Seller and the Company has the requisite corporate and other power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transaction Documents by Seller and the Company and the consummation by Seller and the Company of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors and shareholders of Seller and the Company and no other corporate proceedings on the part of Seller or the Company are necessary for the execution and delivery of this Agreement by Seller and the Company and the consummation by Seller and the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and the Company and constitutes a legal, valid and binding obligation of Seller and the Company, as the case may be, enforceable against Seller and the Company in accordance with its terms except as enforcement thereof may be limited by liquidation, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally from time to time in effect and except that equitable remedies are subject to judicial discretion. Each of the other Transaction Documents to which Seller and the Company is a party that is required to be executed and delivered at Closing by Seller and the Company pursuant to this Agreement will be duly executed and delivered at Closing and, assuming each Transaction Document will at such time constitute a legal, valid and binding obligation of the other parties thereto, will constitute a legal, valid and binding obligation of Seller and the Company, as the case may be, enforceable against Seller and the Company in accordance with its terms except as enforcement thereof may be limited by liquidation, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally from time to time in effect and except that equitable remedies are subject to judicial discretion.

     3.2 Authorized Capitalization of the Company. The authorized capital stock of the Company consists solely of 500,000 shares of common stock, $6.00 par value, of which 500,000 shares are validly issued and outstanding, fully paid and non-assessable and held solely by Seller. There are no outstanding or authorized subscriptions, options, warrants, calls, rights (including any preemptive rights), commitments, or other agreements of any character whatsoever which obligate or may obligate the Company to issue or sell any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock or securities convertible into or exchangeable for such shares. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

     3.3 Subsidiaries. The Company does not own any direct or indirect interest in any corporation or business activity and the Company is not a participant in any partnership or any joint venture with any third party.

     3.4 Effect of Agreement. The execution, delivery and performance by Seller and the Company of this Agreement and the other Transaction Documents to which it is a party and the consummation by Seller and the Company of the transactions contemplated hereby and thereby will not require any notice to, filing with, or the consent, approval or authorization of any Person or Governmental Authority, except as set forth in Schedule 3.4 hereto (which consents or approvals will be obtained on or before the Closing) and except where failures to give such notices, make such filings or obtain authorizations, consents or approvals would, in the aggregate, not have a Material Adverse Effect. Neither the execution and delivery of this Agreement and the other Transaction Documents nor the consummation of the transactions contemplated hereby and thereby will (i) result in the acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which the Company or Seller is a party or is bound or to which any of their assets are subject, (ii) conflict with, violate or result in a breach of any provision of the charter documents or bylaws of the Company or Seller, (iii) conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction or decree applicable to the Company or Seller or by which any of their properties or assets are bound or affected or (iv) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation of any lien, charge or encumbrance on any of the properties or assets of the Company or Seller pursuant to any of the terms, conditions or provisions of any indenture, contract, lease, sublease, loan agreement, note, permit, license, franchise, agreement or other instrument, obligation or liability to which the Company or Seller is a party or by which the Company or Seller or any of their assets is bound or affected.

     3.5  Financial Statements and Statutory Reserves.

          (a) The Seller has heretofore delivered to the Purchaser complete and correct copies of the Annual Statement of the Company, as filed with the Arizona Department of Insurance, for the year ended December 31, 1998, together with all exhibits and schedules thereto (the "Annual Statement"). The statutory financial statements of the Company contained in the Annual Statements met the requirements of the insurance laws of the State of Arizona in all material respects when so filed and have been prepared in conformity with statutory accounting practices prescribed or permitted by the Department of Insurance of the State of Arizona ("SAP").

          (b) Seller has delivered to Purchaser audited financial statements of the Company, prepared in conformity with SAP, as at December 31, 1998, and for the year then ended, including, without limitation, a statement of consolidated operations and retained earnings, balance sheet, statement of changes in financial position, and all notes relating thereto (the "Audited Financial Statements") which have been certified by Deloitte and Touche, LLP, the independent public accountants of the Company.

          (c) Seller has also delivered to Purchaser unaudited financial statements of the Company, prepared in conformity with SAP, as of March 31, 1999, and for the three-months period then ended, consisting of a balance sheet, statement of operations, and statement of cash flow certified by the chief financial officer of the Company (the "Interim Financial Statements"). The Interim Financial Statements shall include an interim review of loss reserves as of the date of the Interim Financial Statements.

          (d) The Audited Financial Statements and the Interim Financial Statements (collectively, the "Financial Statements") (i) are in accordance with the books and records of the Company, as the case may be, (ii) except as set forth therein (including the notes thereto), have been prepared in accordance with SAP, (including adequate provisions for reserves for all loans), consistently applied throughout the periods involved; and (iii) fairly represent both the financial condition of the Company and the results of operations as at the dates and for the periods therein specified.

          (e) None of the Financial Statements (i) contain or when delivered will contain, as the case may be, any item of extraordinary or non-recurring income or expense (except as specified therein); (ii) reflect or when delivered will reflect, as the case may be, uncollectible accounts receivable without a reserve fairly stated for uncollectible amounts; and
     (iii) reflect or when delivered will reflect, as the case may be, any write- off or reevaluation of assets (except as specified therein). There are no liabilities, indebtedness or obligations of the kind required by generally accepted accounting principles to be reflected, noted or reserved against on the balance sheets of the Company as of December 31, 1998 and March 31, 1999, except those which have been reflected, noted or reserved against in the Financial Statements. All loan reserves established by the Company are adequate. The Company is not directly or indirectly liable to or obligated to provide funds in respect of or to guarantee or assume any obligation of any person except to the extent reflected and fully reserved against in the Financial Statements. All liabilities of the Company can be prepaid without penalty at any time.

          (f) All statutory insurance reserves recorded in the accounting records of the Company, for insurance policy benefits, losses, claims and expenses, including unpaid loss and loss adjustment expense liabilities, and any other reserves are reasonable and adequate and were prepared in accordance with the statutory or accounting practices prescribed or permitted by all applicable insurance regulatory authorities of all jurisdictions in which the Company is licensed to transact insurance business and in accordance with prudent customs and practices of the insurance industry and make good and sufficient provision for all insurance obligations of the Company with respect to all insurance written and reinsured by the Company. Information furnished by Seller or the Company to Purchaser regarding the historical calculation and methodology for calculating the Company's reserves for incurred but not reported ("IBNR") claims is true and correct and the methodology for calculating IBNR claims has been consistently applied by the Company in calculating IBNR claims since December 31, 1993 through the Closing Date.

          (g) The Seller has delivered to the Purchaser complete pro forma financial statements of the Company (the "Pro forma Financials") as of the dates of the Annual Statements and the Interim Financial Statements (in each case, prepared in the same manner as the Financial Statements and as adjusted to give effect to the transactions contemplated hereby, including the termination and commutation of the Pooling Agreement and the termination and commutation of existing reinsurance agreements as provided in Section 6.7 hereof.

     3.6  Reinsurance Transactions and Type of Business.

          (a) Schedule 3.6(a) lists each reinsurance agreement or arrangement pursuant to which the Company reinsures business (collectively, the "Reinsured Business") written by a Fronting Company. Schedule 3.6(b) lists each reinsurance agreement or arrangement pursuant to which the Company cedes business written by the Company to any reinsurer or pursuant to which the California Business is ceded to any reinsurer (the "Ceded Business"). The Company is not a party to any reinsurance agreement or fronting arrangement not listed on Schedule 3.6(a) or 3.6(b). Seller has provided to Purchaser all reinsurance or fronting agreements relating to the
     Reinsured   Business  and  the  Ceded  Business  and  all   schedules,
     reconciliations and other records relating to the Reinsured Business and the Ceded Business including but not limited to, all information documenting the type of Reinsured Business and the Ceded Business, character of premiums, cash flow losses and underwriting results. Neither the Company nor any party to any reinsurance agreement listed on Schedule 3.6(a) or 3.6 (b) is in default or violation of such reinsurance agreement. All Nonstandard Business written by Seller or any Fronting Company will be reinsured by the Company or by Millers from and after the Closing. The Company has delivered provisional notices of cancellation of the reinsurance agreements listed on Schedule 3.6(c) and such reinsurance agreements will be terminated without cost or penalty to the Company on or before the Closing. Schedule 3.6(d) lists each additional reinsurance agreement that will be terminated by the Company without cost or penalty on or before the Closing. Schedule 3.6(e) lists each reinsurance agreement or other agreement that will be commuted without cost or penalty to the Company on or before the Closing. Schedule 3.6(f) lists each new or surviving reinsurance agreement to be effective on and after the Closing.

          (b) From and after the Closing, the Company shall have no liability with respect to any type of insurance business written or reinsured by the Company prior to the Closing other than (i) the Nonstandard Business and
     (ii) the insurance business reinsured by Seller pursuant to the Assumption Agreement.

     3.7  Absence of Certain Changes or Events. Since December 31, 1998:

          (a) the Company has not incurred any obligation or liability in excess of twenty-five thousand dollars ($25,000) (contingent or otherwise), except current liabilities incurred in the ordinary course of business;

          (b) the Company has not discharged or satisfied any lien or encumbrance or paid any obligation or liability (contingent or otherwise) in excess of twenty-five thousand dollars ($25,000), except current liabilities outstanding on the applicable date set forth above, current liabilities incurred since such date in the ordinary course of business and obligations and liabilities under contracts listed in Schedule 3.11 hereto;

          (c) the Company has not mortgaged, pledged or subjected to lien, charge, security interest or other encumbrance any of its assets or properties, except in the ordinary course of business;

          (d) the Company has not sold, transferred, leased or otherwise disposed of any of its assets or properties, except in the ordinary course of business and for a fair consideration nor has the Company entered into any reinsurance agreements or treaties;

          (e) the Company has not canceled or compromised any debt owed to it or claimed by it, except in the ordinary course of business;

          (f) the Company has not knowingly and expressly waived or released any rights of substantial value;

          (g) the Company has not sold, assigned, transferred or granted any rights under any licenses, franchises, patents, inventions, trademarks, service marks, trade names, or copyrights or rights with respect to any know-how or other intangible assets, which sale, assignment, transfer or grant would have a Material Adverse Effect on it;

          (h) the Company has not amended or terminated any reinsurance agreement or treaty, third party administration agreement, agency agreement or any other contract, franchise, agreement or license to which it is a party, which amendment or termination would have a Material Adverse Effect on it;

          (i) the Company has not knowingly disposed of or permitted to lapse any rights for the use of any patent, trademark, service mark, trade name or copyright or knowingly disposed of or disclosed to any person not an employee, supplier, broker, distributor or customer any trade secret, process or know-how not theretofore a matter of public knowledge, which dispositions or disclosures would have an Material Adverse Effect on it;

          (j) the Company has not terminated the employment of any department head or officer of the Company or entered into (i) any written employment agreement or (ii) any oral employment agreement not terminable without penalty by any party thereto upon 60 days notice;

          (k) the Company has not increased the rate of compensation or bonus payments payable or to become payable to any of its officers or directors (including, without limitation, any payment of or promise to pay any bonus or special compensation);

          (l) the Company has not declared any dividend or made any payment or distribution to its shareholders;

          (m) the Company has not purchased, redeemed, issued, sold or otherwise acquired or disposed of any of its shares of capital stock or other equity securities, or agreed to do so, or granted any options, warrants or other rights to purchase or convert any obligation into any shares of its capital stock or any evidence of indebtedness or other securities;

          (n) the Company has not entered into any other transaction, contract or commitment other than in the ordinary course of business;

          (o) the Company has not agreed to do any of the things described in the preceding clauses (a) through (n);

          (p) no event or circumstance has occurred resulting in a Material Adverse Effect on the Company;

          (q) there has not been any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the property or business of the Company; and

          (r) there has not been any material change in the operation of the business of the Company or any material transactions entered into, except such changes and transactions occurring in the ordinary course of business and not otherwise required to be disclosed pursuant to this Section 3.7.

     3.8 Taxes. The Company has timely filed or caused to be timely filed (including allowable extensions) all federal, state, local, foreign and other tax returns (including all consolidated, unitary or combined returns of any group which includes the Company as a member) for income taxes, premium taxes, sales taxes, withholding taxes, employment taxes, property taxes, franchise taxes and all other taxes of every kind whatsoever which are required by law to have been filed. The Company has paid or caused to be paid all taxes, assessments, fees, penalties and other governmental charges which have become due and payable and all other taxes, assessments, fees, penalties and other governmental charges which have become due and payable. The Company has not filed or entered into any election, consent or extension agreement that extends the applicable statute of limitations with respect to its liability for taxes. The provisions for income and other taxes reflected in the balance sheet included in the 1998 Financial Statements and the Interim Financial Statements make adequate provision for all accrued and unpaid taxes of the Company, whether or not disputed, and the Company has made and will continue to make adequate provision for such taxes on its books and records until the Closing Date, including any taxes arising from the transactions contemplated by this Agreement. The Company is not a party to any action or proceeding pending or threatened by any governmental authority for assessment or collection of taxes; no unresolved claim for assessment or collection of such taxes has been asserted against the Company, and no audit or investigation by state or local government authorities is under way. There is and will be no further liability for any such taxes, whether by future deficiency assessments or otherwise, and no interest or penalties accrued or accruing with respect thereto. Seller has delivered to Purchaser the federal income and state premium tax returns of the Company for the taxable years ended in 1996, 1997 and 1998 and all state premium tax reports and returns of the Company for the period between January 1, 1999 and the date of this Agreement, and the taxes paid and payable, as reflected in all such returns and reports, state accurately the total tax payable for the periods designated.

     3.9  Real Property.

          (a) Schedule 3.9 contains a complete and accurate list of all real property owned or leased by the Company (the "Schedule 3.9 property"). the Company has good and marketable title to all Schedule 3.9 property owned by the Company free and clear of all liens, claims and encumbrances. All improvements on the Schedule 3.9 property are in good condition and repair, reasonable wear and tear excepted.

          (b) Except as disclosed in Schedule 3.9, there are no existing leases, subleases, tenancies, licenses, contracts or other agreements relating to the Schedule 3.9 property to which the Company is a party (the "Leases"), and the Company has delivered to Purchaser true and complete copies of all of the Leases of the Schedule 3.9 property.

          (c) Except as disclosed in Schedule 3.9, (i) each of the Leases to the Company of the Schedule 3.9 property is valid, and neither the Company, nor to the best knowledge of Seller and the Company, any other party thereto, is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder by the Company or, to the knowledge of Seller or the Company, any other party thereto and (ii) the Company has not received notice that any party to any Lease intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder.

          (d) None of the Schedule 3.9 property has ever been used by the Company or, to the best knowledge of Seller and the Company, by any previous owners and/or operators to generate, manufacture, refine, produce, store, handle, transfer, process or transport any hazardous wastes or substances and the Company has not used in the past any of the Schedule 3.9 property for the principal or primary purpose of generating, manufacturing, refining, producing, storing, handling, transferring, processing or transporting of hazardous wastes or substances. The Company is in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to its business and the Company has not received any written notice from any governmental authority or third party of an asserted claim under Environmental Laws. The Company will not be required to make future material capital expenditures to comply with Environmental Laws and to the best knowledge of the Seller and the Company, no property which is owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law.

          (e) The Company has all easements of ingress and egress necessary for all operations conducted by it from the real properties referred to in
     Schedule 3.9; and none of such properties has been condemned, requisitioned or otherwise taken by any public authority, and no such action is threatened or, to the best knowledge of Seller and the Company, contemplated.

     3.10 Personal Property.

          (a) Schedule 3.10 contains a complete and accurate list as of January 1, 1999, of all personal property owned by the Company (other than any nonmaterial personal property having a book value less than $1,000.00) and all personal property whether owned or not subject to any (i) lease, (ii) license, (iii) rental agreement, (iv) contract of sale or (v) other agreement to which the Company is a party. The personal property set forth on Schedule 3.10, other than personal property disposed of in the ordinary course of business since January 1, 1999, all other personal property acquired by the Company since January 1, 1999 and all personal property subjected, subsequent to January 1, 1999, to any of the agreements described in (i) through (v) of the preceding sentence is hereafter referred to as the "Schedule 3.10 property."

          (b) Except as otherwise described in Schedule 3.10, the Schedule 3.10 property is (i) free and clear of all liens, other than liens for taxes not yet due and payable, mortgages, pledges, security interests, conditional sales agreements, charges, encumbrances and other adverse claims or interests of any nature whatsoever, and (ii) is in good operating condition and repair, reasonable wear and tear excepted. The Schedule 3.10 property, taken as a whole, is reasonably fit and usable for the purposes for which it is being used, reasonably sufficient for all current operations and business of the Company, and conforms with all applicable ordinances, regulations and laws. Each lease, license, rental agreement, contract of sale or other agreement to which any Schedule 3.10 property is subject is valid and neither the Company nor, to the knowledge of Seller and the Company, any other party thereto is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder by the Company or, to the knowledge of Seller and the Company, any other party thereto. The Company has not received notice that any party to any such lease, license, rental agreement, contract of sale or other agreement intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. No
     Schedule 3.10 property is subject to any lease, license, contract of sale or other agreement that is adverse to the business, properties or financial condition of the Company.

     3.11 Contracts. Schedule 3.11 contains a complete and accurate list of (i) all oral contracts the performance of which is required by any party thereto as a result of the consummation of the transactions contemplated by this Agreement,
(ii) all oral contracts not terminable without penalty by any party thereto upon 60 days notice and (iii) all written contracts involving a present or future obligation by any party of an amount in excess of $25,000 individually or in the aggregate with respect to multiple contracts of the same type (except for Nonstandard Business insurance policies and the insurance policies for the lines of insurance business written by the Company as set forth in the Company's Annual Statement written in the ordinary course of business and except as otherwise specified below), to which the Company is a party, true and complete copies or summaries of each of which have been delivered to Purchaser by the Seller, including, without limitation, any:

          (a) mortgage, security agreement, chattel mortgage or conditional sales agreement or any similar instrument or agreement, involving a present or future obligation of an amount in excess of $25,000;

          (b) agreement, commitment, note, indenture or other instrument relating to the borrowing of money, or the guaranty of any such obligation for the borrowing of money;

          (c) joint venture or other agreement with any person, firm, corporation or unincorporated association doing business either within or outside the United States relating to sharing of present or future commissions, fees or other income or profits, excluding vending machine revenue sharing agreements with the site operator;

          (d) lease of personal property to the Company involving a present or future obligation of an amount in excess of $25,000;

          (e) reinsurance agreements;

          (f) non-competition agreements;

          (g) agency contracts and agency appointments;

          (h) third party administration agreements;

          (i) advertising, marketing and promotional agreements (including, but not limited to, any agreements providing for discounts and/or rebates), involving a present or future obligation of an amount in excess of $25,000; or

          (j) agreements with suppliers, involving a present or future obligation of an amount in excess of $25,000.

          Except as disclosed in Schedule 3.11, all contracts and leases referred to in Schedule 3.11 are valid and enforceable, the Company has performed all obligations imposed upon it thereunder, and neither the Company, nor, to the knowledge of Seller and the Company, any other party thereto is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder by the Company, or, to the knowledge of Seller and the Company, any other party thereto.

     3.12 Legal Proceedings. Except as set forth in Schedule 3.12, there are no claims, actions, suits, arbitrations, grievances, proceedings or investigations pending or, to the best knowledge of Seller and the Company, threatened against the Company, at law, in equity, or before any federal, state, municipal or other governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company is a party which could have a Material Adverse Effect on the Company. Except as set forth in Schedule 3.12, the Company is not presently engaged in or contemplating any legal action to recover moneys due to it or damages sustained by it. The Company is not in violation of or in default with respect to any applicable judgment, order, writ, injunction or decree, the effect of which may be adverse to the Company.

     3.13 Labor Matters. There are no controversies pending or, to the best knowledge of Seller and the Company, threatened between the Company and any of its employees. The Company has complied with all laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining, safety and the payment of withholding and social security and similar taxes, and the Company has no liability for any arrears of wages or taxes or penalties for failure to comply with any of the foregoing.

     3.14 Patents, Trademarks, Franchises, etc. A true and complete list of (i) all patents, patent applications, patent agreements, license arrangements relating to patents, consulting agreements relating to patents, trademark registrations and applications therefor, trade names, service marks and copyright registrations and applications therefor, and franchises and franchise agreements to which the Company is a party or which are used in its business and are owned by or licensed to the Company and (ii) any interference actions or adverse claims made or, to the best knowledge of the Company, threatened in respect thereof and any claims made or, to the best knowledge of the Company, threatened for alleged infringement thereof, is set forth in Schedule 3.14. All patents and trademarks listed on Schedule 3.14 as being owned by the Company and registered in the U.S. Patent Office have been duly issued or registered therein, all such registrations have been validly issued and all are in full force and effect. The Company does not infringe any valid patent, trademark, trade name, service mark or copyright of any other person or entity. Each agreement listed in Schedule 3.14 is valid and enforceable, the Company has performed all obligations imposed upon it thereunder, and neither the Company nor, to the knowledge of Seller and the Company, any other party thereto is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder by the Company, or, to the knowledge of Seller and the Company, any other party thereto. The Company has not received notice that any party to any such agreement intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder.

     3.15 Loans, Notes, Accounts Receivable and Accounts Payable. The loans, notes and accounts receivable reflected in the Financial Statements and all such loans, notes and accounts receivable arising after the applicable dates of such Financial Statements arose, and have arisen, from bona fide transactions of the Company, and the bad debt reserves established in connection with such loans, notes, and accounts receivable are in conformity with generally accepted accounting principles. Accounts payable of the Company reflected in such Financial Statements and all accounts payable arising after the applicable dates of such Financial Statements arose, and have arisen, from bona fide transactions.

     3.16 Corporate Documents, Books and Records. Seller has furnished or made available to Purchaser for its examination true, correct and complete copies of
(i) the Articles of Incorporation and bylaws of the Company, including all amendments thereto; (ii) the minute book of the Company; and (iii) the stock transfer book of the Company. The originals of all such corporate documents shall be delivered to Purchaser at the Closing.

     3.17 Absence of Sensitive Payment. The Company has not made or maintained
(i) any contributions, payments or gifts of its funds or property to any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift was or is illegal under the laws of the United States or any state thereof, or any other jurisdiction (foreign or domestic); or (ii) any contribution, or reimbursement of any political gift or contribution made by any other person, to candidates for public office, whether federal, state, local or foreign, where such contributions by the Company were or would be a violation of applicable law.

     3.18 Corporate Insurance. All of the policies of insurance and bonds presently in force with respect to the Company including, without limitation, fire, liability and other insurance, are listed in Schedule 3.18, and valid policies for such insurance as are shown to be in effect on the date of this Agreement will be outstanding and duly in force at the Closing Date. There are no claims pending, nor to the best knowledge of the Seller and the Company, are there any claims threatened or any events or circumstances existing giving rise to any claim against the Company or any officer, director or employee of the Company that would be covered by the Company's errors and omission or directors and officers liability insurance policy if such policy was in effect prior to January 1, 1999. The Company has delivered or made available to Purchaser true and complete copies of each insurance policy listed in Schedule 3.18.

     3.19 Employees and Agents.

          (a) Seller has delivered to Purchaser a detailed payroll register for the Company for the payroll period ended December 31, 1998, together with a listing of department and job codes and an organization chart of the Company.

          (b) Except as disclosed in Schedule 3.19(b), the Company is not a party to any:

               (i) management, employment or other contract providing for the employment or rendition of executive services;

               (ii) contract for the employment of any employee which is not terminable by either the Company on 30 days' notice;

               (iii) bonus, incentive, deferred compensation, severance pay, pension, profit-sharing, retirement, stock purchase, stock option, employee benefit or similar plan, agreement or arrangement (including without limitation Christmas bonuses and similar year end bonuses);

               (iv) collective bargaining agreement or other agreement with any labor union or other employee organization and no such agreement is currently being requested by, or is under discussion by management with, any group of employees or others; or

               (v) any other employment contract or other compensation agreement or arrangement affecting or relating to current or former employees of the Company.

          (c) Schedule 3.19(c) lists all managing general agents, general agents and independent agents (collectively, "Agents"), authorized to produce, collect premiums, administer, settle claims or otherwise represent the Company or any Fronting Company in connection with any Nonstandard Business, Reinsured Business, Ceded Business or other business written or reinsured by the Company or to be reinsured by Millers pursuant to the Millers Agreement. The Company or the applicable Fronting Company, as the case may be, is a party to a valid and binding written agency agreement with each Agent and maintains a favorable relationship with each Agent and no disputes are pending or anticipated by the Company or such Fronting Company with any of the Agents. Each Agent is duly licensed to market and sell the Policies written by the Company or the applicable Fronting Company, as the case may be.

     3.20 Employee Plans.

          (a) Schedule 3.20 sets forth all employee pension benefit plans (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA")) which are maintained by the Company (or which cover employees of the Company) and designed to be qualified under
     Section 401(a) of the Internal Revenue Code (the "Code").

          (b) The Company has not maintained an employee pension benefit plan which is designed to be qualified under Section 401(a) of the Code other than the plans so described in Schedule 3.20. To the best knowledge of Seller and the Company, such plans are qualified. The Company is and has at all times been in compliance with all applicable provisions of ERISA, all regulations promulgated under ERISA or the Code and other federal and state statutes and regulations relating to such employee pension benefit plans. No event has occurred or, to the knowledge of Seller and the Company, is threatened or about to occur that would constitute a reportable event within the meaning of Section 4043(b) of ERISA, and no notice of termination has been filed by a plan administrator pursuant to Section 4041 or 4041A of ERISA or issued by the Pension Benefit Guaranty Corporation ("PBGC") pursuant to Section 4042 of ERISA with respect to any employee pension benefit plan of the Company subject to ERISA. The Internal Revenue Service has issued favorable determination letter(s) on the plan(s) identified in Schedule 3.20 and Purchaser has been provided copies of such letters. To the best knowledge of Seller and the Company, nothing has occurred since the date of any such determination letter that has adversely affected the validity of the letters.

          (c) Full payment has been made of all amounts that the Company is required under the terms of all employee pension benefit plans to have paid as contributions to such plans, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any such plan. The Company has paid all premiums (and interest charges and penalties for late payment, if applicable) due the PBGC with respect to each employee pension benefit plan and each plan year thereof for which such premiums are required.

          (d) As of the Closing Date all employee pension benefit plans which are designed to meet the requirements of Section 401(a) of the Code will be sufficiently funded so that no funding liability would result if such plans were terminated as of such date. The funding method used in connection with each employee pension benefit plan is acceptable under ERISA, the actuarial assumptions used in connection with funding such employee pension benefit plan in the aggregate are reasonable (taking into account the experience of such employee pension benefit plan and reasonable expectations).

          (e) The Company maintains employee pension benefit plan(s) which are not designed to be qualified under Section 401(a) of the Code as listed on
     Schedule 3.20. The participants in such plans, the actuarially determined present value at December 31, 1998 of their vested benefits, and the actuarial assumptions and calculations used to determine such present value are listed on Schedule 3.20 hereto. The Company is not delinquent in any payments under any of such plans. The Company is and has at all times been in compliance with all applicable provisions of ERISA, the Code, and all regulations promulgated under ERISA or the Code and other federal and state statutes relating to such employee pension benefit plans.

          (f) The Company maintains employee welfare benefit plans (as such term is defined in Section 3(1) of ERISA as listed on Schedule 3.20). The name of each plan, participants or class of participants and description of benefits are listed on Schedule 3.20 hereto. The Company is and at all times has been in substantial compliance with all applicable provisions of ERISA, the Code, and all regulations promulgated under ERISA or the Code, and other federal and state statutes and regulations relating to such employee welfare benefit plans. Full payment has been made of all amounts that the Company is required under the terms of such employee welfare benefit plans to have paid as contributions to such plans or as benefits under such plans except claims for benefits which are currently under administrative review pursuant to reasonable and consistent administrative procedures established for the operation of such plans.

          (g) Schedule 3.20 lists all other fringe benefits or payment practices maintained by the Company and not otherwise identified in this section.

          (h) Copies of all documents constituting the plans or written agreement describing any employee benefit plan, letter agreement, compensation arrangement or other program maintained by the Company have been previously furnished to Purchaser including any filings with any government office relating thereto, any contracts relating to assets of any such plans, and any actuarial or other calculations relating to the amount of benefits payable under such plans.

          (i) No event has occurred and no condition exists relating to any employee benefit plan (i) that could result in the imposition of an excise tax on the Company, (ii) that would justify the attachment of a lien on the assets of the Company, or (iii) that could result in fiduciary liability being imposed on the Company under Section 404 of ERISA.

          (j) There are no pending or, to the knowledge of Seller and the Company, threatened claims, suits, or other proceedings involving any employee benefit plan or compensation arrangement other than ordinary and usual claims for participants and beneficiaries.

          (k) The transactions contemplated by this Agreement will not result in any employee, former employee, or other person being entitled to any severance benefit other than the severance benefits described on Schedule
     3.20 hereto.

     3.21 Transactions with Related Parties. Except for transactions disclosed in Schedule 3.21, there have been no loans or other transactions between the Company and Seller or any officer, director, shareholder or affiliate of Seller or the Company. Except as disclosed in Schedule 3.21, neither Seller, any officer or director of Seller or the Company nor any spouse or child of any such person owns or has any interest in, directly or indirectly, any real or personal property owned by or leased to the Company. Not later than the Closing Date, all loans between the Company and its affiliates, directors and officers shall have been paid, and each affiliate, director and officer of the Company shall have released the Company from any and all claims and such releases shall have been delivered to Purchaser.

     3.22 Directors and Officers; Banks. Schedule 3.22 contains a true and complete list showing (i) the names of all the officers and directors of the Company; (ii) the name of each bank in which either the Company has an account or a safety deposit box and the names of the persons authorized to draw thereon or having access thereto; and (iii) the name of each person holding a general or limited power of attorney from the Company and the extent of such power.

     3.23 Ownership, Quality and Location of Material Assets. The Company does not utilize in its business any assets not reflected in the Financial Statements except for assets which have been fully amortized or depreciated and which are owned or leased by the Company, and franchises, licenses, trademarks and tradenames. All properties and assets of the Company are in the possession and control of the Company. As of the date hereof, no physical assets of any value (other than employee personal effects) are on the premises at the locations operated by the Company which do not belong to or are not leased by the Company. The assets of the Company (i) constitute all of the assets, properties, licenses, systems, software and other arrangements which are presently being used or are reasonably related to the business of the Company, (ii) are not subject to any change of control or similar provision that would impair or restrict the Company's use of such assets following the Closing and (iii) are sufficient to operate the business of the Company in a manner consistent with past practices and at the Company's historic levels other than (A) reinsurance agreements listed on Schedule 3.6 that will be terminated at the Closing and (B) software and hardware to be retained by Seller or its affiliates as listed on
Schedule 3.14 (the "Retained Systems"). Except for the Retained Systems, no Systems (as defined in Section 3.28) used by the Company will be retained by the Seller or its affiliates nor will any Systems become unavailable to the Company or subject to any fees or expenses for continued availability as a result of the sale of the Shares to Purchaser. The retention by Seller or its affiliates of the Retained Systems will have no Material Adverse Effect on the Company.

     3.24 Absence of Undisclosed Liabilities. The Company has no liabilities of any nature, whether accrued, absolute, contingent or otherwise, not disclosed elsewhere herein or in the Schedules hereto or adequately reflected or reserved against in the Financial Statements, other than current liabilities incurred in the ordinary course of business since March 31, 1999.

     3.25 Brokerage. Neither Seller nor the Company has retained any broker or finder in connection with the transactions contemplated by this Agreement. If any broker or finder asserts a claim for a fee as a result of such transactions, based upon a contract, written or oral, with either Seller and/or the Company, such claim shall be payable by Seller.

     3.26 Permits and Licenses. Except as set forth on Schedule 3.26, (a) the Company has all certificates of authority, licenses, clearances, permits, franchises, grants, authorizations, easements, consents, certificates and orders necessary to conduct its business and to operate its properties and assets, including, but not limited to, all licenses to write each line of insurance written by the Company in each State or jurisdiction as set forth in the Annual Statement, and such certificates of authority, licenses, clearances, permits, franchises, grants, authorizations, easements, consents, certificates and orders are in full force and effect and are set forth in Schedule 3.26; (b) no violations exist in respect of any license, clearance, permit, franchise, grant, authorization, easement, consent, certificate or order of the Company; (c) no proceeding is pending or threatened looking toward the revocation or limitation of any such certificate of authority, license, clearance, permit, franchise, grant, authorization, easement, consent, certificate or order and there is no basis or ground for any such revocation or limitation. Except as set forth in
Schedule 3.26, there are no statutory provisions or conditions in any certificate of authority that would prohibit, limit or impair the ability of the Company to continue to write insurance under such certificate of authority as a result of the purchase of the Shares by Purchaser. The Company has complied with all laws, rules, regulations, ordinances, codes, licenses, clearances, permits, franchises, grants, authorizations, easements, consents, certificates and orders relating to any of its properties or applicable to its business, including, but not limited to, labor, equal employment opportunity, occupational safety and health, consumer protection, environmental, securities and antitrust laws and regulations. The Company is not in violation of any applicable zoning, building or environmental regulation, ordinance or other law, order, regulation, restriction or requirement relating to its operations or properties, whether such properties are owned or leased, and no governmental body or other person has claimed that any such violation exists, or called attention to the need for any work, repairs, construction, alterations or installation on or in connection with the properties of the Company. Neither Seller nor the Company has any knowledge of any pending or threatened action or proceeding which could result in a modification or termination of the zoning laws which modification or termination would adversely affect the Company or any of its property.

     3.27 Policy Data. The Company possesses and will possess at the Closing all Policy Data relating to all insurance policies (i) issued by the Company, (ii) reinsured by the Company on the date of this Agreement and at the Closing, (iii) to be reinsured the Company under all Continuing State Agreements and all Additional State Agreements to be delivered at the Closing and (iv) to be reinsured by Millers under the Millers Agreement (collectively, "Policies"). "Policy Data" shall mean all insurance policyholder lists and all other records, documents, data and information (in whatever form or medium maintained), including copies thereof, which pertain to the Policies and which may be reasonably necessary for the administration and servicing of the Policies, including, but not limited to, all records, files and computer tapes pertaining to policyholders, claims, losses and expenses, sales, premiums, reserve runs and reserve factors, financial matters, complaint records, applications, Policies, lapsed policies for all periods commencing after December 31, 1993 and, if so requested by Purchaser, for any period during the five years ended December 31, 1993, original authorizations for preauthorized check or electronic fund transfers for premium payments, reinsurance records, records relating to regulatory matters, agent files and contracts and all toll-free telephone numbers currently used in connection with the servicing of the Policies. Seller has provided to Purchaser copies of all underwriting guidelines and other information used or provided by the Company or the Agents in connection with the issuance of the Policies.

     3.28 Year 2000 Complaint. All of the Systems of the Company are Year 2000 Compliant. For the purpose of the Agreement:

          (a) "Year 2000 Compliant" means, (i) the functions, calculations, and other computing processes of the System (collectively, "Processes") perform in a consistent manner regardless of the date in time on which the Processes are actually performed and regardless of the Date Data input to the System, whether before, on, during or after January 1, 2000 and whether or not the Date Data is affected by leap years, (ii) the System accepts, calculates, compares, sorts, extracts, sequences, and otherwise processes Date Data, and returns and displays Date Data, in a consistent manner regardless of the dates used in such Date Data, whether before, on, during or after January 1, 2000, (iii) the System will function without interruptions caused by the date in time on which the Processes are actually performed or by the Date Data input to the System, whether before, on, during, or after January 1, 2000, (iv) the System accepts and responds to two-digit year-date input in a manner that resolves any ambiguities as to the century in a defined, pre-determined and appropriate manner, (v) the System stores and displays Date Data in ways that are unambiguous as to the determinations of the century and (f) no Date Data will cause the System to perform an abnormally ending routine or function within the Processes or generate incorrect values or invalid results as a result of the date element included in the Date Data.

          (b) "Systems" means the computer equipment (owned or leased) and computer software (owned or licensed) of the Company (or of Seller or its affiliates if used by the Company).

          (c) Date Data" means any data, formula, algorithm, process, input or output that includes, calculates or represents a date, a reference to a date or a representation of a date.

     3.29 Full Disclosure. No information furnished, or to be furnished, by either Seller or the Company to Purchaser in connection with this Agreement (including, but not limited to, the Financial Statements and all information in the Schedules hereto) is, or will be, false or misleading and such information includes all facts required to be stated therein or necessary to make the statements therein not misleading.

                                ARTICLE 4.
                  CONDUCT OF BUSINESS PENDING THE CLOSING

     4.1 Conduct of Business by the Company Pending the Closing. Seller covenants and agrees that, prior to the Closing Date, unless Purchaser shall otherwise agree in writing or as otherwise expressly contemplated by this Agreement Seller shall cause the Company to comply with the following:

          (a) The businesses of the Company shall be conducted only in, and the Company shall not take any action except in the ordinary course of business and consistent with past practices, and the Company shall use its best efforts to maintain and preserve its business organization, assets, prospects, employees and advantageous business relationships;

          (b) The Company shall not, directly or indirectly, do any of the following: (i) authorize for issuance, issue, sell, pledge, deliver, or agree or commit to issue, sell, pledge or deliver (whether through the issuance or grant of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any capital stock of the Company or securities or rights convertible into or exchangeable for, shares of capital stock or securities convertible into or exchangeable for such shares or (ii) pledge, dispose of or encumber, except in the ordinary course of business, any assets of the Company (including any indebtedness owed to it or any claims held by it); (iii) amend or propose to amend its charter or bylaws or similar organizational documents; (iv) split, combine or reclassify any shares of its capital stock or declare, set aside or pay any dividend or distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock; (v) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any capital stock of the Company; (vi) transfer any assets or liabilities to any subsidiary;

          (c) The Company shall not, directly or indirectly, (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any investment either by purchase of stock or securities, contributions to capital, property transfer or purchase of any amount of property or assets of any other individual or entity; (ii) acquire any assets for a value in excess of $50,000 other than in the ordinary course of business; (iii) dispose of any assets with a value in excess of $50,000 other than in the ordinary course of business; (iv) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other individual or entity, make any loans or advances or enter into any other transaction, except in the ordinary course of business and consistent with past practice; (v) authorize, recommend or propose any change in its capitalization or any release or relinquishment of any contract right; or
     (vi) authorize or propose any of the foregoing or enter into or modify any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (d) The Company shall not enter into or adopt any new, or amend any existing, severance or termination benefit arrangements, consulting agreements, any employment benefit plans, or arrangement;

          (e) Except for arrangements existing prior to January 1, 1999 or as noted in Schedule 3.20, the Company (except for salary increases or other employee benefit arrangements in the ordinary course of business) shall not adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit or welfare of any employee or increase or pay any benefit not required by any existing plan and arrangement;

          (f) The Company shall not, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the Company's Financial Statements or incurred in the ordinary course of business and consistent with past practice;

          (g) The Company shall not waive, release, grant or transfer any franchises, franchise agreements, patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights or know-how or modify or change in any respect any existing license, lease, contract franchise, franchise agreement or other document, other than in the ordinary course of business and consistent with past practice;

          (h) The Company shall use its best efforts to preserve its business organization intact, to keep available the services of its current officers and key employees and to maintain satisfactory relationships with reinsurers, policyholders, licensors, licensees, suppliers, contractors, distributors, customers and others having significant business relationships with the Company;

          (i) The Company shall not enter into, modify, amend, or terminate any reinsurance agreements;

          (j) The Company shall not make capital expenditures in the aggregate in excess of $50,000; or

          (k) The Company shall not authorize or propose any of the foregoing or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     4.2 Agency and Other Relationships. From and after the date hereof and until the Closing, Seller will cause the Company to use its reasonable efforts to maintain its favorable relationships with its Agents, brokers, insurance companies, reinsurers, coinsurers, suppliers, policyholders and customers subject to such changes as may be made in the ordinary course of business. Without the prior written approval of Purchaser, from and after the date hereof through the Closing, neither Seller nor the Company nor any Fronting Company shall directly or indirectly (i) disclose Confidential Information (as defined in the Noncompetition Agreement) regarding the Company's relationship with its Agents, brokers, insurers, reinsurers, coinsurers, suppliers, policyholders and customers, (ii) solicit or induce, or in any manner attempt to solicit or induce any person employed by, or an agent of, the Company to terminate his contract of employment or agency, as the case may be, with the Company, or (iii) solicit, divert, or attempt to solicit or divert, as a policyholder, supplier or customer, any person, concern or entity which, as of the date of this Agreement or during the one year period prior to the Closing Date was a policyholder of an insurance policy written or reinsured by the Company, furnishes products or services (including reinsurance) to, or receives products and services from the Company, nor will Seller, the Company or any Fronting Company attempt to induce any policyholder, agent, reinsurer, supplier or customer to cease being (or prospective policyholder, agent, reinsurer, supplier or customer not to become) a policyholder, agent, reinsurer, supplier or customer of the Company. The provisions of Sections 4.2(ii) and (iii) shall not apply to any solicitation or inducement directed at the public in general and/or found in general publications.

     4.3 Related Party Transactions. From and after the date hereof and until the Closing, Seller will provide Purchaser with a schedule of all existing Related Party Transactions and intercompany reinsurance arrangements of the Company, including a fee basis schedule, and will not permit the Company, to engage in any new Related Party Transactions or intercompany reinsurance arrangements. "Related Party Transactions" shall mean any and all contracts, agreements, arrangements or transactions, other than reinsurance arrangements, occurring between the Company and (i) Seller, (ii) Seller's affiliates or (iii) any directors, officers, employees or agents of the Company, Seller or Seller's affiliates. Notwithstanding the terms and provisions of any such agreement, all Related Party Transactions shall, unless otherwise agreed prior to the Closing or contemplated by the terms of the Agreement, terminate and cease as of the Closing without penalty to the Company, and with a return to the Company of the appropriate pro-rata portion of any advances paid by the Company, for services that would have been performed after the Closing.

     4.4 Resignations of Directors and Officers. Seller will cause the officers (as may be requested by Purchaser in writing at least 7 days prior to Closing) and the members of the board of directors of the Company and any of its subsidiaries to tender, effective at the Closing, their resignations as officers or directors of the Company and any of its subsidiaries.

     4.5 Additional Interim Financial Statements. Seller shall deliver to Purchaser, within twenty (20) calendar days after the end of each month during the period between the date of this Agreement and the Closing, unaudited financial statements of the Company as of each month end prepared in accordance with consistently applied. Each such additional interim financial statement shall also include a pro forma financial statement of the same date giving pro forma effect to the transactions contemplated by this Agreement.

     4.6  No Shopping.

          (a) The Seller, the Company, their affiliates, and their respective officers, directors, employees, representatives, and agents will immediately cease any existing discussions or negotiations, if any, with any person or group conducted heretofore with respect to any acquisition of all or any material portion of the assets of, or any equity interest in, the Company or any business combination with the Company (an "Other Transaction"). The Company may, directly or indirectly, furnish information and access, in each case only in response to unsolicited requests therefor, to any person or group made after the date of this Agreement that was not encouraged, solicited, or initiated by the Seller or the Company or any of their affiliates, or their respective officers, directors, agents, or representatives after the date of this Agreement, pursuant to appropriate confidentiality agreements, and may participate in discussions and negotiate with such person or group concerning an Other Transaction involving the Company, if such person or group has submitted a written proposal to the Board of Directors of the Company or Seller relating to any such Other Transaction and failing to take such action would constitute a breach of fiduciary duty under applicable law in the written opinion of outside counsel to Seller. The Board of Directors of the Company or Seller, as the case may be, will provide a written copy of such proposal to the Purchaser immediately after receipt and will keep the Purchaser promptly advised of any development with respect to such matters. Except as set forth above, neither the Seller, the Company nor any of their affiliates, nor any of their respective officers, directors, employees, representatives, or agents, will, directly or indirectly, for the account of the Company or for their own account, encourage, solicit, participate in, or initiate discussions or negotiations with, or provide any information to, any person or group (other than the purchaser) concerning an Other Transaction involving the Company.

          (b) The Seller or the Company may, by written notice to Purchaser at any time prior to the Closing Date, terminate this Agreement if the Seller or the Company enters into, executes or agrees to an Other Transaction with respect to the Company following a determination by the Board of Directors of the Seller on the written advice of outside counsel that the failure to take such action would constitute a breach of fiduciary duties under applicable law and such action is taken in compliance with the provisions of this Section 4.6.

          (c) In order to induce Purchaser to enter into this Agreement and to compensate Purchaser for the time and expenses incurred in connection with this Agreement and the transactions contemplated hereby and the losses suffered by Purchaser from foregone opportunities, the Seller shall pay a break-up fee equal to $1,000,000 (the "Break-Up Fee") to Purchaser in immediately available funds within three business days of the date the Seller or the Company terminates this Agreement pursuant to this Section
     4.6. The parties agree that the agreements contained in this Section 4.6 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty.

                                ARTICLE 5.
                        FEDERAL INCOME TAX MATTERS

     5.1 Section 338 Election . If requested by Purchaser, Purchaser and Seller shall join in an election to have the provisions of Section 338(h)(10) of the Code and similar provisions of state law ("Section 338 Election") apply to the acquisition of the Company. Purchaser shall be responsible for, and control, the preparation and filing of such election. Seller and Purchaser shall mutually agree in good faith to the determination of such purchase price allocations and shall report, act, file in all respects and for all purposes consistent with such determination of Purchaser. Seller shall execute and deliver to Purchaser such documents or forms (including Section 338 Forms, as defined below) as Purchaser shall request or as are required by applicable law for an effective
Section 338 Election. "Section 338 Forms" shall mean all returns, documents, statements, and other forms that are required to be submitted to any federal, state, county or other local taxing authority in connection with a Section 338 Election, including, without limitation, any "statement of Section 338 election" and IRS Form 8023 (together with any schedules or attachments thereto) that are required pursuant to Treasury Regulations.

     5.2  Tax Indemnifications.

          (a) For purposes of this Article 5, the term "Taxes" shall mean all taxes, however, denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), real property gains taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, premium taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which the Company is required to pay, withhold or collect.

          (b) Seller shall indemnify and hold Purchaser harmless from, and shall be entitled to any credits or refunds of, all Taxes attributable to the Company and its subsidiaries, with respect to (i) taxable periods ending on or prior to the day of Closing ("Pre-Closing Periods"), including any Taxes attributable to the Section 338 (h)(10) Election contemplated in Section
     5.1 hereof; (ii) Seller or any member of an affiliated, consolidated, combined or unitary Tax group of which the Company is or was a member prior to the Closing Date that is imposed under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) by reason of such Company being included in any affiliated, consolidated, combined or unitary Tax group and (iii) any taxes which relate to a tax period which begins on or before the Closing Date and which ends after the Closing Date (the "Straddle Period") allocated to the Seller pursuant to
     Section 5.5(b) .

          (c) Purchaser shall indemnify and hold the Seller harmless from, and shall be entitled to any credits or refunds of (i) any Straddle Period Taxes allocated to the Purchaser pursuant to Section 5.5(b) and all Taxes attributable to the Company and its subsidiaries with respect to taxable periods ending after the Closing Date ("Post Closing Periods") other than Straddle Period Taxes allocated to the Purchaser pursuant to Section 5.5(b).

     5.3 Final Determinations. Any payments by Seller to Purchaser or by Purchaser to Seller of any tax liability under Section 5.2 which arise from an audit or examination by a taxing authority of Tax returns shall be made upon a final determination of such liability. "Final determination" shall mean, with respect to any issue or item for any taxable period, (i) a final, unappealable decision by a court of competent jurisdiction; (ii) the expiration of the time for filing a claim for refund or, if a refund claim has been timely filed, the expiration of the time for instituting suit in respect of such refund claim, if no further adjustment to the items of income, gain, deduction, loss or credit for such period may thereafter be made; (iii) the execution by or on behalf of the taxpayer and the Service of a closing agreement under Section 7121 of the Internal Revenue Code of 1986, as amended (the "Code") (iv) the acceptance by the Internal Revenue Service (the "Service") or its counsel of a tender pursuant to an offer in compromise pursuant to Section 7122 of the Code; or (v) the execution of a Form 870AD.

     5.4  Allocations and Tax Returns.

          (a) Allocations. Any allocation of items of income, gain, loss and deduction between Pre-Closing Periods and Post-Closing Periods required to be made pursuant to this Article 5 shall be made in a manner consistent with the rules of the National Association of Insurance Commissioners ("NAIC") and in a manner consistent with the Annual Statements filed by the Company with the State of Arizona Department of Insurance. Seller shall cause the Company to prepare a statement as of the Closing as if it were such an Annual Statement and shall include all schedules necessary for the preparation of federal income tax returns. Such allocation of all items on the statement shall be subject to the review of Purchaser and, in the event that Seller and Purchaser disagree as to the appropriate allocation of any items between the Pre-Closing Periods and Post-Closing Periods, Seller and Purchaser will consult a national accounting firm satisfactory to both Purchaser and Seller in an attempt to resolve such disagreement regarding the appropriate allocation of such items; provided, however, that the view of such national accounting firm, obtained as a result of such consultation, shall not be binding on either party.

          (b) Tax Returns.

               (i) Consolidated Returns. Seller shall prepare (or cause to be prepared) and timely file all. Required consolidated Returns ("Consolidated Returns") with respect to the companies for periods including, or ending on or before, the Closing Date. Payment of Taxes shown to be due on such Consolidated Returns shall be made in accordance with Section 5.4 hereof in a manner consistent with past customs and practice of Seller and the Company. Purchaser shall timely provide (or cause to be provided) to the Seller all information (including pro forma Tax Returns, schedules, statements and supporting documentation) reasonably required in connection with the preparation and filing of such Consolidated Returns in sufficient time to allow Seller to timely file such returns.

               (ii) Separate Company Returns. Seller shall prepare (or cause to be prepared) and timely file all Tax Returns with respect to the Company that are not Consolidated Returns and that are required to be filed on or before the Closing Date. Purchaser shall prepare (or cause to be prepared) and timely file all Tax Returns for (a) any Straddle Period or (b) any Pre- Closing Period, that are required to be filed after the Closing Date (the "Purchaser Returns") and that are not Consolidated Returns. Payment of Taxes shown to be due on such Tax Returns shall be made in accordance with Section 5.2 and 5.3 hereof.

               (iii) Tax Accounting Practices. Any Tax Return that includes any of the Company's assets or activities for any pre-Closing Period shall be prepared in accordance with past Tax accounting practices used with respect to the Tax Returns in question (unless the party responsible for preparing the Tax Return determines that the past practices are no longer permissible under the Code or other applicable Tax law), and to the extent any items are not covered by past practices (or in the event such past practices are no longer permissible under the Code or other applicable Tax law), in accordance with reasonable Tax accounting practices selected by the party responsible for preparing the Tax Return.

               (iv) Right to Review Tax Returns. Purchaser shall make available to Seller the Purchaser Returns and related workpapers for Seller's review and comment at least 30 business days prior to filing such Tax Returns. Such Purchaser Returns shall be subject to Sellers' review and approval, such approval not to be unreasonably withheld, before the applicable Purchaser Return is filed with any Tax Authority.

     5.5  Allocation of Taxes.

               (i) Pre-Closing Tax Periods. From the date hereof through the Closing Date, the Seller shall continue to pay to the appropriate Tax Authority, any Taxes attributable to the Company in a manner consistent with past custom and practice. From and after the Closing Date, Purchaser shall pay (or cause the Company to pay) to the appropriate Tax Authorities any Taxes due on or after the Closing Date with respect to a Purchaser Return. Not less than ten days prior to the due date of any Purchaser Return, Seller shall pay to Purchaser in immediately available funds the amount of Seller's portion of the Taxes shown as due on such Purchaser Return as determined pursuant to
          Section 5.5(b) hereof. Without duplication, within 30 days of the timely filing of the last filed Purchaser Return: (i) Seller shall reimburse Purchaser for any Taxes imposed with respect to the Company relating to the relevant Pre-Closing Periods that have been paid by the Purchaser after the Closing; and (ii) Purchaser shall reimburse Seller for any Taxes of the Company relating to Tax Periods beginning on or after the Closing Date (including all Taxes allocated to such period under Section 5.5(b) hereof) that have been paid by the Seller.

               (ii) Allocation of Straddle Period Taxes. Purchaser and Seller shall, to the extent permitted by applicable law and except as otherwise provided herein, elect with the relevant Tax Authority to close the Tax period of the Company as of and including the Closing Date. Subject to the preceding sentence, in the case of Taxes attributable to the Company that are payable with respect to any Straddle Period, the portion of any such Taxes that are allocable to the portion of the Straddle Period ending on the Closing Date shall:
          (i) in the case of Taxes that are either (a) based upon or related to income or receipts or (b) imposed in connection with any sale, transfer or assignment or any deemed sale, transfer or assignment of property (real or personal, tangible or intangible) be deemed equal to the amount that would be payable if the Tax year ended on and included the Closing Date and (ii) in the case of Taxes (other than those described in clause (i)) imposed on a periodic basis with respect to the business or assets of the Company or otherwise measured by the level of any item, be deemed to be in the amount of such Taxes for the entire Straddle Period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding Tax period) multiplied by a fraction the numerator of which is the number of calendar days in the portion of the Straddle period ending on and including the Closing Date and denominator of which is the number of calendar days in the entire Straddle Period (the "Part-Year Fraction"). For purposes of clause (i) of the preceding sentence, any exemption, deduction, credit or other item that is calculated on an annual basis shall be allocated to the portion of the Straddle Period ending on the Closing Date on a pro rata basis determined by multiplying the total mount of such item allocated to the Straddle Period multiplied by the Part- Year Fraction. In the case of any Tax based upon or measured by capital (including net worth or long-term debt) or intangibles, any amount thereof required to be allocated under this Section 5.5(b) shall be computed by reference to the level of such items on the Closing Date.

     5.6  Tax Sharing Agreement Terminated; Tax Payments.

          Any tax sharing arrangements and agreements between the Company or its subsidiaries and the other members of the affiliated group of corporations (within the meaning of Section 1504(a) of the Code) of which the Company and its subsidiaries are currently members, shall terminate with respect to each of the Company and its subsidiaries as of the Closing and will have no further effect for any taxable year (whether the current year, a future year, or a past year).

     5.7  Cooperation and Exchange of Information.

          (a) Purchaser and Seller will provide each other with such cooperation and information as either of them reasonably may request of the other in connection with the filing of any Tax Return or refund claim, or participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Tax Returns or portion thereof, together with accompanying schedules and related work papers (to the extent such documents are not subject to attorney-client or similar privileges), but in no event shall Purchaser or Seller be required to disclose to the other any information relating to their respective operations other than information relating to a liability for Taxes attributable to the operations of the Companies prior to Closing.

          (b) Purchaser and Seller shall make their respective employees available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Purchaser and Seller will retain all Tax Returns, schedules and work papers and all material records or other documents relating to Tax matters of the operations of the Companies for the Tax periods of the Company first ending after the Closing Date and for all prior Tax periods until the expiration of the statue of limitations of the Tax periods to which such Tax Returns and other documents relate (giving effect to any extension, waiver, or mitigation thereof). After such time, before Purchaser shall dispose of any of such books and records, at least 90 calendar days prior written notice to such effect shall be given by Purchaser to Seller and Seller shall be given an opportunity, at their cost and expense, to remove and retain all or any part of such books and records as Seller may select. Any information obtained under this Section 5.7 shall be kept confidential except as may otherwise be necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding or as otherwise required by law.

     5.8  Contests.

          (a) Notice. After the Closing, Purchaser and Seller each shall notify the other in writing within 10 days of the commencement of any Tax audit or administrative or judicial proceeding affecting the Taxes of any of the companies, which, if determined adversely to the taxpayer, would be grounds for indemnification under this Agreement by the other party (or parties, in the case of Seller) ("Tax Indemnitor"). Such notice shall contain factual information describing any asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any Tax Authority in respect of any such asserted Tax liability. If either Purchaser or Seller fail to give the other party prompt notice of an asserted Tax liability as required under this Agreement, then (i) if the Tax Indemnitor is precluded by the failure to give prompt notice from contesting the asserted Tax liability in any administration or judicial forums, then such party shall not have any obligation to indemnify the other party for any loss or damage arising out of such asserted Tax liability, and (ii) if the Tax Indemnitor is not so precluded from contesting, if such failure to give prompt notice results in a detriment to the Tax Indemnitor, then any amount which the Tax Indemnitor is otherwise required to pay pursuant to this Agreement with respect to such liability shall be reduced by the amount of such detriment.

          (b) Control of Contests Involving Consolidated Returns. In the case of an audit or administrative or judicial proceeding involving any asserted liability for Taxes ("Tax Controversy") with respect to a Consolidated Return for a Pre-Closing Period, Seller shall have the right, at its expense, to control the conduct of such Tax Controversy.

          (c) Control of Contests Involving Separate Company Returns. In the case of a Tax Controversy with respect to a Tax Return relating to a period including, or ending on or before the Closing Date, Seller shall have the right, at its expense, to control the conduct of such Tax Controversy. In the case of a Tax Controversy involving any asserted liability for Taxes with respect to the Company relating to Straddle Period Taxes other than a Tax Controversy with respect to a Consolidated Return or a Separate Return, Purchaser shall have right, at its expense, to control the conduct of such Tax Controversy; provided, however, that if such Tax Controversy could result in a material increase in Tax liability for which Seller or any of its Affiliates may be liable under this Agreement, Seller may participate in the conduct of such Tax Controversy at its own expense and Purchaser shall not settle any such audit or proceeding without the such consent of Seller, which consent shall not be unreasonably withheld.

          (d) Post-Closing Periods. Purchaser shall control the defense and settlement of any Tax Controversy involving any asserted liability for Taxes imposed with respect to the Company relating to Tax Periods that begin after the Closing Date.

                                ARTICLE 6.
                           ADDITIONAL AGREEMENTS

     6.1 Expenses. All expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the sale is consummated, provided that the Seller shall promptly upon payment thereof by Purchaser reimburse the Purchaser for 50% of the filing fee under the HSR Act. Seller agrees that no expenses, including without limitation, legal fees, accounting fees, actuarial fees and brokerage fees shall be incurred by, or allocated to, the Company in connection with this Agreement and the transactions contemplated hereby.

     6.2 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees (i) to use all reasonable efforts to take, or cause to be taken, all action and (ii) to use all reasonable efforts to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and the other Transaction Documents and to cooperate with each other in connection with the foregoing, (iii) to use all reasonable efforts to obtain all necessary waivers, consents and approvals from other parties to material loan agreements, leases and other contracts and to notify each of the other parties hereto of any request for prepayment with respect thereto; provided however, all reasonable efforts with respect to obtaining waivers, consents and approvals under loan agreements does not obligate the parties hereto to make any prepayment on any such loan, (iv) to use all reasonable efforts to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, state, local or foreign law or regulations, including, but not limited to, state insurance laws and the HSR Act, (v) to defend all lawsuits or other legal proceedings challenging this Agreement or any other Transaction Document or the consummation of the transactions contemplated hereby, (vi) to use all reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and (vii) to use all reasonable efforts to effect all necessary registrations and filings and submissions of information required or requested by governmental authorities.

     6.3 Notification of Certain Matters. Each party will promptly give written notice to the other parties upon becoming aware of the occurrence or failure to occur, or impending or threatened occurrence or failure to occur, of any event that would cause or constitute, or would be likely to cause or constitute, a breach of any of its representations, warranties or covenants contained in this Agreement and will use all reasonable efforts to prevent or promptly remedy the occurrence or failure. No such notification shall limit or affect the representations, warranties, covenants or conditions or remedies of the parties hereunder.

     6.4  Access to Information.

          (a) Seller shall, and shall cause the Company and its officers, directors, employees and agents to, afford the officers, employees and agents of Purchaser complete access at all reasonable times to the Company's officers, employees, agents, properties, facilities, books, records and contracts and shall furnish Purchaser all financial, operating and other data and information as Purchaser through its officers, employees or agents, may reasonably request. Purchaser will hold and will cause its respective representatives to hold in strict confidence all documents and information concerning the Company furnished to Purchaser in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by Purchaser (or its respective affiliates) prior to its disclosure to Purchaser by Seller or the Company, (ii) in the public domain through no fault of Purchaser or (iii) later lawfully acquired by Purchaser (or its respective affiliates) from other sources and will not release or disclose such information to any other person, except in connection with this Agreement to their respective auditors, actuaries, attorneys, financial advisors and other consultants or advisors, and to responsible financial institutions, partnerships and individuals after Purchaser has made reasonable efforts to cause such financial institutions, partnerships and individuals to agree to be bound by the provisions of this Section 6.4 as if the reference to Purchaser herein were to them (it being understood that such persons shall be informed by Purchaser of the confidential nature of such information and shall be directed by Purchaser to treat such information confidentially) and provided that Purchaser and its respective representatives may provide such documents and information in response to judicial or administrative process or applicable governmental laws, rules, regulations, orders or ordinances, but only that portion of the documents or information which, on the advice of counsel, is legally required to be furnished, and provided that Purchaser notifies the Company of its obligation to provide such information prior to such disclosure and fully cooperates with the Company to protect the confidentiality of such documents and information under applicable law. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except to the extent such information can be shown to have been (i) previously known by Purchaser, prior to its disclosure to Purchaser by the Company, (ii) in the public domain through no fault of Purchaser, or (iii) later lawfully acquired by Purchaser or its affiliates, from other sources, and, if requested by the Company, Purchaser will destroy or return to the Company all copies of written information furnished by the Company to Purchaser or its affiliates, agents, representatives or advisers.

          (b) No investigation pursuant to this Section 6.4 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

          (c) Schedules may be prepared and submitted by the Company after the date of this Agreement; provided however, that any schedule which is not attached hereto at the time that Purchaser executes this Agreement shall not be subsequently attached hereto or incorporated herein unless the form and substance of such schedule is acceptable to Purchaser in its sole discretion.

          (d) Following the Closing, Purchaser will permit reasonable access to the Company's records and personnel at reasonable times and upon reasonable notice in order that Seller may have the opportunity to analyze the Final Balance Sheet prepared by Purchaser as described in Section 10.3.

     6.5 Information for Other Filings. Seller represents and warrants that the information provided and to be provided by Seller or the Company for use in any document to be filed with any other governmental agency or authority in connection with the transactions contemplated hereby shall, at the respective times such documents are filed with the governmental agency or authority and on the Closing Date be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not false or misleading, and the Seller agrees to so correct any such information provided by it for use in such documents that shall have become false or misleading.

     6.6  Filings with Governmental Authorities.

          (a) Each of the parties hereto shall as promptly as practicable, but in no event later than ten business days following the execution and delivery of this Agreement, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form, if any, required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act. Purchaser and Seller shall each be responsible for the payment of 50% HSR Filing Fees associated with such filings and notices, as provided in Section 6.1 hereof. Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act. Each of the parties hereto shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. The parties hereto shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and, shall comply promptly with any such inquiry or request. Each of the parties hereto shall use its best efforts to obtain any clearance required under the HSR Act for the consummation of the transactions contemplated by this Agreement.

          (b) (i) Purchaser shall file a Form A with the Arizona Department of Insurance within ten business days following the execution of this Agreement and (ii) each of the parties hereto shall as promptly as practicable make any other filings under any applicable state insurance or insurance holding company laws if any, required in connection with the transactions contemplated hereby.

     6.7 Termination of Existing Reinsurance. Seller agrees to terminate, or cause to be terminated and commuted (as the case may be) at no cost to the Company and on terms satisfactory to Purchaser, each of the reinsurance agreements or arrangements listed on Schedules 3.6(c), 3.6(d) and 3.6(e) immediately prior to the Closing.

     6.8 California Business Effective at the Closing, Seller shall cause Redland to enter into the Millers Agreement in the form of Exhibit A with respect to the California Business. With respect to the California Business, the parties agree to reasonably cooperate in an effort to extend the term of the 80% Private Passenger Automobile Quota Share Reinsurance Contracts listed on
Schedule 3.6(c) (the "Noticed Agreements") such that the term of the Noticed Agreements will extend to provide reinsurance to Redland for the California Business up to and including the Closing Date. If the parties are not able to obtain an extension from the reinsurers under the Noticed Agreements, then Purchaser shall cause Millers to provide reinsurance to Redland for the California Business from June 15, 1999 to the Closing Date pursuant to an 80% Quota Share Reinsurance Treaty (the "Interim Agreement") in form and substance satisfactory to Purchaser and Seller and on terms consistent with the form of the Additional State Agreement attached hereto as Exhibit C. If this Agreement is terminated, Seller and Purchaser agree that the Interim Agreement will be rescinded and all parties to the Interim Agreement shall be returned to their respective positions as if the Interim Agreement had never been entered into or performed.

     6.9 Continuing State Agreements. Effective at the Closing, Seller shall, and shall cause each of the Fronting Companies to enter into a Continuing State Agreement in the forms of Exhibits B-1 and B-2 hereto pursuant to which the applicable Fronting Company shall (i) continue to cede to the Company Continuing Nonstandard Business, (ii) continue to write Continuing Nonstandard Business for expiring insurance policies and new insurance policies with program and rate filing characteristics similar to those of such expiring policies on A or A-rated policies in the applicable state or states listed on Schedule 6.9 as may be requested by the Company, (iii) file any policy forms or rate filings with respect to the Nonstandard Business in the name of the Fronting Company as the Company may request and (iv) appoint any managing general agents, general agents or independent agents as the Company may request. Seller agrees to cause each such Fronting Company to reinsure Continuing Nonstandard Business with the Company without charging a commission or fronting fee to the Company. Each Continuing State Agreement shall remain in effect for 24 months after the Closing Date with respect to all Nonstandard Business written by the applicable Fronting Company during the 24 months following the Closing Date. Purchaser may elect to designate any affiliate of Purchaser to serve as the reinsurer under any Continuing State Agreement during all or any portion of the term of such Continuing State Agreement in lieu of the Company on the same terms as set forth in the Continuing State Agreement. If the reinsurer designated by Purchaser is deemed unauthorized by an applicable insurance regulatory authority or if the balances due the Fronting Company from the reinsurer exceed the amount of the Fronting Company's policyholders' surplus specified in the Continuing State Agreement, Purchaser agrees that it shall or shall cause the reinsurer to fund its share of the Fronting Company's ceded unearned premium and outstanding loss and loss adjustment expense reserves pursuant to the provisions of the Continuing State Agreement.

     6.10 Additional State Agreements. From and after the Closing, the Purchaser may cause the Company to begin writing personal automobile physical damage and personal automobile liability insurance (including Additional Nonstandard Business) in states where neither the Company nor affiliates of Purchaser are authorized to write personal automobile physical damage and personal automobile liability insurance or in states where neither the Company nor affiliates of Purchaser can write Additional Nonstandard Business on A or A- rated policies. Upon the request of the Company from time to time on or after the Closing, Seller shall cause the applicable Fronting Company designated by the Company to:
(i) write Continuing Nonstandard Business on A or A- rated policies as the Company may request, (ii) file any policy forms or rate filings with respect to the Nonstandard Business in the name of the Fronting Company as the Company may request, (iii) appoint any managing general agents, general agents or independent agents as the Company may request and (iv) enter into an Additional State Agreement in the form attached hereto as Exhibit C with the Company with respect to each state so requested by the Company for a period of 24 months after the Closing (unless earlier terminated by the Company) in order to permit the Company through fronting arrangements with such Fronting Company to market, sell, underwrite, and cause the applicable Fronting Company to issue personal automobile physical damage and personal automobile liability insurance (including Nonstandard Business) in such jurisdictions. Seller shall cause the applicable Fronting Company to enter into each Additional State Agreement requested by the Company without charging a commission or fronting fee to the Company in excess of two percent of direct written premiums in such state. Seller shall cause the applicable Fronting Company to enter into such Additional State Agreement upon request by the Company. Purchaser may elect to designate any affiliate of Purchaser to serve as the reinsurer under any Additional State Agreement during all or any portion of the term of such Additional State Agreement in lieu of the Company on the same terms as set forth in the Additional State Agreement.

     6.11 Assumption Agreement. Effective at the Closing, Seller shall enter into the Assumption Agreement in the form of Exhibit D hereto.

     6.12 Retrocession Agreement. Effective at the Closing, Seller shall cause Acceptance Casualty to enter into the Retrocession Agreement.

     6.13 Employees.

          (a) Seller and Purchaser agree that Purchaser shall cause the Company to continue to employ all employees of the Company on the Closing Date at will (the "Offered Employees") provided, however, that the Purchaser may determine not to offer such employment to no more than twelve of the employees of the Company (collectively, the "Nonoffered Employees"). Prior to the Closing, Purchaser shall provide Seller with a list of all Nonoffered Employees. Seller shall use its best efforts to encourage the Offered Employees to accept the Company's offer to continue their employment with the Company or accept the offer of employment by an affiliate of Purchaser. Seller agrees to either (i) employ, (ii) cause an affiliate of Seller to employ or (iii) discharge under severance arrangements having no cost or liability to the Company, all Nonoffered Employees. Seller shall cause the Company to provide any notice to Nonoffered Employees of the Company that may be required under any federal or state employment laws, including the Worker Adjustment and Retraining Notification Act or any similar state law. In providing such notices, Seller shall not rely on any reduction of any applicable notification period prescribed by law.

          (b) Seller shall be solely responsible for, and shall indemnify and hold the Company harmless from, any severance claims or any other claims or causes of action that relate to or arise out of employment with the Company on or prior to the Closing that are asserted by Nonoffered Employees or persons who are former employees of the Company as of the Closing Date.

          (c) The Company shall be solely responsible for, and shall indemnify and hold Seller harmless from, any severance claims or any other claims or causes of action that relate to or arise out of employment with the Company that are asserted by employees of the Company with respect to actions taken by the Company after the Closing.


          (d) Seller shall remain solely responsible for (i) the satisfaction of all liabilities and obligations for all wages of Company employees and all claims for medical, dental, life insurance, health, accident, disability or other benefits brought by or in respect of Company employees under any welfare benefit plans applicable to such employees for all periods prior to the Closing, (ii) all unemployment compensation claims arising prior to the Closing, (iii) any liability arising from workers' compensation claims of Company employees, both medical and disability, or other government-mandated programs which are based on injuries, in each case for any periods during which such persons were employed by the Company prior to Closing.

          (e) Seller agrees to provide any and all continuation coverage to Nonoffered Employees and their qualified beneficiaries (as defined in Section 4980B(g)(1) of the Code) that may be required under Section 4980B of the Code or Part 6 of Title I of ERISA as a result of any events that occur on or prior to the Closing Date, including the consummation of the transactions contemplated by this Agreement. Seller agrees to use its best efforts to provide expeditiously to Purchaser all information that Purchaser deems necessary to determine whether there has been any failure to comply with the continuation health care requirements of Section 4980B of the Code and Part 6 of Title I of ERISA as such requirements have applied to any group health plan maintained by or for the company which failure occurred with respect any current or former employee of the Company or any spouse, former spouse, dependent child, or former dependent child of any such employee, on or prior to the Closing Date. Seller further agrees to use its best efforts to provide expeditiously to Purchaser all information that Purchaser deems necessary to correct any failures to comply with such continuation health care coverage requirements. Such information will include the identification of all covered employees (as defined in Section 4980(b)(f)(7) of the Code) and their qualified beneficiaries (as defined in Section 4980B(g)(1) of the Code), the identification of all qualifying events with respect to such covered employees or qualified beneficiaries (as defined in Section 4980B(f)(3) of the Code) and information otherwise demonstrating compliance with all of the continuation health coverage requirements of Section 4980(B) of the Code and Part 6 of Title I of ERISA. In the event that (i) Purchaser or the Company modifies the health benefits for employees of the Company after the Closing, (ii) applicable law requires identical benefits to be provided to Nonoffered Employees and their qualified beneficiaries and (iii) Seller would incur a greater cost to provide such benefits to Nonoffered Employees and their qualified beneficiaries than the cost to provide the health benefits in effect prior to the Closing , then the Company shall reimburse the Seller for the amount of the additional cost resulting from the modification of the health benefits provided to employees of the Company after the Closing.

     6.14 Noncompetition Agreement. Seller agrees that each of Seller, AIH, AIC and each Fronting Company that is, or may be, a party to an Continuing State Agreement or an Additional State Agreement shall execute and deliver at the Closing a Noncompetition Agreement in the form of Exhibit E hereto. Neither Seller nor its affiliates shall interfere with the Company's favorable relationship with its Agents and neither the Seller nor its affiliates shall make disparaging or negative remarks to Agents regarding the Company or Purchaser.

     6.15 Release. Seller agrees (i) to deliver, and cause AIH, AIC, the Fronting Companies and the directors of the Company to deliver at the Closing
(ii) to use its reasonable efforts to cause the officers of the Company set forth in Schedule 3.22 to deliver at the Closing, a Release in the form of Exhibit F hereto.

     6.16 Access to Company Data. Subject to reasonable security procedures, Seller shall provide the Company and INSpire Insurance Solutions, Inc. ("INSpire") access to and use of any and all data recorded on hardware or software of Seller or its affiliates (other than the Company) used by the Company to conduct business prior to Closing (the "Company Data ") (i) for a period of 6 months after the Closing Date and (ii) for an additional period of 18 months thereafter to the extent that Seller or its affiliates continue to maintain Company Data during such 18 month period. Seller shall maintain Company Data for use thereof by the Company for a period of 6 months after the Closing Date and Seller shall cooperate with the Company and INSpire to effect the orderly transfer of Company Data to any new systems implemented by the Company or INSpire to conduct the business of the Company. Seller shall deliver such Company Data to the Company or INSpire in printed copy (if requested by the Company or INSpire) and in such computer format as the Company or INSpire may reasonably request. Seller further agrees for a period of 6 months after the Closing Date and for an additional period of 18 months thereafter to the extent that Seller or its affiliates continue to maintain such Company Data during such 18 month period, to input, process and output Company Data on any System of Seller or its affiliates used by the Company to conduct business prior to Closing.

     6.17 Independent Covenants. The covenants contained herein, or incorporated by reference herein, are independent and separate, and in the event that any provision contained herein, or incorporated by reference herein, is declared invalid or illegal, the other provisions hereof shall not be affected or impaired thereby and shall remain valid and enforceable.

                                ARTICLE 7.
                                CONDITIONS

     7.1 Conditions to Obligation of Each Party to Effect the Closing. The obligations of each party to effect the Closing shall be subject to the fulfillment at or prior to the Closing Date of the condition that no preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority shall be in effect that would make the acquisition or holding directly or indirectly by Purchaser of the shares of Common Stock of the Company illegal or otherwise prevent the consummation of the Closing.

     7.2 Additional Conditions to the Obligation of Seller. The obligation of Seller to effect the Closing is also subject to the fulfillment at or prior to the Closing Date of the following conditions (unless waived in writing by Seller):

          (a) Purchaser shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder on or prior to the Closing Date;

          (b) the representations and warranties of Purchaser in this Agreement shall be true and correct in all material respects when made and at the Closing Date with the same force and effect as though made at such time, except as affected by the transactions contemplated hereby;

          (c) Purchaser shall have furnished to Seller a certificate, dated the Closing Date, signed by a responsible officer of Purchaser, to the effect that all conditions set forth in Section 7.2(a) and (b) have been satisfied; and

          (d) Seller shall have received opinions dated the Closing Date of Akin, Gump, Strauss, Hauer & Feld L.L.P., counsel to Purchaser, and Angela Robinson, general counsel to Purchaser, to the effect as set forth in Exhibit G hereto, which opinions shall be in form satisfactory to counsel for Seller.

     7.3 Additional Conditions to the Obligations of Purchaser. The obligations of Purchaser to effect the Closing are also subject to the fulfillment at or prior to the Closing Date of the following conditions (unless waived in writing by Purchaser):

          (a) Seller shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder on or prior to the Closing Date;

          (b) The representations and warranties of Seller in this Agreement shall be true and correct in all material respects when made and at the Closing Date with the same force and effect as though made at such time, except as affected by the transactions contemplated hereby;

          (c) Seller shall have furnished to Purchaser a certificate, dated the Closing Date, signed by a responsible officer of Seller, to the effect that all conditions set forth in Section 7.3(a) and (b) have been satisfied;

          (d) If so requested by Purchaser, any members of the Company's Board of Directors and officers of the Company shall have irrevocably tendered their resignations effective as of the Closing Date and the Company shall have accepted such resignations;

          (e) The reinsurance agreements listed on Schedule 3.6(c), (d) and (e) shall have been terminated or commuted to the satisfaction of Purchaser pursuant to Section 6.7 hereof;

          (f) Redland shall have executed and delivered the Millers Agreement pursuant to Section 6.8 hereof;

          (g) The applicable Fronting Company shall have executed and delivered a Continuing State Agreement pursuant to Section 6.9 hereof;

          (h) The applicable Fronting Company shall have executed and delivered an Additional State Agreement pursuant to Section 6.10 hereof;

          (i) Seller shall have executed and delivered the Assumption Agreement pursuant to Section 6.11 hereof;

          (j) Seller shall have caused Acceptance Casualty to have executed and delivered the Retrocession Agreement pursuant to Section 6.12 hereof;

          (k) Seller, AIH, AIC and each Fronting Company shall have executed and delivered the Noncompetition Agreement pursuant to Section 6.14 hereof;

          (l) Seller, AIH, AIC, the Fronting Companies and each director of the Company shall have executed and delivered to the Company a Release of the Company pursuant to Section 6.15 hereof and such officers of the Company as the Company has caused to execute a Release shall have delivered such Release to the Company;

          (m) Purchaser shall have received opinions dated the Closing Date of Kutak Rock, counsel to Seller and the Company, and J. Michael Gottschalk, general counsel of Seller and the Company to the effect as set forth in Exhibit H hereto, which opinions shall be in form satisfactory to counsel for Purchaser;

          (n) No event, circumstance, fact or condition shall have occurred resulting in a Material Adverse Effect with respect to the Company;

          (o) The Company shall be engaged in no line of insurance business or have liability with respect to any line of insurance business other than
     (i) the Nonstandard Business and (ii) the insurance business reinsured by Seller pursuant to the Assumption Agreement;

          (p) All insurance regulatory approvals required with respect to the sale of the Company and the transactions contemplated hereby shall have been obtained;

          (q) Expiration or early termination of the applicable waiting period under the HSR Act shall have occurred;

          (r) All outstanding loans owed by any affiliate, officer or director of the Company shall have been repaid in full to the Company and the releases described in Section 3.21 hereof shall have been delivered to Purchaser;

          (s) Purchaser shall have received a copy of the resolutions of the Board of Directors of Seller authorizing the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated hereby and if approval by Seller's shareholders of the transactions contemplated by this Agreement is required by law, a copy of the resolutions or other consent of the shareholders of Seller approving this Agreement, all certified by the Secretary of Seller on the Closing Date. Such certificates shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the date of such certificates;

          (t) Purchaser shall have received a certificate of the Secretary of Seller dated the Closing Date, as to the incumbency and signature of the officers of Seller executing this Agreement and any certificate, agreement or other documents to be delivered pursuant hereto, together with evidence of the incumbency of such Secretary;

          (u) Purchaser shall have received (i) a copy, certified as of a date reasonably close to the Closing Date by the Arizona Department of Insurance, of the Articles of Incorporation, together with all amendments thereto, of the Company, (ii) a copy, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company, of the bylaws of the Company in effect on the Closing Date, (iii) a certificate or telex confirmation as of the Closing Date from the Arizona Department of Insurance as to the existence and good standing of the Company as an Arizona property and casualty insurance company (iv) a certificate or telex confirmation as of not more than five days prior to the Closing Date of existence of Seller as a Nebraska corporation, (v) a certificate or telex confirmation as of not more than five days prior to the Closing Date from the office of the Department of Insurance or other appropriate public official in each state in which the Company is qualified to conduct business certifying that the Company is in good standing and licensed as a foreign insurance company in each such state, and (vi) a certificate dated the Closing Date from the Secretary or Assistant Secretary of the Company to the effect that the documents delivered pursuant to (i) are true and correct copies of such documents as on file with the Arizona Department of Insurance and no action has been taken to amend, modify or repeal such documents, the same being in full force and effect in such form on the Closing Date;

          (v) Seller shall have delivered to Purchaser all necessary consents, waivers, authorizations and approvals so that neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (including the change of control of the Company) will
     (i) result in the acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which the Company is a party or is bound or to which any of its their assets are subject, (ii) conflict with, violate or result in a breach of any provision of the charter documents or bylaws of the Company, (iii) conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction, decree, license or permit applicable to the Company or by which any of its properties or assets is bound or affected or (iv) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation of any lien, charge or encumbrance on any of the properties or assets of the Company pursuant to any of the terms, conditions or provisions of any indenture, contract, lease, sublease, loan agreement, note, permit, license, franchise, agreement or other instrument, obligation or liability to which the Company is a party or by which the Company or any of its assets is bound or affected;

          (w) All schedules to be prepared and provided by Seller shall have been delivered to Purchaser prior to the Closing in form and substance acceptable to Purchaser in its sole discretion.

                                ARTICLE 8.
                     TERMINATION, AMENDMENT AND WAIVER

     8.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

          (a) by mutual written consent of the Boards of Directors of Purchaser and Seller;

          (b) by either of the Boards of Directors of Purchaser or Seller if the Closing Date shall not have occurred on or before June 30, 1999 unless extended in accordance with Section 1.4 of this Agreement; provided, however, that the right to terminate under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date;

          (c) if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use all reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

          (d) by Seller in the event of a material breach by Purchaser of a representation or warranty contained in this Agreement, provided that Purchaser has received ten business days' written notice of the breach indicated therein and has failed to effect a cure thereof to the reasonable satisfaction of Seller prior to the expiration of such period, or of a covenant contained in this Agreement;

          (e) by Purchaser in the event of a material breach by Seller of a representation or warranty contained in this Agreement, provided that Seller has received ten business days' written notice of the breach indicated therein and has failed to effect a cure thereof to the reasonable satisfaction of Purchaser prior to the expiration of such period, or of a covenant contained in this Agreement;

          (f) by Purchaser if, subsequent to the date hereof and prior to the Closing Date, there is any material change in the condition (financial or otherwise), business, operations, liquidity, property, assets, liabilities, obligations or prospects of the Company.

          (g) by the Seller or the Company pursuant to the terms of Section 4.6.

          The date on which this Agreement is terminated pursuant to any of the foregoing subsections of this Section 8.1 is herein referred to as the "Termination Date."

     8.2 Effect of Termination. Except as set forth in Sections 4.6, 6.4(a), this Section 8.2 and Article 9, upon the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become null and void, except that nothing herein shall relieve any party from liability for any breach of this Agreement prior to such termination.

     8.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.4 Waiver. At any time prior to the Closing Date, any term, provision or condition of this Agreement may be waived in writing (or the time for performance of any of the obligations or other acts of the parties hereto may be extended) by the party that is entitled to the benefits thereof.

                                ARTICLE 9.
                              INDEMNIFICATION

     9.1  Indemnification of the Purchaser and the Company.

          (a) Seller shall indemnify and hold harmless Purchaser and the Company and their respective officers, directors, employees, shareholders, policyholders, agents and representatives from and against any loss, liability, claim, damage or expense, (including reasonable legal fees and expenses and costs of investigating and defending against lawsuits, claims, actions or other pending or threatened litigation (collectively referred to in this Article 9 as the "Costs") incurred by such indemnified party arising from (i) any breach of any representation or warranty of the Seller and/or the Company contained in this Agreement or in any document or certificate delivered pursuant hereto and (ii) any breach of any covenant of the Seller and/or Company contained in this Agreement or in any document or Agreement delivered pursuant hereto.

          (b) Seller shall also indemnify and hold harmless each party indemnified under Section 9.1(a) hereof from and against all Costs incurred by such indemnified party. arising from or related to:

               (i) the following civil actions and/or the Company insurance policies underlying any of them:

                    (A) Phoenix Indemnity v. North et al, Pima County (Arizona)
               District Court Cause No. C-312982. Insured: Johnny North; Claim
               No.: 2605902; Date of Loss: 10/21/94;

                    (B) Mora v. Vallejo and Phoenix Indemnity, Yuma County
               (Arizona) District Court Cause No. SC97V00047. Insured: Moises Vallejo; Claim No.: 2617338, Cross referenced with Claim No.:
               2641792; Date of Loss: 3/7/96;

                    (C) Phoenix Indemnity v. Trujillo, Bernalillo County (New
               Mexico) District Court Cause No. CV98-04992. Insured: Angela Lopez; Claim No.: 2626946; Date of Loss: 7/4/97;

               (ii) any other bad faith, extra-contractural claims or claims in excess of policy limits known to the Company or any Fronting Company prior to the Closing;

               (iii) liability with respect to any line of insurance business written or reinsured by the Company prior to the Closing other than the Nonstandard Business (including the California Business and the Texas Business); and

               (iv) any liability of the Company under the Pooling Agreement.

     9.2 Indemnification by Purchaser. Purchaser shall indemnify and hold harmless Seller, its officers, directors, employees and controlling persons from Costs arising from (i) any breach of any representation or warranty of the Purchaser contained in this Agreement or in any document or certificate delivered pursuant hereto and (ii) any breach of any covenant of the purchaser contained in this Agreement or in any document or agreement delivered pursuant hereto.

     9.3  Procedures for Resolution and Payment of Claims for Indemnification.

          (a) If a party entitled to be indemnified under this Article 9 (the "Indemnitee") shall incur any Costs or determine that it is likely to incur any Costs, including without limitation claims by third parties, and believes that it is entitled to be indemnified against such Costs by another party hereunder (the "Indemnitor"), such Indemnitee shall deliver to the Indemnitor a certificate (an "Indemnity Certificate") signed by the Indemnitee which Indemnity Certificate shall:

               (i) state that the Indemnitee has paid or properly accrued Costs, or anticipates that it will incur liability for Costs for which such Indemnitee is entitled to indemnification pursuant to this Agreement; and

               (ii) specify in reasonable detail each individual item of Cost included in the amount so stated, the date such item was paid or properly accrued, the basis for any anticipated liability and the nature of the misrepresentation, breach of warranty or breach of covenant to which each such item is related and the computation of the amount to which such Indemnitee claims to be entitled hereunder.

          (b) In case the Indemnitor shall object to the indemnification of an Indemnitee in respect of any claim or claims specified in any Indemnity Certificate, the Indemnitor shall within 30 days after receipt by the Indemnitor of such Indemnity Certificate deliver to the Indemnitee a written notice to such effect and the Indemnitor and the Indemnitee shall, within the 30-day period beginning on the date of receipt by the Indemnitee of such written objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims to which the Indemnitor shall have so objected. If the Indemnitee and the Indemnitor shall succeed in reaching agreement on their respective rights with respect to any of such claims, the Indemnitee and the Indemnitor shall promptly prepare and sign a memorandum setting forth such agreement. Should Indemnitee and the Indemnitor be unable to agree as to any particular item or items or amount or amounts, then Indemnitee and the Indemnitor shall arbitrate such dispute pursuant to Section 10.5 hereof.

          (c) Claims for Costs specified in any Indemnity Certificate to which an Indemnitor shall not object in writing, claims for Costs covered by a memorandum of agreement of the nature described in paragraph (b) hereof, claims for Costs the validity and amount of which have been the subject of arbitration as described in paragraph (b) hereof and claims for Costs the validity and amount of which shall have been the subject of a final judicial determination are hereinafter referred to, collectively, as "Agreed Claims."

          (d) Promptly after the assertion by any third party of any claim against any Indemnitee that, in the judgment of such Indemnitee, may result in the incurrence by such Indemnitee of Costs for which such Indemnitee would be entitled to indemnification pursuant to this Agreement, such Indemnitee shall deliver to the Indemnitor a written notice describing in reasonable detail such claim and such Indemnitor may, at its option, assume the defense of the Indemnitee against such claim (including the employment of counsel, who shall be satisfactory to such Indemnitee, and the payment of expenses). Any Indemnitee shall have the right to employ separate counsel in any such action or claim and to participate in the defense thereto, but the fees and expenses of such counsel shall not be at the expense of the Indemnitor unless (i) the Indemnitor shall have failed, within a reasonable time after having been notified by the Indemnitee of the existence of such claim as provided in the preceding sentence, to assume the defense of such claim, (ii) the employment of such counsel has been specifically authorized by the Indemnitor, or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnitee and the Indemnitor and such Indemnitee shall have been advised in writing by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to Indemnitor. No Indemnitor shall be liable to indemnify any Indemnitee for any settlement of any such action or claim effected without the consent of the Indemnitor but if settled with the written consent of the Indemnitor, or if there be a final judgment for the plaintiff in any such action, the Indemnitor shall jointly and severally indemnify and hold harmless each Indemnitee from and against any loss or liability by reason of such settlement of judgment. If an Indemnitor assumes the defense of an Indemnitee against a claim asserted hereunder, the Indemnitee shall give the Indemnitor access to the Company's books and records as necessary to conduct such defense and cooperate in such defense.

          (e) In the event that an Indemnitee subsequently recovers any or all of the amount of an Agreed Claim from a party other than the Indemnitor, the Indemnitee shall reimburse immediately to the Indemnitor, in cash, an amount equal to the amount of such previously paid Agreed Claim which shall have been recovered.

     9.4 Minimum Costs. Notwithstanding anything herein to the contrary, an Indemnitee shall be entitled to indemnification hereunder only if, and to the extent that, the aggregate amount of Costs incurred by such Indemnitee shall exceed $500,000; provided however, that such minimum amounts shall not apply to any Costs arising as a result of (i) the breach of the representations set forth in Sections 2.2, 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.8, 3.18, 3.23, or 3.26 (with respect to certificates of authority), (ii) any breach of the obligations of the Seller pursuant to Section 4.6, Article 5, Sections 6.1, 6.7, 6.8, 6.9, 6.10, 6.11, 6.12, 6.14, 6.15 or 6.16, (iii) indemnification under Section 9.1(b) hereof, (iv) any payment obligation of a party under Section 10.3(d) or (v) any breach of this Agreement knowingly made by the Company or an Indemnitor.


                                ARTICLE 10.
                    ADJUSTMENTS AND DISPUTE RESOLUTION

     10.1 Definitions Used to Determine Purchase Price. For purposes of this Agreement, the following capitalized terms shall have the meanings set forth below:

          (a) Final Balance Sheet. The SAP balance sheet of the Company which shall reflect the termination of the Pooling Agreement, the termination of reinsurance agreements pursuant to Section 6.7 and the acquisition by the Company of the Nonstandard Business as of the Final Balance Sheet Date and which shall be established based on the Preliminary Balance Sheet and subject to adjustment pursuant to the process and procedures set forth in
     Section 10.3 below.

          (b) Final Balance Sheet Date. The date shall be (i) the Closing Date if the Closing Date occurs on the last day of the calendar month or (ii) if the Closing Date does not occur on the last day of a calendar month, the last day of the calendar month immediately preceding the calendar month in which the Closing Date occurs.

          (c) Final Net Equity Deficit Amount. In the case in which the Final Net Equity is less than the Preliminary Net Equity, the amount equal to the difference between the Final Net Equity and the Preliminary Net Equity.

          (d) Final Net Equity Surplus Amount. In the case in which the Final Net Equity is more than the Preliminary Net Equity, the amount equal to the difference between the Final Net Equity and the Preliminary Net Equity.

          (e) Final Net Equity. The Net Equity determined from the Final Balance Sheet.

          (f) IBNR and Bulk Claims. Expected payments for losses relating to insured events that have occurred but have not been reported to the Company as of the Financial Statement date, including losses that have been reported to the Company but have not yet been entered to the claims system or bulk provisions.

          (g) Net Equity. The value, determined in accordance with SAP, of Company assets less the value of the Company liabilities.

          (h) Preliminary Balance Sheet. The SAP pro forma balance sheet of the Company at March 31, 1999, and which sets forth a Net Equity equal to or greater than the Preliminary Net Equity and which gives pro forma effect to the termination of the Pooling Agreement, the termination and commutation of reinsurance agreements pursuant to Section 6.7 and the acquisition by the Company of the Nonstandard Business as of such date.

          (i) Preliminary Net Equity. A value, determined in accordance with SAP, of Net Equity at Closing, equal to $14,700,000.

          (j) Preliminary Purchase Price. The cash amount of Twenty-five Million Dollars ($25,000,000) (i) less the amount, if any, that Net Equity shown on the Preliminary Balance Sheet is less than the Preliminary Net Equity and
     (ii) reduced by the amount of any dividends paid by the Company to the Seller or the proceeds of any Shares redeemed from the Seller by the Company from January 1, 1999 until Closing. The Preliminary Purchase Price includes the Noncompete Fee payable pursuant to the Noncompetition Agreement.

          (k) Post-Closing Adjustment Period. The period commencing on the Closing Date and expiring upon the delivery of the Final Balance Sheet from Purchaser to Seller.

          (l) Post-Closing Payment Date. The later of (i) the date which is the thirtieth day following the expiration of the Post-Closing Adjustment Period, or (ii) in the event the Audit Firm is retained pursuant to Section 10.3(b) or the Actuaries are retained pursuant to Section 10.3(c), the date which is the tenth day after the later of the delivery to Purchaser and Seller of the report of the Audit Firm, if any, or the Closing IBNR and Bulk Claims as determined by the Actuaries, if any.

          (m) Purchase Price. The cash amount equal to the Preliminary Purchase Price (i) plus the Final Net Equity Surplus Amount, if any, or (ii) minus the Final Net Equity Deficit Amount, if any.

     10.2 General Description of Intent. The Purchase Price payable pursuant to this Agreement shall be the aggregate purchase price payable for the Shares to be transferred to Purchaser after giving effect to the termination and commutation of the Pooling Agreement, the termination of reinsurance agreements pursuant to Section 6.7 and the acquisition by the Company of the Nonstandard Business to be transferred to the Company pursuant to this Agreement. It is the intent of the parties that as of the Closing Date, if the Closing Date is the last day of a calendar month, or, if it is not, then as of the last day of the calendar month immediately preceding the calendar month in which the Closing Date occurs, the balance sheet of the Company for the period ending on such date shows a Net Equity equal to or greater than the Preliminary Net Equity. On the Closing Date, Purchaser shall pay the Preliminary Purchase Price. The Final Balance Sheet shall be determined subsequently, in accordance with the process and procedures described in Section 10.3, and any adjustment required as a result of such determination shall be made pursuant to Section 10.3.

     10.3 Final Balance Sheet.

          (a) Establishment of Final Balance Sheet. In accordance with the process and procedures described in this Section 10.3, Purchaser and Seller shall work with the Company and Audit Firm during the Post-Closing Adjustment Period to review, verify and, if necessary, adjust those items set forth on the Preliminary Balance Sheet for the purpose of establishing the Final Balance Sheet which shall be used finally to determine the Purchase Price. The Final Balance Sheet shall be prepared in accordance with SAP consistently applied and using the same accounting policies and procedures applied in the preparation of the Audited Financial Statements (as defined in Section 3.5) and shall give effect to the termination of the Pooling Agreement, the termination and commutation of reinsurance agreements pursuant to Section 6.7 and the acquisition by the Company of the Nonstandard Business.

          (b) Adjustments To Preliminary Balance Sheet Involving Matters Other Than IBNR and Bulk Claims. Seller shall deliver the Preliminary Balance Sheet prepared in accordance with SAP applied on a basis consistent with prior periods and giving pro forma effect to the acquisition of the Nonstandard Business as of the date of the Preliminary Balance Sheet. Purchaser shall prepare the Final Balance Sheet in accordance with SAP and using the same accounting procedures applied in the preparation of the Audited Financial Statements and giving effect to the acquisition by the Company of the Nonstandard Business within 90 days after the Closing Date or as soon thereafter as is reasonably practicable. Seller will be deemed to have accepted such Final Balance Sheet and to have waived forever any right to contest it unless it notifies Purchaser within 30 days after delivery of the Final Balance Sheet to Seller that Seller contests such Final Balance Sheet and the reasons therefore. Seller will have access to Purchaser records and personnel in order to analyze such final Balance Sheet as set forth in Section 6.4. If Seller contests the Final Balance Sheet, Purchaser and Seller will enter into good faith negotiations to resolve the dispute for a period of 30 days after the Seller's notice to Purchaser that it is contesting the Final Balance Sheet. If after such period of good faith negotiations Purchaser and Seller are not able to resolve the dispute, Purchaser and Seller shall jointly retain Deloitte and Touche LLP (the "Audit Firm") to conduct an audit of the Final Balance Sheet and prepare a report setting forth any adjustments Audit Firm deems necessary in order for the Final Balance Sheet to reflect the standards of preparation set forth in this Section 10.3(b). The adjustments to the Final Balance Sheet set forth in the report of the Audit Firm as a result of its audit shall be final and binding on the parties (other than reserves for IBNR and Bulk Claims set forth on the Final Balance Sheet which shall be resolved as provided in Section 10.3(c)). The costs for Audit Firm's services shall be borne equally by Seller and Purchaser.

          (c) Adjustments to Preliminary Balance Sheet Involving IBNR and Bulk Claims. Purchaser and Seller also shall review and evaluate the IBNR and Bulk Claims reserves set forth in the Final Balance Sheet. For the purpose of establishing the reserves for Closing IBNR and Bulk Claims, (the "Reserve Amount") any adjustments must be mutually agreed to by Purchaser and Seller within 10 business days after the expiration of the Post-Closing Adjustment Period. If Purchaser and Seller do not agree to the Reserve Amount for Closing IBNR and Bulk Claims set forth on the Final Balance Sheet prepared by Audit Firm, as provided in Section 10.3(b), or if the only account balance in the Final Balance Sheet in dispute between Purchaser and Seller is the Closing IBNR and Bulk Claims, then the matter shall be submitted immediately to two nationally recognized actuarial firms (the "Actuaries"), one of which will be PriceWaterhouse Coopers LLP and the other will be chosen by mutual agreement of the Purchaser and Seller, for their review and determination. The review by the Actuaries shall be limited to a determination of the adequacy of the Reserve Amount set aside to pay the IBNR and Bulk Claims as of the Final Balance Sheet Date (the "Closing IBNR and Bulk Claims"). In their review and determination, the Actuaries shall make a final point estimate, using the historical Company methodology described in Section 3.5(f) of the appropriate Reserve Amount for the then-unpaid Closing IBNR and Bulk Claims, and such estimate shall be completed and delivered to Purchaser and Seller within 25 days after the expiration of the Post-Closing Adjustment period, or as soon thereafter as is practicable. If the Reserve Amount as determined by each Actuary is within 10% of the Reserve Amount as determined by the other Actuary, the Reserve Amount for the Closing IBNR and Bulk Claims under this Agreement will be the average of such Reserve Amounts. If the Reserve Amount as determined by one Actuary is not within 10% of the Reserve Amount as determined by the other Actuary, the Purchaser and Seller may mutually agree to a specific Reserve Amount, or can mutually select another two mutually recognized Actuaries, and both of such Actuaries shall determine the Reserve Amount as described in the immediately preceding sentences and the Post Closing Adjustment Date will then be postponed for a period of 60 days. If the Reserve Amounts as determined by the second two Actuaries are not within 10% of each other, such two Actuaries shall mutually select a third nationally recognized actuarial firm (other than any firm previously engaged by Purchaser or Seller under this Section 10.3(c)) and such Actuary shall determine the Reserve Amount and such determination shall be final, binding and conclusive upon Purchaser and Seller. The Reserve Amount determined in accordance with this Section 10.3(c) shall be appropriately incorporated into the Final Balance Sheet. (d) Post-Closing Payment Date. In the event that the Purchase Price exceeds the Preliminary Purchase Price, on or before the Post-Closing Payment Date, Purchaser shall pay Seller cash in the amount equal to the Purchase Price minus the Preliminary Purchase Price. In the event that the Preliminary Purchase Price exceeds the Purchase Price, on or before the Post-Closing Payment Date, Seller shall return and pay to Purchaser cash in the amount equal to the Preliminary Purchase Price minus the Purchase Price.

     10.4 Manner of Payment; Interest. All payments made pursuant to Section 10.3(d) shall be paid via wire transfer or other form of electronic transmission of immediately available funds, or by cashier's check or in certified funds, and shall be paid pursuant to payment instructions delivered to the party who owes the applicable funds from the party to whom such funds are owed. In the event that any payment is required to be made by a party on the Post-Closing Payment Date, the amount of such payment shall bear interest at the rate of 8% per annum from the Closing Date until paid by the applicable party.

     10.5 Alternative Dispute Resolution.

          (a) Any disputes regarding the preparation of the Preliminary Balance Sheet, the Final Balance Sheet, the Adjustment to the Preliminary Balance Sheet involving matters other than IBNR and Bulk Claims and adjustment to the Preliminary Balance Sheet involving IBNR and Bulk Claims shall be resolved in the manner described in Section 10.3 hereof.

          (b) The parties agree that they will attempt to settle any claim or controversy arising out of this Agreement other than disputes referenced in
     Section 10.5(a) hereof through consultation and negotiation in good faith and in a spirit of mutual cooperation. If those attempts fail, then such dispute will be mediated by a mutually acceptable mediator to be chosen by the parties within 15 business days after written notice by one of the parties demanding mediation. Neither party may unreasonably withhold consent to the selection of the mediator and the parties agree to share the cost of the mediation equally. By mutual agreement, however, the parties may postpone mediation until the parties have each completed some specified but limited discovery regarding the dispute. The parties may also mutually agree to replace mediation with some other form of alternative dispute resolution ("ADR") such as neutral fact-finding or mini-trial. If any dispute cannot be resolved by the parties through negotiation, mediation or another form of ADR other than arbitration within 45 days of the date of the initial demand for ADR by one of the parties, then the dispute shall be determined by binding arbitration applying the laws of the State of Texas. Any arbitration pursuant to this Agreement shall be conducted before the American Arbitration Association in accordance with its arbitration rules. The arbitration shall be final and binding upon all the parties. The arbitrators award shall not be required to include factual findings or legal conclusions under the doctrine of laches, waiver, or estoppel to adversely affect the rights of either party.

          (c) Any mediation or other form of ADR shall take place in Fort Worth or Dallas, Texas. Any dispute which involves, in whole or in part, whether by claim, counterclaim or defense, one or more of the following issues is excepted from the preceding requirements regarding mediation or other form of ADR and, if not otherwise resolved, may be resolved by litigation: (i) any claim by Purchaser for declaratory or equitable relief under this Agreement or under any of the other Transaction Documents, including but not limited to claims for specific performance, rescission, reformation or injunctive relief; and (ii) any claim or controversy arising out of, in connection with or relating to indemnity under Section 9 herein.

                                ARTICLE 11.
                            GENERAL PROVISIONS

     11.1 Public Statements. So long as this Agreement is in effect, neither Seller nor Purchaser shall, or shall permit any of its subsidiaries to, issue or cause the publication of any press release or other announcement with respect to this Agreement without consulting with and obtaining the consent of the other parties; provided, however, that a copy of any proposed press release or announcement shall be provided in advance to the other party but the consent of such party shall not be required where such release or announcement is required by applicable law.

     11.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by Fed Ex or other nationally recognized overnight delivery service or facsimile transmission (if also sent by personal delivery, certified mail or overnight delivery service) to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

          (a)  if to Purchaser:

               Millers American Group, Inc.
               300 Burnett Street
               Fort Worth, Texas  76102
               Attn:  David N. Thompson
               Facsimile No. 817-348-3480

               with a copy to:

               Akin, Gump, Strauss, Hauer & Feld, L.L.P.
               1700 Pacific Avenue, Suite 4100
               Dallas, Texas  75201-4675
               Attn:  Terry M. Schpok, P.C.
               Facsimile No. 214-969-4343

          (b)  if to Seller:

               Acceptance Insurance Company
               222 South 15th Street
               Suite 600 North
               Omaha, Nebraska 68102-1616
               Attn:  Kenneth L. Coon, Chairman
               J. Michael Gottschalk, General Counsel
               Facsimile No. 402-345-9190

               with a copy to:

               Kutak Rock
               The Omaha Building
               1650 Farnam Street
               Omaha, Nebraska  68102-2186
               Attn:  Joe E. Armstrong, Esq.
               Facsimile No. 402-346-1148

Notice so given shall (in the case of notice so given by mail) be deemed to be given and received in the fourth calendar day after posting, in the case of notice so given by overnight delivery service on the date of actual delivery and, in the case of notice so given by facsimile transmissions or personal delivery, on the date of actual transmission or, as the case may be, personal delivery.

     11.3 Representations and Warranties. The representations and warranties of the parties hereto shall survive the Closing and remain in full force and effect on and after the Closing Date for the period set forth below notwithstanding any investigations which may have been made by any of the parties prior thereto. The representations and warranties contained in Sections 2.2, 3.1, 3.2, 3.3, 3.4,
3.5 and 3.6 shall survive the Closing forever. The representations and warranties contained in Sections 3.8 and 3.20 shall survive the Closing for a period of three months following the expiration of the applicable statute of limitations. All other representations and warranties contained in this Agreement shall survive the Closing for a period of 18 months.

     11.4 Miscellaneous. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; is not intended to confer upon any other person any rights or remedies hereunder, shall not be assigned; and shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Texas without giving effect, to the principles of conflict of laws thereof. This Agreement may be executed in one or more counterparts which together shall constitute a single agreement. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.


     11.5 Financial Statements. Unless otherwise specifically required in this Agreement, all financial statements and information shall be prepared in accordance with SAP.


                         [Signature Page Follows]

                     PURCHASE AGREEMENT SIGNATURE PAGE

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

                         MILLERS AMERICAN GROUP, INC.


                         By:    /S/ JOY J. KELLER
                                -------------------------------------
                         Name:  Joy J. Keller
                                -------------------------------------
                         Title: Executive Vice President and CFO
                                -------------------------------------

                         ACCEPTANCE INSURANCE COMPANY


                         By:    /S/ KENNETH L. COON
                                -------------------------------------
                         Name:  Kenneth L. Coon
                                -------------------------------------
                         Title: Chairman
                                -------------------------------------




                         PHOENIX INDEMNITY INSURANCE COMPANY


                         By:    /S/ GEORGIA M. MACE
                                -------------------------------------
                         Name:  Georgia M. Mace
                                -------------------------------------
                         Title: Treasurer
                                -------------------------------------

                             LIST OF SCHEDULES



Schedule 3.4        Required Consents

Schedule 3.6(a)     Reinsured Business

Schedule 3.6(b)     Ceded Business

Schedule 3.6(c)     Provisional Notices of Cancellation

Schedule 3.6(d)     Other Reinsurance To Be Terminated

Schedule 3.6(e)     Commuted Agreements

Schedule 3.6(f)     New and Surviving Agreements

Schedule 3.9        Real Property

Schedule 3.10       Personal Property

Schedule 3.11       Oral and Written Contracts

Schedule 3.12       Legal Proceedings

Schedule 3.14       Patents, Trademarks, Franchises, etc.

Schedule 3.18       Corporate Insurance

Schedule 3.19       Employees

Schedule 3.20       Employee Benefit Plans

Schedule 3.21       Transactions with Related Parties

Schedule 3.22       Directors, Officers and Bank Accounts

Schedule 3.26       Permits and Licenses

Schedule 6.9        Continuing State Agreements

                             LIST OF EXHIBITS


Exhibit A      Form of Millers Agreement

Exhibit B-1    Form of Continuing State Agreement
               (Auto Liability and P.D.)

Exhibit B-2    Form of Continuing State Agreement (P.D. only)

Exhibit C      Form of Additional State Agreement

Exhibit D      Form of Assumption Agreement

Exhibit E      Form of Noncompetition Agreement

Exhibit F      Form of Release

Exhibit G      Form of Purchaser's Counsel Legal Opinion

Exhibit H      Form of Seller's Counsel Legal Opinion

                                    Exhibit A

                                    PORTFOLIO

                              REINSURANCE AGREEMENT

                                 by and between

                            REDLAND INSURANCE COMPANY

                         (hereinafter "Ceding Company")

                                       and

                                   THE MILLERS

                                INSURANCE COMPANY

                            (hereinafter "Reinsurer")

                        Effective Date: ________________

                         PORTFOLIO REINSURANCE AGREEMENT

THIS PORTFOLIO REINSURANCE AGREEMENT (the "Agreement") is made and entered into by and among Redland Insurance Company, an insurance company organized under the laws of the State of Iowa (hereinafter "Ceding Company"), and The Millers Insurance Company, an insurance company organized under the laws of the State of Texas (hereinafter "Reinsurer").

                             PRELIMINARY STATEMENTS

A. Pursuant to that certain Purchase Agreement dated May 10, 1999 (the "Purchase Agreement"), Acceptance Insurance Company agreed to (i) sell to Millers American Group, Inc. all of the issued and outstanding shares of capital stock of Phoenix Indemnity Insurance Company ("Phoenix"), an affiliate of Ceding Company herein, and (ii) transfer to Reinsurer all private passenger nonstandard automobile insurance (including liability and no-fault, uninsured and underinsured motorists, medical payments coverage, guest passenger liability, and automobile physical damage coverage, as applicable) previously written by Acceptance Insurance Company and its affiliated insurance company, Redland Insurance Company, Ceding Company herein.

B. Ceding Company presently writes the private passenger nonstandard automobile insurance referred to above in the state of California, and is responsible for servicing the policies relating thereto as well as the administration and payment of claims arising under such policies.

C. Ceding Company maintains reserves for losses (including incurred but not reported losses), loss adjustment expenses, and unearned premiums relating to the policies currently in force.

D. Ceding Company wishes to sell its California private passenger nonstandard automobile insurance program to Reinsurer simultaneously with the sale by Acceptance Insurance Company of all of the issued and outstanding shares of capital stock of Phoenix to Millers American Group, Inc.

E. The sale, transfer, and assignment of the California private passenger nonstandard automobile insurance program to Reinsurer shall occur immediately prior to the sale of the issued and outstanding shares of capital stock of Phoenix to Millers American Group, Inc.

                             STATEMENT OF AGREEMENTS

NOW, THEREFORE, in consideration of the premises and mutual promises and covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:

                                    Article I
                             Reinsurance of Business

As of the Effective Date, Ceding Company shall cede to Reinsurer, and Reinsurer agrees to accept from Ceding Company, a quota share reinsurance of Ceding Company's original liability as respects losses and loss adjustment expenses under all insurance policies classified by Ceding Company as private passenger nonstandard automobile insurance with respect to which reserves are carried on Ceding Company's books as of _____________ and such types of policies written or renewed by Ceding Company at any time with an effective date prior to the Effective Date (the "Reinsured Policies"), except as excluded in Article III hereof, subject to the limitations set forth in this Agreement.

                                   Article II
                                Term and Closing

2.1   Reinsurance under this Agreement becomes effective
      _________________________ (the "Effective Date") and shall remain continuously in force until terminated as hereinafter provided.

2.2 Reinsurance under this Agreement shall be in force only if and to the extent obligations exist under the Reinsured Policies. Reinsurer's liability hereunder will terminate simultaneously with Ceding Company's termination of liability under the Reinsured Policies.

2.3 The closing of the transactions contemplated by this Agreement shall take place simultaneously with the closing contemplated in Section 1.4 of the Purchase Agreement, or at such other place and time as the parties hereto shall agree upon in writing, subject to any required state insurance regulatory approval.

                                   Article III
                             Liability of Reinsurer

3.1 The liability of Reinsurer shall attach simultaneously with the liability of Ceding Company in respect to all the Reinsured Policies. The reinsurance provided in this Agreement shall not create any right or legal relationship between Reinsurer and the policyholders of Ceding Company or any other claimant under a Reinsured Policy.

3.2 The reinsurance provided by this Agreement specifically excludes all liability for extra-contractual and bad faith damages arising from actions taken or omitted by Ceding Company prior to the Effective Date. For the purposes of this Agreement, the term "extra-contractual and bad faith damages" means any damages, claims, demands, actions, losses, costs, expenses, and liabilities (including, but not limited to, attorneys' fees and disbursements and court fees) in excess of the limit of Ceding Company's original policy, but otherwise within the terms of the original policy, or any punitive, exemplary, or consequential damages, other than loss in excess of policy limits, if such excess loss is incurred because of Ceding Company's failure to settle within the policy limit or by reason of its alleged or actual negligence, bad faith, or unfair practice in handling or rejecting a claim, offer, or settlement, or in the preparation of the defense or the trial of any action by or against its insured, or in the preparation or prosecution of an appeal consequent to such action.

                                   Article IV
                                Amounts Reinsured

Ceding Company shall cede to Reinsurer, and Reinsurer shall accept, a 100% quota share interest in all the Reinsured Policies. Ceding Company agrees to maintain its current quota share reinsurance coverage in force until June 15, 1999, and shall not elect to terminate such coverage on any basis other than a run-off basis.

                                    Article V
                                  Consideration

Consideration for the reinsurance of the Reinsured Policies and performance of the services as provided for in this Agreement shall be as follows:

5.1 RESERVES. For and in consideration of Reinsurer reinsuring all liability of Ceding Company under the Reinsured Policies, subject to the provisions of Article XIV hereof, Ceding Company agrees to release and transfer to Reinsurer the following:

     (a) All statutory reserves for gross losses and loss adjustment expenses determined as of _____________ attributable to the Reinsured Policies. These reserves shall include, but not be limited to, reserves for incurred but not reported claims but shall exclude reserves for extra-contractual and bad faith damages which are not reinsured hereunder. Such loss reserves as of _____________ will be established according to prudent reserving customs and practices as traditionally applied by Ceding Company. To the extent that the transfer of such funds occurs more than 30 days after the Effective Date, the transferred amount shall reflect the reserve amounts as of the Effective Date plus 5% interest, prorated by the number of days after such 30th day, on such reserves and any and all salvage and subrogation recovered, less (i) amounts paid on claims occurring on or prior to the Effective Date, and (ii) associated allocated loss adjustment expenses.

     (b) All unearned premium reserves determined as of the Effective Date attributable to the Reinsured Policies less (i) the ceding commission pursuant to Section 5.2 and (ii) premium taxes.

5.2 CEDING COMMISSION. Reinsurer shall pay to Ceding Company a ceding commission equal to the commission paid Arrowhead General Insurance Agency, San Diego, California on the unearned premium as of the Effective Date for the Reinsured Policies.

5.3 PAYMENT OF FUNDS. Subject to the terms and conditions of this Agreement, Ceding Company shall, on the date or dates the reinsurance transactions contemplated by this Agreement are closed, cause the payment due to Reinsurer to be delivered by a bank wire transfer, in immediately available funds, at the time when due, to the bank(s) and account(s) designated in writing prior thereto by Reinsurer.

                                   Article VI
                                  Premium Taxes

Reinsurer shall reimburse Ceding Company for all premium taxes paid by Ceding Company with respect to premiums written on or after the Effective Date as provided for in the 100% Quota Share Reinsurance Agreement described in Section 7.5.

                                   Article VII
                           Administration by Reinsurer

Commencing on the Effective Date, Reinsurer or its designee shall, subject to the obligations of Ceding Company as set forth in Articles X and XII of this Agreement, be responsible for servicing all the Reinsured Policies and administering the business associated with the Reinsured Policies, including but not limited to, the following:

7.1 PREMIUM NOTICES AND COLLECTION. Reinsurer shall prepare and mail premium notices to the holders of the Reinsured Policies and collect and retain premiums.

7.2 CLAIMS. Reinsurer shall receive, adjust, and make payment of all claims under the Reinsured Policies, regardless of when such claims were incurred or reported, and specifically, without limiting the foregoing, shall assume responsibility for administration with respect to all claims pending under the Reinsured Policies and unpaid by Ceding Company as of the Effective Date.

7.3 RESERVES. Reinsurer shall post, on the closing of the reinsurance transactions contemplated hereunder, and maintain during the term of this Agreement, such reserves for the Reinsured Policies on its books and records to the extent required by the applicable state insurance laws and in accordance with prudent customs and practices of the insurance industry.

7.4 PREMIUM TAXES. Reinsurer shall assume liability for all premium taxes as provided for in Article VI hereof with respect to premiums due and paid to Reinsurer under the Reinsured Policies, whether paid to Reinsurer directly or remitted to Reinsurer by Ceding Company.

7.5 MAINTENANCE OF BUSINESS. Ceding Company shall provide a fronting arrangement for Reinsurer (i) to allow for the renewal of all Reinsured Policies, and (ii) to allow for the production of new business by or on behalf of the Reinsurer in the state of California. The fronting arrangement for the new and existing business shall be for a period of two
     (2) years commencing on the Effective Date. The terms and conditions of the fronting arrangement shall be set forth in a 100% Quota Share Reinsurance Agreement, the form of which is attached to the Purchase Agreement as EXHIBIT C except that no ceding commission or other compensation shall be paid to Ceding Company under such agreement. The production of the new and existing business shall be subject to (i) Reinsurer's normal underwriting rules, and its manuals of rules and rates, and (ii) such other conditions as may be determined by Reinsurer subject, in the case of assigned risk policies, to the rules, rates, terms, and conditions required by applicable involuntary market and insurance regulatory authorities.

7.6 POLICYHOLDER CORRESPONDENCE. Reinsurer shall process and prepare appropriate responses to all policyholder correspondence from prospective and existing policyholders.

7.7 REGULATORY ACTION. Reinsurer shall forward to Ceding Company any state insurance department correspondence.

The obligation of Reinsurer to perform the above administrative services pursuant to this Agreement shall commence on ______________, 1999, without regard to the extent to which reinsurance is effective pursuant to this Agreement, and shall not be deemed to increase or diminish the extent of its reinsurance obligations as set forth in this Agreement.

                                  Article VIII
                                     Claims

Reinsurer shall adjudicate claims under the Reinsured Policies in good faith and with the same degree of care and skill that it applies to its own insurance policies. Ceding Company agrees to be bound by Reinsurer's disposition of claims made under any Reinsured Policy. Reinsurer shall have the right to institute, prosecute, or maintain any legal proceedings on behalf of Ceding Company with respect to any claim arising under a Reinsured Policy. When requested by the Ceding Company, the Reinsurer shall permit the Ceding Company, at the expense of the Ceding Company, to be associated with the Reinsurer in defense or conflict of any claim, loss, or legal proceeding. In the event that either party hereto is made party to any legal proceeding arising out of or in connection with the Reinsured Policies, the parties will cooperate with each other to defend, settle, or compromise or otherwise resolve the litigation consistent with this Article and with the intent of this Agreement.

                                   Article IX
                             Bad Faith Actions, etc.

Reinsurer shall indemnify and hold Ceding Company and the officers, directors, and employees of Ceding Company harmless from any and all "extra-contractual and bad faith damages," claims, demands, actions, losses, costs, expenses, and liabilities (including, but not limited to, attorneys' fees and disbursements and court fees) arising from a bad faith action, unfair claims practice, or tortious breach of contract committed or alleged to have been committed by Reinsurer in the course of performing its administration obligations with respect to the Reinsured Policies hereunder and actions committed or alleged to have been committed by Ceding Company after the Effective Date but prior to ________________, 1999 to the extent that such actions were taken in accordance with requirements implemented at Reinsurer's request pursuant to Section 10.2 hereof.

                                    Article X
                         Undertakings of Ceding Company

To facilitate Reinsurer's performance of its obligations under this Agreement, Ceding Company agrees to undertake the following:

10.1 TRANSFER OF RECORDS, FILES, ETC. Ceding Company agrees that it will furnish all assistance to Reinsurer which may be reasonably necessary for the orderly reinsurance, administration, and transfer of the Reinsured Policies, including the delivery of all records and all right, title, and interest in such records relating to the Reinsured Policies, including, but not limited to, application forms, marketing materials, premium and claims history, reinsurance records, and records relating to the Reinsured Policies, and such records and files shall remain the property of Ceding Company until one year after all policies constituting the Reinsured Business shall have expired, either by cancellation or otherwise, and all outstanding losses and loss adjustment expenses have been settled, at which time all such files and records shall become the property of Reinsurer. In the event such records are needed by Ceding Company, copies of such records will be made available to Reinsurer. Reinsurer shall reimburse Ceding Company for all reasonable expenses incurred by Ceding Company for the transportation of any records relating to the Reinsured Policies which are presently located in its offices. It is acknowledged that significant time is necessary for Reinsurer to transpose the records from Ceding Company forms to Reinsurer forms and to manually transfer the records and papers from the home office and computer systems of Ceding Company to the offices and computer systems of Reinsurer; therefore, Ceding Company agrees to make available to Reinsurer the space and the reasonable assistance of its employees at its home office now handling this business for as long as may be reasonably necessary to effect the transfer and transportation of such records, papers, and forms.

10.2 COOPERATION WITH REINSURER. Ceding Company and Reinsurer shall consult after the Effective Date and prior to _______________, 1999 with respect to underwriting and claims rules and operations, and Ceding Company will act in accordance with any reasonable request of Reinsurer for modifications of such rules and operations.

10.3 COLLECTION OF PREMIUMS. Ceding Company agrees that all premiums coming into its hands on and after the Effective Date pertaining to the Reinsured Policies shall be promptly remitted to Reinsurer.

10.4 REMITTANCE PROCESSING AND OTHER SERVICES. Ceding Company shall perform remittance processing and other services reasonably requested by Reinsurer for a fee to be mutually agreed upon.


                                   Article XI
                                Banking Services

Reinsurer shall perform for Ceding Company certain banking functions for the bank accounts of Ceding Company used to administer the Reinsured Policies. These functions shall include:

     (a)  depositing premium and other receipts;

     (b) issuing checks or drafts for payment of claims, premium refunds, or other payments as required under this Agreement;

     (c)  performing bank reconciliations; and

     (d) performing daily operational activities and account maintenance and contacts with respective banks.

                                   Article XII
                             Costs of Administration

Reinsurer shall not charge Ceding Company a fee for its administrative services hereunder except as provided for herein. In the event that any state insurance regulatory authority affirmatively rules that certain policies which were to have been reinsured hereunder cannot be reinsured hereunder or that the date as of which the reserves with respect to any Reinsured Policies are determined shall be later than __________________, Ceding Company shall pay to Reinsurer a mutually agreed upon fee for the administration of such policies performed during the period commencing on ___________________ and ending (i) in the case of Reinsured Policies for which reinsurance hereunder is approved by such regulatory authority, on the date as of which the reserves with respect to such Reinsured Policies are determined, and (ii) with respect to policies which cannot be reinsured hereunder, on the date on which administrative services are no longer performed hereunder by Reinsurer with respect to such policies.

                                  Article XIII
                                     Reports

13.1 Reinsurer shall, as long as the Agreement remains in effect, provide to Ceding Company within thirty (30) days after the end of each calendar year, within twenty (20) days after the end of each calendar month other than December, and within thirty (30) days after the termination of this Agreement, a statement which shall include, in addition to such other information as Ceding Company may reasonably request:

     (a)  outstanding losses, including incurred but not reported;

     (b)  paid losses and loss adjustment expenses;

     (c)  unearned premium; and

     (d)  written premium.

13.2 To the extent required by applicable law, Reinsurer shall provide Ceding Company with a periodic accounting within sixty (60) days of the end of each calendar quarter. To the extent there are any amounts due and owing between the parties, the periodic accounting will be followed by an appropriate cash settlement within thirty (30) days thereof. The requirements in this Section shall not be conditional upon the performance of any other agreement or any other person not a party hereto.

                                   Article XIV

                       State Insurance Regulatory Matters

14.1 If required by any applicable law, this Agreement shall be submitted by the parties to the respective state insurance regulatory authorities for any required approval pursuant to the provisions of the applicable insurance statutes. The reinsurance provisions of this Agreement shall not become effective as to the Reinsured Policies insuring residents of a particular state unless and until the necessary regulatory approvals, if any, have been obtained for such state.

14.2 To the extent required by applicable law, Reinsurer, if not licensed to transact insurance or reinsurance in an applicable state, agrees to submit to a court of jurisdiction within the United States, agrees to comply with all requirements necessary to give such court jurisdiction over Reinsurer, has designated an agent upon whom service of process may be effected, and agrees to abide by the final decision of such court or an appellate court to which a trial court decision may be appealed.

                                   Article XV
                                     Audits

Ceding Company shall, until two (2) years after the termination of this Agreement, have the right to examine, and Reinsurer shall make available to Ceding Company for examination at Reinsurer's premises or any other place where Reinsurer's duties hereunder are being performed, at reasonable hours, all claims, books, records, documents, papers, and other information pertaining to the Reinsured Policies or the performance of Reinsurer's obligations hereunder.

                                   Article XVI
                                   Termination

16.1 This Agreement shall terminate automatically upon the termination of Ceding Company's liabilities and other obligations under each and every Reinsured Policy. In the event of such termination, Reinsurer shall continue to perform such services provided for in this Agreement, and to provide such reports and other information as Ceding Company may reasonably require to conclude all remaining administrative requirements hereunder with respect to the Reinsured Policies. In such event, the applicable provisions of this Agreement shall continue to apply.

16.2 Ceding Company may terminate this Agreement upon the occurrence of any of the following events:

     (a) issuance by a court of competent jurisdiction of an order to liquidate or dissolve, or a similar order to wind up the business of, Reinsurer;

     (b) failure of Reinsurer to maintain the appropriate license or certification where required by state law; provided, however, that such failure will not be cause for termination if Reinsurer arranges through other means, satisfactory to Ceding Company, to remove or otherwise satisfy the legal or regulatory impediments to its performance.

16.3 This Agreement may be terminated at any time upon mutual agreement of the parties.

16.4 Upon termination of this Agreement, Reinsurer shall provide Ceding Company with a final accounting and settlement of all matters relating to the Reinsured Policies.

                                  Article XVII
                              Errors and Omissions

Ceding Company and Reinsurer shall not be prejudiced, in any way, by any omission through clerical error, accident or oversight to cede to Reinsurer any business rightly falling under the terms of this Agreement, or by erroneous cancellation, either partial or total, of any cession, or by omission to report, or by erroneously reporting any losses, or by any other error or omission. Any such error or omission shall be corrected immediately upon discovery.

                                  Article XVIII
                                   Insolvency

18.1 In the event of the insolvency of Ceding Company, reinsurance under this Agreement shall be payable by Reinsurer on the basis of the liability of the insolvent company under the Reinsured Policies reinsured, without diminution because of such insolvency, to the insolvent company or to its domiciliary liquidator or receiver.

18.2 It is agreed, however, that the liquidator or receiver or statutory successor of the insolvent company will give written notice to Reinsurer of the pendency of any claim against the insolvent company on a Reinsured Policy within a reasonable time after such claim is filed in the insolvency proceeding and that during the pendency of such claim Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the insolvent company or its liquidator or receiver or statutory successor. The expense thus incurred by Reinsurer will be chargeable, subject to court approval, against the insolvent company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the insolvent company solely as a result of the defense undertaken by Reinsurer.

18.3 Should the insolvent company be placed into liquidation or should a receiver be appointed, Reinsurer will, to the extent permitted by law, be entitled to deduct from any sums which may be or may become due to the insolvent company under this Agreement, any sums which are due to Reinsurer by the insolvent company under this Agreement and which are payable at a fixed or stated date, as well as any other sums due Reinsurer which are permitted to be offset under applicable law.

18.4 It is further agreed that, in the event of the insolvency of Ceding Company, the reinsurance obligations under this Agreement shall be payable directly by Reinsurer to Ceding Company or to its domiciliary, liquidator or receiver, except (a) as provided by applicable law, (b) where this Agreement specifically provides another payee of such reinsurance in the event of the insolvency of Ceding Company, and/or (c) where Reinsurer, with the consent of the direct insured, has assumed the policy obligations of Ceding Company as direct obligations of Reinsurer to the payee under the Reinsured Policies and in substitution for the obligation of Ceding Company to such payee.

                                   Article XIX
                                   Arbitration

19.1 Any dispute arising with respect to this Agreement, whether arising before or after termination hereof, which is not settled by mutual agreement of the parties, shall be submitted to arbitration in accordance with this Article.

19.2 Within twenty (20) days from receipt of notice from one party that an arbitrator has been appointed, the other party shall also name an arbitrator. The two arbitrators shall choose a third arbitrator and shall forthwith notify the contracting parties of such choice. If the two arbitrators cannot agree upon the third arbitrator, each arbitrator shall nominate three persons of whom the other shall reject two. The third arbitrator shall then be chosen by drawing lots. If a party fails to choose an arbitrator within twenty (20) days after receiving the written request of the other party to do so, the latter shall choose both arbitrators, who shall choose the third arbitrator. Each arbitrator shall be a present or former property and casualty insurance company officer who is otherwise not directly or indirectly affiliated with any party to this Agreement.

19.3 The party requesting arbitration (the "Petitioner") shall submits brief to the arbitrators within thirty (30) days after notice of the selection of the third arbitrator. Upon receipt of the Petitioner's brief, the other party (the "Respondent") shall have thirty (30) days to file a reply brief. On receipt of the Respondent's brief, the Petitioner shall have twenty (20) days to file its rebuttal brief. Respondent shall have twenty
      (20) days from the receipt of Petitioner's rebuttal brief to file its rebuttal brief. The arbitrators may extend the time for filing of a brief at the request of either party.

19.4 The arbitrators shall consider this Agreement as an honorable engagement rather than merely as a legal obligation, and shall be relieved of all judicial formalities, and shall make their award with a view to effecting the intent of the parties. The decision of the arbitrators shall be final and binding upon the parties to this Agreement. Judgment may be entered upon the final decision of the arbitrators in any court having jurisdiction. Each party shall bear the expenses of its own arbitrator and shall jointly and equally bear the expenses of the third arbitrator and of the arbitration. Any such arbitration shall be conducted pursuant to the rules of the American Arbitration Association and shall take place in the City of Fort Worth, Texas, unless some other location is mutually agreed upon by the parties.

                                   Article XX

                         Representations and Warranties

20.1 REPRESENTATIONS AND WARRANTIES OF CEDING COMPANY. Ceding Company represents and warrants to Reinsurer as follows.

     (a) Organization, Standing, Etc. It is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is authorized to conduct its business as a property and casualty insurance company in those states where, for purposes of this Agreement, such authorization is required.

     (b) Authority for Agreement. It has the corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. This Agreement and the transactions contemplated herein have been duly authorized and approved by its board of directors and, where necessary, its shareholder. This Agreement has been duly executed and delivered by the duly authorized officers of Ceding Company and constitutes the valid and legally binding obligation of Ceding Company.

     (c) Title to Assets. It has title to the assets to be acquired by Reinsurer pursuant to Section 5.4 hereof free and clear of any lien or encumbrance, and is authorized to convey title to such assets to Reinsurer.

     (d) Compliance with Other Instruments and Laws. The execution, delivery, and performance of this Agreement will not result in any violation of or be in conflict with or constitute a default under any agreement to which it is a party or any judgment, decree, or order which names it or by which any of the assets described in Section 5.4 are bound.

     (e) Consents, Etc. Except as set forth in Schedule 20.1 hereof, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental or judicial authority or any third party is required in connection with the valid execution, delivery and performance of this Agreement by Ceding Company.

20.2 REPRESENTATIONS AND WARRANTIES OF REINSURER. Reinsurer represents and warrants to Ceding Company as follows.

     (a) Organization, Standing, Etc. Reinsurer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and is authorized to conduct its business as a property and casualty insurance company in those states where, for purposes of this Agreement, such authorization is required.

     (b) Authority for Agreement. Reinsurer has the corporate power and authority to execute and deliver this Agreement and to carry out its obligation hereunder. This Agreement and the transactions contemplated herein have been duly authorized and approved by Reinsurer's board of directors and, where necessary, its shareholder. This Agreement has been duly executed and delivered by the duly authorized officers of Reinsurer and constitutes the valid and legally binding obligation of Reinsurer.

     (c) Compliance with Other Instruments and Laws. The execution, delivery and performance of this Agreement will not result in any violation of or be in conflict with or constitute a default under any agreement to which Reinsurer is a party or any judgment, decree or order which names Reinsurer.

     (d) Consents, Etc. Except as set forth in Schedule 20.2 hereof, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental or judicial authority or any third party is required in connection with the valid execution, delivery and performance of this Agreement by Reinsurer.

                                   Article XXI
                               General Provisions

21.1 SEVERABILITY. If any term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

21.2 AMENDMENTS. This Agreement may not be modified, changed, or amended in any respect unless agreed upon in writing and signed by the duly authorized representatives of the respective parties hereto.

21.3 ASSIGNMENT. This Agreement shall not be assigned by either party without the prior written consent of the other party, except Reinsurer may without such consent assign to or contract with any of its affiliates to reinsure or administer any of the Reinsured Policies reinsured or administered pursuant to this Agreement; provided, however, that any necessary approval from regulatory authorities is obtained.

21.4 SOLE BENEFIT. This Agreement is for the sole benefit of the parties hereto and in no event shall this Agreement be construed to be for the benefit of any third party, except to the limited extent that Reinsurer shall hereby acquire liabilities to policyholders of the Reinsured Policies.

21.5 ENTIRE AGREEMENT. This Agreement and the schedules and exhibits attached hereto define the full extent of the legally enforceable undertakings of the parties hereto, and no related promise or representation, written or oral, which is not set forth explicitly herein, or in such schedules or exhibits, is intended by either party to be legally binding. With the exception of the Purchase Agreement, this Agreement supersedes any and all oral and written agreements entered into prior to the Effective Date between the parties hereto with respect to the subject matter hereof.

21.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW THEREOF.

21.7 EXPENSES. Each party hereto shall bear its own costs and expenses attributable to the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

21.8 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered or mailed by first class mail, postage prepaid, addressed as follows:

      (a)   If to Redland, to:

                  Redland Insurance Company
                  Professional Tower, Suite 500
                  105 South 17th Street
                  Omaha, Nebraska  68102
                  Attention:  Kenneth C. Coon

            with a copy to:

                  Kutak Rock
                  The Omaha Building
                  1650 Farnam Street
                  Omaha, Nebraska  68102-2186

                  Attention:  Joe E. Armstrong, Esq.
      (b)   If to The Millers Insurance Company, to:

                  The Millers Insurance Company
                  300 Burnett Street
                  Fort Worth, Texas  76102
                  Attention:  David N. Thompson

            with a copy to:

                  AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                  1700 Pacific Avenue
                  Dallas, Texas  75201-4675
                  Attention:  Terry M. Schpok, P.C.

21.9 COUNTERPARTS. This Agreement may be executed in several counterparts each of which is an original but all of which shall constitute one instrument.

21.10 OFFSETS. Any offsets Reinsurer may take against amounts owed to Ceding Company, or any offsets Ceding Company may take against amounts owed to Reinsurer, shall be limited to amounts due and owing under this Agreement between Ceding Company and Reinsurer.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Ceding Company and Reinsurer have by their respective officers executed this Agreement to be effective the ______ day of _______________, 1999.

                                          CEDING COMPANY

                                          Redland Insurance Company

                                          By:
                                                --------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------



                                          REINSURER

                                          The Millers Insurance Company

                                          By:
                                                --------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------

                                 EXHIBIT B-1


                                  QUOTA SHARE
                            AGREEMENT OF REINSURANCE
                            ADDENDUM NUMBER ONE (1)

      This Addendum attaches to and forms a part of a certain Agreement of Reinsurance between Phoenix Indemnity Insurance Company (hereinafter called the "Reinsurer") and Acceptance Insurance Company (hereinafter called the "Company") originally effective January 1, 1994.

      As of the Effective Date, Company and Reinsurer agree as follows:

            ARTICLE I - SCOPE OF AGREEMENT shall be deleted entirety and replaced with the following:

            As a condition precedent to the Reinsurer's obligations under this Agreement, the Company shall cede to the Reinsurer 100% quota share of the Net Written Premium and the liability for the Reinsured Business described in this Agreement retained by the Company after all other facultative and treaty reinsurance, and the Reinsurer shall accept such business as reinsurance from the Company. The Company is to bear no business or insurance risk whatsoever (save the risk of Reinsurer's insolvency).

            ARTICLE III - LIABILITY OF THE REINSURER - the first paragraph of
      Article III shall be deleted in its entirety and replaced with the following:

            The Reinsurer shall pay to the Company, with respect to each risk and policy under Non-Standard Private Passenger Automobile Business, 100% of the amount of net loss of the Company ("Reinsured Business").

            ARTICLE IV - DEFINITIONS shall be amended as follows:

            1. Subparagraph (a) is deleted and replaced with the following:

              (a) NON-STANDARD PRIVATE PASSENGER AUTOMOBILE BUSINESS

                  This term shall mean non-standard private passenger automobile business written, in-force, or renewed by the Company on risks located in the states of Arizona, Georgia, Minnesota and Wisconsin and serviced by the Reinsurer.

            2. Subparagraphs (b), (f), and (g) are deleted in their entirety and without replacement.



            ARTICLE VII - REPORTS AND REMITTANCES will be deleted in its entirety and replaced with the following:

                  MONTHLY

                  The Reinsurer shall report to the Company, within 45 days after the close of each month:

                    (1) The reinsurance premium written for the month by line of insurance, and

                    (2) The Company's portion of claims, losses, and adjustment expense paid and outstanding during the month by line of insurance and year of claim or loss.

                  QUARTERLY

                  On a quarterly basis, the Company shall calculate and invoice the Reinsurer for premium taxes due. The amount due shall be remitted by the Reinsurer within 30 days of receipt of the invoice.

            ARTICLE VIII - MANAGEMENT OF CLAIMS AND LOSSES shall be deleted in its entirety and replaced with the following:

            The Reinsurer shall investigate and settle or defend all claims and losses and perform such other functions as it may determine proper for servicing the Reinsured Business. When requested by the Company, the Reinsurer shall permit the Company, at the expense of the Company, to be associated with the Reinsurer in the defense or control of any claim, loss, or legal proceeding which involves or is likely to involve the Company. All settlements and payments of claims or losses by the Reinsurer, whether under strict policy conditions or by way of compromise, shall be binding on the Company, subject to the terms of this Agreement. Company shall deliver to Reinsurer on the Effective Date of this Addendum all files and records, in whatever form, pertaining to the Non-standard Private Passenger Automobile Business including, but not limited to, accounting, claims, underwriting, and legal. Such files and records shall belong to and remain the property of Company until one (1) year after all policies constituting the Reinsured Business shall have expired either by cancellation or otherwise, and all outstanding losses and Adjustment Expenses have been settled, at which time such files and records shall become the property of and owned by Reinsurer.

            ARTICLE IX - RECOVERIES - the first paragraph shall be deleted in its entirety.

            ARTICLE XI -- SPECIAL ACCEPTANCES shall be deleted in its entirety.

            ARTICLE XII - RESERVES AND TAXES - the following paragraph will be added:

            Company shall pay premium taxes on premiums received prior to the Effective Date of this Addendum.

            ARTICLE XIII - OFFSET shall be deleted in its entirety.

            ARTICLE XIV - INSPECTION OF RECORDS shall be deleted in its entirety and replaced with the following:

            The Reinsurer shall allow the Company to inspect, at reasonable times, the records of the Reinsurer relevant to the business reinsured under this Agreement, including Reinsurer files concerning claims, losses, or legal proceedings which involve or are likely to involve the Company.

            ARTICLE XVII - COMMENCEMENT AND TERMINATION is deleted in it entirety and replaced with the following:

            1. The effective date of this Agreement is at 12:01 a.m. central standard time, on September 1, 1999 (the "Effective Date"). This Addendum and Agreement shall remain continuously in force until September 17, 2001, or until such earlier date if terminated according to the provisions set forth herein.

            2. This Agreement may be terminated under any of the following circumstances:

                  (a) Immediately by mutual consent of the Parties to this Agreement.

                  (b) Immediately, upon written notice by Company, if Reinsurer is found to be insolvent by any state insurance department or court of competent jurisdiction, or is placed in supervision, conservation, rehabilitation, or liquidation, or has a receiver or supervisor appointed.

                  (c) By Reinsurer, upon thirty (30) days written notice, if Company is found to be insolvent by any state insurance department or court of competent jurisdiction, or is placed in supervision, conservation, rehabilitation or liquidation, or has a receiver or supervisor appointed.

                  (d) By Company, immediately and automatically without prior written notice should the Department of Insurance with jurisdiction over the Reinsured Business require cancellation or disallow credit for this reinsurance.

                  (e) By either Party, upon thirty (30) days written notice to the other Party if the non-terminating Party:

                        (1)   commits  an   intentionally   wrongful  or
                              fraudulent act material to the Agreement;

                        (2) materially breaches a provision of the Agreement and fails to cure such breach within sixty (60) days after written notice thereof; or

                        (3) is in a financially impaired condition under the applicable law of any state having jurisdiction over any of the Reinsured Business.

                  (f) By Reinsurer, upon 30 days written notice, if Reinsurer or an affiliate becomes licensed to write the Reinsured Business under this Agreement in Arizona, Georgia, Minnesota or Wisconsin.

          3. When this Agreement terminates for any reason, reinsurance hereunder shall continue to apply to the Reinsured Business in force at the time and date of termination until expiration or cancellation of such business. It is understood that any policies constituting the Reinsured Business with effective dates prior to the termination date but issued after the termination date are covered under this Agreement. Additionally, the reinsurance hereunder shall continue to apply as to policies constituting the Reinsured Business which must be issued or renewed, as a matter of state law.

          4. Upon termination of this Agreement, Reinsurer shall not be relieved of or released from any obligation created by or under this Agreement in relation to payment, expenses, reports, accounting or handling, which relate to the Reinsured Business. The Parties covenant and agree that they will cooperate with each other in the handling of all such run-off insurance business until all policies constituting the Reinsured Business shall have expired either by cancellation or under the terms of such policies and all outstanding losses and loss adjustment expenses have been settled. Upon termination of this Agreement, the Reinsurer shall service the run-off of the Reinsured Business, and its duties for such run-off shall include, but not be limited to, handling all claims, and handling and servicing all policies constituting the Reinsured Business through their natural expiration, together with any policy renewals, required to be made by provisions of applicable law, whether or not the effective date of such renewal is subsequent to the effective date of termination of this Agreement. All costs and expenses associated with the handling of such run-off business following the termination of this Agreement shall be borne solely by Reinsurer. Reinsurer may appoint a successor to handle the run-off, subject to Company's approval (which shall not be unreasonably withheld), at no cost to Company.

          5. Except as otherwise provided in this Agreement, in the event this Agreement is terminated, Reinsurer shall remain liable to and shall, immediately upon request, reimburse Company for any assessment made upon Company by a state insurance guaranty association pursuant to the applicable provisions of a state's insurance laws, which applies to the Reinsured Business to the effective date of termination. Company shall likewise remain liable for, and account to Reinsurer for any recovery of such assessment under a state insurance guaranty association, or any credit allowed against its premium tax pursuant to applicable law.

          6. The title and ownership of all undelivered policy forms, books, and supplies containing Company's name related to the Reinsured Business is in Company. Upon termination, these materials shall be delivered immediately by Reinsurer to Company, at Company's expense, without compelling Company to resort to any legal proceedings to secure the property of Company.

          7. Upon termination of this Agreement, Reinsurer shall provide Company with a final accounting and settlement of all matters relating to the Reinsured Business.

            ARTICLE XIX - EXCESS OF ORIGINAL POLICY LIMITS AND EXTRA CONTRACTUAL OBLIGATIONS:

          (A) EXCESS OF ORIGINAL POLICY LIMITS - the following sentence will be added at the end of the first paragraph:

               provided, however, that Loss under this provision shall not include any loss which otherwise would be subject to this Article XIX (a) if (i) prior to the Effective Date the Company knew or reasonably should have known that it had breached the covenant of good faith and fair dealing, or had taken other action rendering it liable for payment in excess of a policy limit, with respect to the matter giving rise to the loss, or (ii) such loss is specifically referred to in any other agreements between the parties or their affiliates and is established therein an obligation of Company or its affiliates.

          (B) EXTRA CONTRACTUAL OBLIGATIONS - the following sentence will be added at the end of the first paragraph:

               provided, however, that Loss under this provision shall not include any liabilities which otherwise would be subject to this
               Article XIX (b) if (i) prior to the Effective Date the Company knew or reasonably should have known that it had breached the covenant of good faith and fair dealing, or had taken other action rendering it liable for payment in excess of a policy limit, with respect to the matter giving rise to the extra-contractual obligation, or (ii) such extra-contractual obligation is specifically referred to in any other agreements between the parties or their affiliates and is established therein an obligation of Company or its affiliates.

            ARTICLE XX - AGENTS BROKERS AND MANAGING GENERAL AGENTS shall be added:

          A. As of the Effective Date, the Reinsurer shall assume the obligation to pay any broker, agent or managing general agent appointed by the Company for the solicitation, sale, marketing or production of the Reinsured Business, including payment of commissions, service fee and other compensation that may be due such brokers, agents or managing general agents according to the written agreements between Company and such brokers, agents or managing general agents and as approved by Reinsurer. Company shall appoint any agent, broker or managing general agent reasonably requested by Reinsurer, and Reinsurer shall not accept or process any Reinsured Business from any person not appointed by Company. Company shall use such standards, rules and instructions for producing the Reinsured Business as required by Reinsurer.

          B. As of the Effective Date, the Reinsurer agrees to pay for the license or appointment fees imposed on insurance companies to license or appoint agents, brokers or managing general agents that are authorized by Reinsurer to solicit, sell, market or produce the policies constituting the Reinsured Business, provided that Reinsurer shall have the right to require Company to terminate the right of an agent, broker or managing general agent to produce such policies.



      IN WITNESS WHEREOF, the parties have caused this Addendum to be executed in duplicate this ____ day of _________, 1999.

                                        ACCEPTANCE INSURANCE COMPANY
Attest:


By                                      By
   ---------------------------------       ---------------------------------
Name                                    Name
     -------------------------------         -------------------------------





                                        PHOENIX INDEMNITY INSURANCE COMPANY
Attest:


By                                      By
   ---------------------------------       ---------------------------------
Name                                    Name
     -------------------------------         -------------------------------



      As of the Effective Date, The Millers Insurance Company shall guaranty the performance of the financial obligations of Reinsurer under this Quota Share Reinsurance Agreement, subject to any defenses available to Reinsurer under the Agreement.

                                        THE MILLERS INSURANCE COMPANY
Attest:


By                                      By
   ---------------------------------       ---------------------------------
Name                                    Name
     -------------------------------         -------------------------------
Date                                    Date
     -------------------------------         -------------------------------

                                 EXHIBIT B-2


                                   QUOTA SHARE
                            AGREEMENT OF REINSURANCE
                             ADDENDUM NUMBER ONE (1)

      This Addendum attaches to and forms a part of a certain Agreement of Reinsurance between Phoenix Indemnity Insurance Company (hereinafter called the "Reinsurer") and Acceptance Insurance Company (hereinafter called the "Company") originally effective June 1, 1994.

      As of the Effective Date, Company and Reinsurer agree as follows:

            ARTICLE I - SCOPE OF AGREEMENT shall be deleted entirety and replaced with the following:

            As a condition precedent to the Reinsurer's obligations under this Agreement, the Company shall cede to the Reinsurer 100% quota share of the Net Written Premium and the liability for the Reinsured Business described in this Agreement retained by the Company after all other facultative and treaty reinsurance, and the Reinsurer shall accept such business as reinsurance from the Company. The Company is to bear no business or insurance risk whatsoever (save the risk of Reinsurer's insolvency).

            ARTICLE III - LIABILITY OF THE REINSURER - the first paragraph of
      Article III shall be deleted in its entirety and replaced with the following:

            The Reinsurer shall pay to the Company, with respect to each risk and policy under Non-Standard Private Passenger Automobile Business, 100% of the amount of net loss of the Company ("Reinsured Business").

            ARTICLE IV - DEFINITIONS shall be amended as follows:

            1. Subparagraph (a) is deleted and replaced with the following:

              (a) NON-STANDARD PRIVATE PASSENGER AUTOMOBILE BUSINESS

                  This term shall mean non-standard private passenger physical damage business written, in-force, or renewed by the Company on risks located in the states of Alabama, Georgia and Minnesota and serviced by the Reinsurer.

            2.   Subparagraphs   (e),  and  (f)  are  deleted  in  their
            entirety and without replacement.



            ARTICLE VII - REPORTS AND REMITTANCES will be deleted in its entirety and replaced with the following:

                  MONTHLY

                  The Reinsurer shall report to the Company, within 45 days after the close of each month:

                  (1) The reinsurance premium written for the month by line of insurance, and

                  (2) The Company's portion of claims, losses, and adjustment expense paid and outstanding during the month by line of insurance and year of claim or loss.

                  QUARTERLY

                  On a quarterly basis, the Company shall calculate and invoice the Reinsurer for premium taxes due. The amount due shall be remitted by the Reinsurer within 30 days of receipt of the invoice.

            ARTICLE VIII - MANAGEMENT OF CLAIMS AND LOSSES shall be deleted in its entirety and replaced with the following:

            The Reinsurer shall investigate and settle or defend all claims and losses and perform such other functions as it may determine proper for servicing the Reinsured Business. When requested by the Company, the Reinsurer shall permit the Company, at the expense of the Company, to be associated with the Reinsurer in the defense or control of any claim, loss, or legal proceeding which involves or is likely to involve the Company. All settlements and payments of claims or losses by the Reinsurer, whether under strict policy conditions or by way of compromise, shall be binding on the Company, subject to the terms of this Agreement. Company shall deliver to Reinsurer on the Effective Date of this Addendum all files and records, in whatever form, pertaining to the Non-standard Private Passenger Automobile Business including, but not limited to, accounting, claims, underwriting, and legal. Such files and records shall belong to and remain the property of Company until one (1) year after all policies constituting the Reinsured Business shall have expired either by cancellation or otherwise, and all outstanding losses and Adjustment Expenses have been settled, at which time such files and records shall become the property of and owned by Reinsurer.

            ARTICLE IX - RECOVERIES - the first paragraph shall be deleted in its entirety.

            ARTICLE XI -- SPECIAL ACCEPTANCES shall be deleted in its entirety.

            ARTICLE XII - RESERVES AND TAXES - the following paragraph will be added:

            Company shall pay premium taxes on premiums received prior to the Effective Date of this Addendum.

            ARTICLE XIII - OFFSET shall be deleted in its entirety.

            ARTICLE XIV - INSPECTION OF RECORDS shall be deleted in its entirety and replaced with the following:

            The Reinsurer shall allow the Company to inspect, at reasonable times, the records of the Reinsurer relevant to the business reinsured under this Agreement, including Reinsurer files concerning claims, losses, or legal proceedings which involve or are likely to involve the Company.

            ARTICLE XVII - COMMENCEMENT AND TERMINATION is deleted in it entirety and replaced with the following:

            1. The effective date of this Agreement is at 12:01 a.m. central standard time, on ______________, 1999 (the "Effective Date"). This Addendum and Agreement shall remain continuously in force until June 30, 2001, or until such earlier date if terminated according to the provisions set forth herein.

            2. This Agreement may be terminated under any of the following circumstances:

                  (a) Immediately by mutual consent of the Parties to this Agreement.

                  (b) Immediately, upon written notice by Company, if Reinsurer is found to be insolvent by any state insurance department or court of competent jurisdiction, or is placed in supervision, conservation, rehabilitation, or liquidation, or has a receiver or supervisor appointed.

                  (c) By Reinsurer, upon thirty (30) days written notice, if Company is found to be insolvent by any state insurance department or court of competent jurisdiction, or is placed in supervision, conservation, rehabilitation or liquidation, or has a receiver or supervisor appointed.

                  (d) By Company, immediately and automatically without prior written notice should the Department of Insurance with jurisdiction over the Reinsured Business require cancellation or disallow credit for this reinsurance.

                  (e) By either Party, upon thirty (30) days written notice to the other Party if the non-terminating Party:

                        (1)   commits  an   intentionally   wrongful  or
                              fraudulent act material to the Agreement;

                        (2) materially breaches a provision of the Agreement and fails to cure such breach within sixty (60) days after written notice thereof; or

                        (3) is in a financially impaired condition under the applicable law of any state having jurisdiction over any of the Reinsured Business.

                  (f) By Reinsurer, upon 30 days written notice, if Reinsurer or an affiliate becomes licensed to write the Reinsured Business under this Agreement in Alabama, Georgia, or Minnesota.

               3. When this Agreement terminates for any reason, reinsurance hereunder shall continue to apply to the Reinsured Business in force at the time and date of termination until expiration or cancellation of such business. It is understood that any policies constituting the Reinsured Business with effective dates prior to the termination date but issued after the termination date are covered under this Agreement. Additionally, the reinsurance hereunder shall continue to apply as to policies constituting the Reinsured Business which must be issued or renewed, as a matter of state law.

               4. Upon termination of this Agreement, Reinsurer shall not be relieved of or released from any obligation created by or under this Agreement in relation to payment, expenses, reports, accounting or handling, which relate to the Reinsured Business. The Parties covenant and agree that they will cooperate with each other in the handling of all such run-off insurance business until all policies constituting the Reinsured Business shall have expired either by cancellation or under the terms of such policies and all outstanding losses and loss adjustment expenses have been settled. Upon termination of this Agreement, the Reinsurer shall service the run-off of the Reinsured Business, and its duties for such run-off shall include, but not be limited to, handling all claims, and handling and servicing all policies constituting the Reinsured Business through their natural expiration, together with any policy renewals, required to be made by provisions of applicable law, whether or not the effective date of such renewal is subsequent to the effective date of termination of this Agreement. All costs and expenses associated with the handling of such run-off business following the termination of this Agreement shall be borne solely by Reinsurer. Reinsurer may appoint a successor to handle the run-off, subject to Company's approval (which shall not be unreasonably withheld), at no cost to Company.

               5. Except as otherwise provided in this Agreement, in the event this Agreement is terminated, Reinsurer shall remain liable to and shall, immediately upon request, reimburse Company for any assessment made upon Company by a state insurance guaranty association pursuant to the applicable provisions of state's insurance laws, which applies to the Reinsured Business to the effective date of termination. Company shall likewise remain liable for, and account to Reinsurer for any recovery of such assessment under a state insurance guaranty association, or any credit allowed against its premium tax pursuant to applicable law.

               6. The title and ownership of all undelivered policy forms, books, and supplies containing Company's name related to the Reinsured Business is in Company. Upon termination, these materials shall be delivered immediately by Reinsurer to Company, at Company's expense, without compelling Company to resort to any legal proceedings to secure the property of Company.

               7. Upon termination of this Agreement, Reinsurer shall provide Company with a final accounting and settlement of all matters relating to the Reinsured Business.


            ARTICLE XIX - EXCESS OF ORIGINAL POLICY LIMITS AND EXTRA CONTRACTUAL OBLIGATIONS:

               (A) EXCESS OF ORIGINAL POLICY LIMITS - the following sentence will be added at the end of the first paragraph:

                    provided, however, that loss under this provision shall not include any loss which otherwise would be subject to this
                    Article XIX (a) if (i) prior to the Effective Date the Company knew or reasonably should have known that it had breached the covenant of good faith and fair dealing, or had taken other action rendering it liable for payment in excess of a policy limit, with respect to the matter giving rise to the loss, or (ii) such loss is specifically referred to in any other agreements between the parties or their affiliates and is established therein an obligation of Company or its affiliates.

               (B) EXTRA CONTRACTUAL OBLIGATIONS - the following sentence will be added at the end of the first paragraph:

                    provided, however, that loss under this provision shall not include any liabilities which otherwise would be subject to this Article XIX (b) if (i) prior to the Effective Date the Company knew or reasonably should have known that it had breached the covenant of good faith and fair dealing, or had taken other action rendering it liable for payment of an extra-contractual obligation, or (ii) such extra-contractual obligation is specifically referred to in any other agreements between the parties or their affiliates and is established therein an obligation of Company or its affiliates.

            ARTICLE XX - AGENTS BROKERS AND MANAGING GENERAL AGENTS shall be added:

            A. As of the Effective Date, the Reinsurer shall assume the obligation to pay any broker, agent or managing general agent appointed by the Company for the solicitation, sale, marketing or production of the Reinsured Business, including payment of commissions, service fee and other compensation that may be due such brokers, agents or managing general agents according to the written agreements between Company and such brokers, agents or managing general agents and as approved by Reinsurer. Company shall appoint any agent, broker or managing general agent reasonably requested by Reinsurer, and Reinsurer shall not accept or process any Reinsured Business from any person not appointed by Company. Company shall use such standards, rules and instructions for producing the Reinsured Business as required by Reinsurer.

          B. As of the Effective Date, the Reinsurer agrees to pay for the license or appointment fees imposed on insurance companies to license or appoint agents, brokers or managing general agents that are authorized by Reinsurer to solicit, sell, market or produce the policies constituting the Reinsured Business, provided that Reinsurer shall have the right to require Company to terminate the right of an agent, broker or managing general agent to produce such policies.



      IN WITNESS WHEREOF, the parties have caused this Addendum to be executed in duplicate this ____ day of _________, 1999.

                                        ACCEPTANCE INSURANCE COMPANY
Attest:


By                                      By
   ---------------------------------       ---------------------------------
Name                                    Name
     -------------------------------         -------------------------------





                                        PHOENIX INDEMNITY INSURANCE COMPANY
Attest:


By                                      By
   ---------------------------------       ---------------------------------
Name                                    Name
     -------------------------------         -------------------------------




      As of the Effective Date, The Millers Insurance Company shall guaranty the performance of the financial obligations of Reinsurer under this Quota Share Reinsurance Agreement, subject to any defenses available to Reinsurer under the Agreement.

                                        THE MILLERS INSURANCE COMPANY
Attest:


By                                      By
   ---------------------------------       ---------------------------------
Name                                    Name
     -------------------------------         -------------------------------
Date                                    Date
     -------------------------------         -------------------------------

                                    Exhibit C



                                100% QUOTA SHARE

                              REINSURANCE AGREEMENT

                                     between

                             [ACCEPTANCE AFFILIATE]

                                INSURANCE COMPANY

                             (hereinafter "Company")

                                       and

                               [MILLERS AFFILIATE]

                                INSURANCE COMPANY

                            (hereinafter "Reinsurer")

                        Effective Date: ___________, 1999

                     100% QUOTA SHARE REINSURANCE AGREEMENT

THIS 100% QUOTA SHARE REINSURANCE AGREEMENT (this "Agreement") is made and entered into by and among [Acceptance Affiliate] Insurance Company, an insurance company organized under the laws of the State of __________ (hereinafter "Company") and [Millers Affiliate] Insurance Company, an insurance company organized under the laws of the State of ___________ (hereinafter "Reinsurer").

                             PRELIMINARY STATEMENTS

A. Pursuant to that certain Purchase Agreement dated May 10, 1999 (the "Purchase Agreement"), Acceptance Insurance Company agreed to (i) sell to Millers American Group, Inc. all of the issued and outstanding shares of capital stock of Phoenix Indemnity Insurance Company, Reinsurer herein, and
     (ii) transfer to Reinsurer all private passenger nonstandard automobile insurance (including liability and no-fault, uninsured and underinsured motorists, medical payments coverage, guest passenger liability, and automobile physical damage coverage, as applicable) previously written by Acceptance Insurance Company and its affiliated insurance companies.

B. As an affiliate of Acceptance Insurance Company, Company has previously written the private passenger nonstandard automobile insurance referred to above in the states of ______________________________________________
     ____________________________as a fronting arrangement for its affiliate, Phoenix Indemnity Insurance Company.

C. Upon consummation of the transaction contemplated in the Purchase Agreement, Company has agreed to issue policies of private passenger nonstandard automobile insurance in the states of ___________________ __________________ (the "Production States," whether one or more) pursuant to this Agreement and cede to Reinsurer a 100% quota share of all premiums and losses arising from all of Company's private passenger nonstandard automobile insurance business produced in the Production States pursuant to this Agreement (collectively, the "Reinsured Business").


                             STATEMENT OF AGREEMENTS

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants hereinafter contained and intending to be legally bound, the parties hereto agree as follows:

                                    Article I
                          Classes of Reinsured Business

1.1 During the term of this Agreement, Company obligates itself to cede to Reinsurer, and Reinsurer obligates itself to accept, 100% of Company's gross liability under all policies, certificates, contracts, binders, agreements or other proposals or evidences of insurance, new and renewal policies, binders, and contracts of insurance (hereinafter called "Policies") issued by and on behalf of Company with an effective date on or after the Effective Date of this Agreement as private passenger nonstandard automobile insurance, including physical damage, liability, personal injury protection, uninsured/underinsured motorist, medical payments, and miscellaneous coverages.

1.2 This Agreement also shall apply to, and Reinsurer also shall reinsure, 100% of Company's gross liability for personal injury protection as required under the state insurance laws applicable to the Reinsured Business.

1.3 The Reinsured Business shall include every original policy, rewrite, renewal or extension (whether before or after termination of this Agreement) of Reinsured Business which is required by applicable statutes, rules or regulations.

1.4 Company may not appoint or contract with other reinsurers, agents and/or general agents with respect to private passenger nonstandard automobile insurance except as approved by Reinsurer.

1.5 As between Company and Reinsurer, Reinsurer shall own the Reinsured Business and all renewals, expirations, customer lists, and other intangible property interests associated with the Reinsured Business.

                                   Article II
                                   Exclusions

Neither Reinsurer nor Agents appointed by Company at Reinsurer's request will solicit or accept proposals or bind Company for insurance coverage on any risk other than the Reinsured Business. Without limiting the generality of the foregoing statement, the following risks shall not be reinsured hereunder:

2.1   All business not specifically described as Reinsured Business under
      Section 1.1 of this Agreement.

2.2   Garagekeepers legal liability.

2.3   Vendors single interest.

2.4   Vehicles principally used as ambulances, fire and police units.

2.5   Commercial vehicles rated as such, and all automobile fleets.

2.6   Mobile homes.

2.7   Automobile dealers.

2.8 Loss or damage caused by or resulting from war, invasion, hostilities, acts of foreign enemies, civil war, insurrection, military or usurped power, martial law or confiscation by order of any governmental or public authority, but not excluding loss or damage which would be covered under a policy or standard form containing a standard war exclusion clause.

2.9   Nuclear incidents.

2.10  Reinsurance issued for the account of other insurance companies.

2.11  Vehicles used in racing or speed events.

2.12  Taxis, limos, buses, and livery.

2.13  Pools, association, syndicates and insolvency funds.

2.14  Seepage and pollution.


                                   Article III
                          Servicing and Claims Handling

3.1 In consideration of the amounts paid to Reinsurer herein, Reinsurer shall take, on Company's behalf, any and all action with regard to the Reinsured Business as may be necessary in the proper servicing of such business.

3.2 Reinsurer shall comply with all applicable local, state, and federal laws, regulations, rules, and requirements regarding Reinsurer's duties under this Agreement and shall not engage in any conduct which is in violation of any applicable law.

3.3 Reinsurer's obligations to service the Reinsured Business shall include, but not be limited to, the following actions taken on Company's behalf:

     (a) Reinsurer (or its designee) shall underwrite, quote, rate, code, issue, and deliver the Policies relating to the Reinsured Business. Company agrees to delegate any and all such underwriting and issuance functions to Reinsurer, in its sole discretion, and to allow the issuance of its policy forms and other appropriate documentation for all business produced by Reinsurer or the Producing Agents.

     (b) Reinsurer (or its designee) shall issue notices of cancellation, non-renewal notices, and endorsements, changes, and modifications on the Policies.

     (c) Reinsurer (or its designee) shall bill and be responsible for collections from Producing Agents and policyholders with regard to the Reinsured Business. Such premiums shall be promptly remitted or credited to Reinsurer.

     (d) Reinsurer and Company will work together such that all communications after the Effective Date from Producing Agents and insureds relating to the Reinsured Business are directed to Reinsurer. Reinsurer will respond to such communications in a timely manner.

     (e) Reinsurer shall work together with Company to respond to any correspondence from any regulatory authority relating to the Reinsured Business. Company shall provide Reinsurer with copies of any correspondence to or from any governmental body relating to the Reinsured Business.

     (f) Reinsurer shall prepare and keep accurate and complete books, records, and accounts as are necessary to properly reflect the performance of Company's and Reinsurer's obligations on the Reinsured Business. Reinsurer shall promptly send to Company, as necessary, policy or underwriting files relating to the Reinsured Business.

     (g) Reinsurer shall prepare for the Reinsured Business all statistical information required for and necessary to prepare reports, statements, or other documents required by law, or as may be reasonably requested by Company.

     (h) To the extent required by applicable law, Reinsurer shall provide Company with a periodic accounting within sixty (60) days of the end of each calendar quarter. To the extent there are any amounts due and owing between the parties, the periodic accounting will be followed by an appropriate cash settlement within thirty (30) days thereof. The requirements in this subsection shall not be conditional upon the performance of any other agreement or any other person not a party hereto.

3.4 Each Party shall cooperate with the other Party with respect to any audits relating to the Reinsured Business or the Agreement including, but not limited to, providing the related books and records and space necessary to perform such audits.

3.5 Reinsurer shall not use any advertisement respecting Company or the Reinsured Business in any publication or issue any circular or paper referring to Company or such business without first obtaining the consent of Company. Such consent shall not be unreasonably withheld. Reinsurer shall establish and maintain records of any such advertising as required by applicable law.

3.6 Company agrees that Reinsurer shall have the absolute right to determine the rates and prepare the rate filing for Company to file during the term of this Agreement and during the term of the run-off.

3.7 Reinsurer and Company agree that Reinsurer (or its designee) shall settle, compromise, investigate, adjust, and pay claims, losses, and related expenses covered hereunder, deal with subrogations, salvages, and recoveries, and commence, continue, defend, hire counsel, assume all litigation expense, compromise, settle, or withdraw from actions, suits, or prosecutions, and generally do all such matters and things relating to any claim, dispute, or loss arising out of the Reinsured Business.

3.8 Reinsurer shall be responsible for, and have exclusive authority with respect to, the determination or interpretation of coverage on Policies relating to the Reinsured Business.

3.9 Should Company be ordered or instructed by any regulatory authority to take any action or refrain from taking any action with regard to any claim, Reinsurer shall be bound by and shall follow the order or instructions of such regulatory authority as if Reinsurer were the object of such order or instruction.

3.10 Company will promptly notify Reinsurer, or such person or entity as Reinsurer may designate, of any claim, suit, or action against Company relating to the Reinsured Business when notified of a claim, suit, or action against Company, and will promptly furnish to Reinsurer, or such person or entity as Reinsurer may designate, all summonses, citations, complaints, petitions, counterclaims, or other pleadings and legal instruments served upon Company in connection therewith.

3.11 All records pertaining to claims arising under the Reinsured Business shall be available to Company or its representatives, or any duly appointed examiner for any state within the United States. Reinsurer will maintain such files, and Reinsurer agrees that it will not destroy any such records in its possession without the prior written approval of Company.

                                   Article IV
                          Reinsurance Follows Policies

Reinsurer's liability shall attach simultaneously with that of the Company and shall be subject in all respects to the same risks, terms, conditions, interpretations and waivers, and to the same modifications, alterations and cancellations, as the Policies. Reinsurer and Company intend by this Agreement that Reinsurer shall, in every case to which this Agreement applies, follow the fortunes of the Company. Nothing in this Agreement shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third parties or any persons not parties to this Agreement.

                                    Article V

                          Commencement and Termination

5.1 The effective date of this Agreement is at 12:01 a.m. central time, on ___________ (the "Effective Date"). This Agreement shall remain continuously in force until [June 30, 2001], or until such earlier date if terminated according to the provisions set forth herein.

5.2   This Agreement may be terminated under any of the following circumstances:

     (a)  Immediately by mutual consent of the Parties to this Agreement.

     (b) Immediately, upon written notice by Company, if Reinsurer is found to be insolvent by any state insurance department or court of competent jurisdiction, or is placed in supervision, conservation, rehabilitation, or liquidation, or has a receiver or supervisor appointed.

     (c) By Reinsurer, upon thirty (30) days written notice, if Company is found to be insolvent by any state insurance department or court of competent jurisdiction, or is placed in supervision, conservation, rehabilitation or liquidation, or has a receiver or supervisor appointed.

     (d) By Company, immediately and automatically without prior written notice should any Department of Insurance with jurisdiction over any portion of the Reinsured Business require cancellation or disallow credit for this reinsurance.

     (e) By either Party, upon thirty (30) days written notice to the non-terminating Party if the non-terminating Party:

          (1) commits an intentionally wrongful or fraudulent act material to the Agreement;

          (2) materially breaches a provision of the Agreement and fails to cure such breach within sixty (60) days after written notice thereof; or

          (3) is in a financially impaired condition under the applicable law of any state having jurisdiction over any of the Reinsured Business.

     (f) By Reinsurer, upon 30 days written notice, as to Reinsured Business in any state if Reinsurer or an affiliate of Reinsurer becomes licensed to write the Reinsured Business under this Agreement in that state.

     (g)  By Reinsurer, upon 60 days written notice.


5.3 When this Agreement terminates for any reason, reinsurance hereunder shall continue to apply to the Reinsured Business in force at the time and date of termination until expiration or cancellation of such business. It is understood that any Policies with effective dates prior to the termination date but issued after the termination date are covered under this Agreement. Additionally, the reinsurance hereunder shall continue to apply to Policies which must be issued or renewed as a matter of state law until the expiration dates on said Policies.

5.4 Upon termination of this Agreement, Reinsurer shall not be relieved of or released from any obligation created by or under this Agreement in relation to payment, expenses, reports, accounting or handling for the Reinsured Business. The Parties covenant and agree that they will cooperate with each other in the handling of all such run-off insurance business until all Policies have expired either by cancellation or under the terms of such Policies and all outstanding losses and loss adjustment expenses have been settled. Upon termination of this Agreement, the Reinsurer shall service the run-off of the Reinsured Business. Reinsurer's duties for such run-off shall include, but not be limited to, handling all claims, and handling and servicing all Policies through their natural expiration, together with any policy renewals, required to be made by provisions of applicable law, whether or not the effective date of such renewal is subsequent to the effective date of termination of this Agreement. All costs and expenses associated with the handling of such run-off business following the termination of this Agreement shall be borne solely by Reinsurer. Reinsurer may appoint a successor to handle the run-off, subject to Company's approval (which shall not be unreasonably withheld), at no cost to Company.

5.5 Except as otherwise provided in this Agreement, in the event this Agreement is terminated, Reinsurer shall remain liable to and shall, immediately upon request, reimburse Company for any assessment made upon Company by an Insurance Guaranty Association pursuant to the state insurance laws applicable to the Reinsured Business. Company shall likewise remain liable for, and account to Reinsurer for any recovery of such assessment or any credit allowed against its premium tax pursuant to applicable law.

5.6 The title and ownership of all undelivered policy forms, books, and supplies related to the Reinsured Business is in Company. Upon termination, these materials shall be delivered immediately by Reinsurer to Company, without compelling Company to resort to any legal proceedings to secure the property of Company.

5.7 This Agreement provides for termination on a run-off basis. The relevant provisions of the Agreement shall apply to the Reinsured Business being run off and shall survive the termination of this Agreement.

5.8 Upon termination of this Agreement, Reinsurer shall provide Company with a final accounting and settlement of all matters relating to the Reinsured Policies.

                                   Article VI
                             Rights of Third Parties

Nothing herein shall in any manner create any obligations to establish any rights of, create any direct or indirect agreement with, or create any privity of contract between, the owners or holders of Policies and Reinsurer.

                                   Article VII
                               Retention and Limit

Company shall cede and Reinsurer shall accept 100% of Company's gross liability on each Policy reinsured under this Agreement.

                                  Article VIII
                         Commissions, Payments, and Fees

8.1 In consideration of the acceptance by Reinsurer of one hundred percent (100%) of Company's liability on Reinsured Business, Reinsurer is entitled to one hundred percent (100%) of the Net Written Premiums (as hereinafter defined) received by Company, Agent, or Reinsurer on Policies reinsured less (i) the ceding fee allowed Company pursuant to Section 8.2 hereof,
      (ii) the commission paid to the Producing Agents (which Reinsurer shall pay directly pursuant to Article IX), and (iii) the amount of premium taxes on Policies subject to reinsurance hereunder payable pursuant to
      Section 8.3 hereof. "Net Written Premiums" shall mean the gross collected premium (including policy fees) charged on all original and renewal Policies written on behalf of Company, less return premiums.

8.2 Reinsurer shall pay directly to Company a fee within sixty (60) days following the end of each month (as a ceding fee), 2% of Net Written Premiums. The ceding fee shall be paid based on Net Written Premium for Reinsured Business originally written or renewed by Company under this Agreement on or after the Effective Date.

8.3 Reinsurer shall allow and pay within sixty (60) days of the date when due from Company an amount equal to the amount of state premium tax on the Net Written Premiums for the past month. Should any additional premium tax be assessed at any time on Net Written Premium, Reinsurer shall pay Company the amount of such additional premium tax within fifteen (15) days of being informed by Company of such additional premium tax. Reinsurer shall pay to Company within five (5) days prior to the due date of any estimated premium tax payment, the amount due. In no event shall any amount required to be paid by Reinsurer pursuant to this Section 8.3 exceed the actual amount of premium taxes payable by Company on Net Written Premiums from the Policies.

8.4 Reinsurer guarantees that Company will receive all amounts payable to Company hereunder irrespective of any events, losses or developments for the term of this Agreement. Such payment is not dependent upon underwriting experience, loss experience, whether premium is collected or not, or any other event foreseen or unforeseen by the Parties at the inception of this Agreement.

                                   Article IX
                       Commission to the Producing Agents

The commission owed to Agents is an obligation owed directly by Reinsurer. No funds of any kind shall be due the Agents from Company.

                                    Article X
        Assignments, Assessments, Premium Taxes, Fines, and Penalties

10.1 This Agreement shall apply to risks assigned to Company under any governmental or statutory requirement to issue policies under an assigned risk plan if such risks were assigned to Company because of the Reinsured Business.

10.2 This Agreement shall apply to and Reinsurer shall immediately reimburse Company 100% for any assessments made against Company pursuant to those laws and regulations creating obligatory funds (including, but not limited to, insurance guaranty and insolvency funds), pools, joint underwriting associations, FAIR plans and similar plans, or any assessments made pursuant to insurance guaranty associations under applicable state insurance laws. Amounts owed by Reinsurer under this Article shall be payable directly by Reinsurer to Company. Reinsurer shall be entitled to receive from Company on or prior to the 31st day of March of each year during the term of this Agreement (or such date on which such premium taxes are paid) a sum equal to the premium tax credit that is allowed to Company with respect to such assessments. The premium tax credit allowed Reinsurer hereunder is to be on a pro rata and first-in, first-out basis. Company shall promptly return to Reinsurer any amount of assessment refunded to or credited to Company pursuant to the applicable provisions of the applicable state insurance laws.

10.3 Reinsurer also shall pay promptly and directly to Company any fines, penalties or any other charge incurred by Company as respects the Reinsured Business hereunder unless such fines, penalties and/or any other charge are a direct result of any gross negligence, willful misconduct, fraud or violation of criminal law by Company.

                                   Article XI
                              Accounts and Reports

11.1 In lieu of Company furnishing Reinsurer with bordereaux showing the particulars of all business ceded hereunder, Reinsurer shall furnish or cause to be furnished to Company, within forty-five (45) days after the close of each of the respective periods indicated below (on forms agreeable to the Parties), monthly, quarterly and annual reports accurately stating the following statistical data in respect to the Reinsured Business.

     (a)  Monthly, with the data segregated by major classes.

            (i)   Ceded premiums written.
            (ii)  Ceded unearned premiums.
            (iii) Ceded losses paid.
            (iv)  Ceded adjustment expenses paid during this month.
            (v)   Losses outstanding.
            (vi)  Commission due the Producing Agents.
            (vii) Ceding fees due Company.

      (b) Quarterly and annually, respectively, with the data segregated by major classes, such data as is necessary to complete, respectively, quarterly and annual statement blanks.

            Such information is to be furnished not later than the 45th day after the end of a particular year or calendar quarter.

      (c)   Periodic, with data segregated by major lines.

            Statistical or other data as may be requested from time to time by regulatory authorities.

11.2 In order to facilitate the handling of the Reinsured Business, Reinsurer agrees to furnish Company with any additional reports necessary to provide the information needed by Company to prepare its monthly, quarterly and annual statements to regulatory authorities.

                                   Article XII
                       Losses and Loss Adjustment Expenses

12.1 Reinsurer shall assume 100% of the risks covered by this Agreement and shall be liable for and pay on behalf of Company 100% of all losses, judgments, interest on judgments, settlements whether under strict policy conditions or because of compromise, and expenses incurred by Company (including, but not limited to, costs, expenses and fees, including attorneys' fees and expenses, resulting from a declaratory judgment or injunctive action brought by or against an insured or other person). Reinsurer shall be credited with 100% of any amount received by Company as salvage, subrogation or recovery.

12.2 Company hereby empowers Reinsurer to accept notice of and investigate any claim arising under any of the Policies, to pay, adjust, settle, resist, or compromise any such claim. Reinsurer will exercise the authority granted hereunder in good faith and shall pay all valid claims, if, when, and as they become due.

12.3 Company will promptly notify Reinsurer of any claim, suit or action brought against Company under any of the Policies when Company actually is notified of such a claim, suit or action against Company, and will promptly furnish to Reinsurer all summons, citations, complaints, petitions, counterclaims and other pleadings and legal instruments served upon Company in connection therewith. Company hereby further empowers Reinsurer to dispose of any salvage received as the result of any loss settlement hereunder, and to enforce any right of Company against any person or organization for damages or equitable relief for any loss under any of the Policies, employing legal counsel where necessary, and all sums received as a result thereof will be treated as current loss recoveries by Company and Reinsurer. Company further agrees to furnish Reinsurer any and all legal instruments necessary to implement the foregoing authorizations. Upon request, Reinsurer shall furnish to Company any or all documents and correspondence relating to the subject matter hereof.

12.4 All records pertaining to claims arising under the Policies shall be deemed to be jointly owned records of Company and Reinsurer, and shall be made available to Company or Reinsurer or their representatives or any duly appointed examiner for any State within the United States. Company and Reinsurer agree that they will not destroy any such records in their possession without the prior written approval of the other Party, except that Company shall not be required to retain files longer than required by applicable law.

12.5 Reinsurer shall establish a separate claim register or method of registering claims arising under the Policies covered by this Agreement so that all claims may be segregated and identified separate and apart from other records of Reinsurer, with such claims register to identify each claim on an individual case basis both as to the identity of the insured(s) and the claimant(s) and the reserve for loss and adjusting expense. Such claim register shall be kept in a form whereby Company can, at any time, determine the status of any claim arising under Policies covered by this Agreement. Such records shall reflect the amount of reserves established for the individual claim and the date when such reserve was established, and if closed, whether such claim was closed with or without payment, and if with payment, the amount paid thereon. Reinsurer shall also maintain a complaint log for the Reinsured Business as may be required by applicable law.

12.6 Reinsurer shall be liable for 100% of the loss adjustment expenses incurred by Company in connection with claims and settlements under Policies subject hereto, including, but not limited to, all attorney's fees, other litigation expenses and interest on judgments and all other expenses, (including but not limited to attorney's fees and costs incurred in a declaratory judgment or injunctive action with an insured or other) but not including office expenses or salaries of Company's regular employees, and Reinsurer shall be credited with 100% of any recoveries of such loss adjustment expense.

12.7 In the event of a claim under a Policy, Reinsurer shall be liable for 100% of the loss adjustment expense incurred by Company in connection therewith. Reinsurer shall be credited with any recovery of loss adjustment expense previously paid.

                                  Article XIII
                       Loss in Excess of Policy Limits/ECO

13.1 In the event Company pays or is held liable to pay an amount of loss in excess of its policy limit, but otherwise within the terms of its Policy (hereinafter "loss in excess of policy limits") or any punitive, exemplary, compensatory or consequential damages other than loss in excess of policy limits (hereinafter "extra-contractual obligations") in relation to handling a claim reinsured hereunder or anything else related to the Reinsured Business hereunder, 100% of the loss in excess of policy limits and/or 100% of the extra contractual obligations shall be added to Company's loss, if any, under the Policy involved, and the sum thereof shall be reinsured 100% under this Agreement.

13.2 This Article shall not apply to any loss incurred by Company as a result of any gross negligence, willful misconduct, fraud, or violation of a criminal law by an officer, director or employee of Company.

                                   Article XIV
                              Errors and Omissions

Company and Reinsurer shall not be prejudiced in any way by any omission through clerical error, accident or oversight to cede to Reinsurer any business rightly falling under the terms of this Agreement, or by erroneous cancellation, either partial or total, of any cession, or by omission to report, or by erroneously reporting any losses, or by any other error or omission if each such error or omission is corrected immediately upon discovery.

                                   Article XV
                                Access to Records

15.1 All records pertaining to Policies issued on behalf of Company through or by Reinsurer or its designated representative subject to this Agreement, shall be deemed to be jointly owned records of Company and Reinsurer, and shall be made immediately available to Company or Reinsurer or their representative or any duly appointed examiner for any State within the United States. These records shall be kept in the State of Arizona or as otherwise authorized by applicable regulatory authorities. Notwithstanding the foregoing, Reinsurer is authorized to maintain duplicate files of all such records outside the State of Arizona. Company and Reinsurer agree that neither will destroy any such records in their possession with respect to Reinsured Business without the prior written approval of the other, except that Company shall not be required to retain files longer than required by applicable law.

15.2 Neither Party shall take any action limiting, restricting or in any manner inhibiting or encumbering the other Party's access to inspect any records pertaining to this Agreement or to the Reinsured Business, whether or not such records are in the possession or under the control of either Party, nor shall either Party fail to take actions to secure the other Party's right of inspection of such records.

                                   Article XVI
                           Sale or Transfer of Company

Company agrees to give Reinsurer 30 days advance written notice of any sale or transfer of Company's business, or Company's consolidation with another firm, in order that Reinsurer may, in its sole discretion:

16.1  Allow the assignment of this Agreement to the successor, if applicable; or

16.2  Enter into a new reinsurance agreement with the successor;  or

16.3  Terminate this Agreement as provided in Section 5.2 of this Agreement.


                                  Article XVII
                                   Insolvency

17.1 In the event of the insolvency of Company, reinsurance under this Agreement shall be payable by Reinsurer on the basis of the liability of Company under the Policies reinsured, without diminution because of such insolvency, to Company or to its domiciliary liquidator or receiver.

17.2 It is agreed, however, that the liquidator or receiver or statutory successor of Company will give written notice to Reinsurer of the pendency of any claim against Company on a Policy within a reasonable time after such claim is filed in the insolvency proceeding and that during the pendency of such claim Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to Company or its liquidator or receiver or statutory successor. The expense thus incurred by Reinsurer will be chargeable, subject to court approval, against Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to Company solely as a result of the defense undertaken by Reinsurer.

17.3 Should Company be placed into liquidation or should a receiver be appointed, Reinsurer will, to the extent permitted by law, be entitled to deduct from any sums which may be or may become due to Company under this Agreement, any sums which are due to Reinsurer by Company under this Agreement and which are payable at a fixed or stated date, as well as any other sums due Reinsurer which are permitted to be offset under applicable law.

17.4 It is further agreed that, in the event of the insolvency of Company, the reinsurance obligations under this Agreement shall be payable directly by Reinsurer to Company or to its domiciliary, liquidator, or receiver, except (a) as provided by applicable law, (b) where this Agreement specifically provides another payee of such reinsurance in the event of the insolvency of Company, and/or (c) where Reinsurer, with the consent of the direct insured, has assumed the policy obligations of Company as direct obligations of Reinsurer to the payee under the Policies and in substitution for the obligation of Company to such payee.

                                  Article XVIII
                           Appointment of Agents, Etc.

18.1 Company has entered into agency agreements with various managing general agents, general agents, and individual agents for the production of private passenger nonstandard automobile insurance, a complete listing of which is attached hereto as Exhibit A and fully incorporated herein by this reference. Company agrees (i) to maintain such appointments and agency agreements at the direction of Reinsurer, and (ii) to allow Reinsurer to amend or terminate such appointments and agency agreements in Reinsurer's sole discretion.

18.2 Company will, at the request of Reinsurer, appoint other Agents to produce additional business to be reinsured under this Agreement. The form of agreement for appointing these other Agents shall be determined by Reinsurer. Reinsurer shall hold Company harmless from and indemnify it pursuant to this Agreement with respect to matters caused directly or indirectly by any action of, or failure to act, by any Agent.

18.3 Reinsurer shall be responsible for the supervision of the Agents appointed by Company at its request, including compliance with state licensing laws and the financial condition of such Agents.

18.4 Reinsurer shall guarantee payment to Company of any amounts due Company from business produced by or through all Agents appointed or maintained by Company at the request of and on behalf of Reinsurer. Reinsurer shall be solely responsible for notifying such Agents of this Agreement and of any termination hereof, and Reinsurer shall be responsible for the consequences of any failure to provide such notification.

18.5 As used herein, "Agent(s)" shall refer to all managing general agents, general agents, producing agents, soliciting agents, and individual agents currently appointed by Company as of the Effective Date, or subsequently appointed or maintained at Reinsurer's direction, to write private passenger nonstandard automobile insurance.

                                   Article XIX
                            Hold Harmless Provisions

19.1 Notwithstanding anything else contained herein to the contrary, as respects all matters related to this Agreement, in addition to those specific provisions insulating Company from specific risks hereunder, Reinsurer hereby covenants and agrees to reimburse and hold Company harmless from and against every claim, demand, liability, loss, damage, cost, charge, attorneys' fees, expense, suit, order, judgment and adjudication of every kind or character ("Damages") regarding, arising from, or related to this Agreement and/or the Reinsured Business (including, but not limited to, underwriting loss, credit loss, and/or run-off expense and/or all legal fees and expenses incurred by Company in asserting its rights under this Agreement) whether or not such Damages are within the terms of Policies written and reinsured hereunder. Reinsurer's obligation hereunder includes, but is not limited to: all liability for agents' balances, return premiums and commissions; deceptive trade practice, consumer protection and bad faith liability; premiums, policy fees or other charges (whether collected or not); Damages incurred by Company due to a lawsuit between Reinsurer and/or an Agent; all actions or inactions by an Agent relating to business produced pursuant to this Agreement or any agreement with a premium finance company; all fees and/or commissions owing to an Agent under this and the aforementioned related agreements; and any and all amounts owed to premium finance companies by Company or an Agent.

19.2 Company shall not be liable to Reinsurer for premiums unless Company itself has actually received those premiums and not remitted them to Reinsurer. Reinsurer may not offset any balances on account of losses, loss adjustment expenses or any other amounts due except as to premiums actually received by Company itself (as distinct from premiums not collected, premiums collected by an Agent, or premiums placed in a premium trust account) which have wrongfully not been remitted to Reinsurer.

19.3 If for any reason Reinsurer fails or is unable to administer the Policies reinsured hereunder (whether the Agreement is still in effect or the business is being run-off), Reinsurer shall appoint a party (reasonably acceptable and approved by Company) to administer the business and Reinsurer shall be responsible for 100% of the cost of said administration. If return premiums or other funds need to be returned to premium finance companies, policyholders or sub-agents, Reinsurer shall pay these amounts if the successor or administrator does not.

19.4 Reinsurer shall not sue, or seek arbitration, against Company for any acts of an Agent or for any monies which an Agent owes unless Company has actually received those monies and has wrongfully not remitted them to Reinsurer. Reinsurer shall indemnify Company for any Damages incurred by reason of an Agent's acts or failure to act. Company is not responsible for any commissions or other monies payable to an Agent in connection with this Agreement.

19.5 In the event Reinsurer, or any Agent appointed or maintained pursuant to this Agreement, binds Company for insurance coverage or insurance risks which are not within the terms of business specified in Article I, whether intentional or not, Reinsurer will take such actions as may be necessary to reduce Company's exposure to such risks and to hold Company harmless against any liability or loss which may be incurred by Company in excess hereof. At Company's request, Reinsurer in accordance with applicable law and policy terms, shall cancel or not renew any risk bound which is not in conformance with this Agreement. Any such insurance coverage on insurance risks bound which are not within the classes of business specified in
      Article I, whether intentional or not, shall be 100% reinsured and subject to this Agreement.

19.6 Reinsurer shall be solely responsible for the acts of the Agents. While there are acts of the Agents which may be required by a regulatory agency to be performed on behalf of Company, Reinsurer shall remain ultimately responsible for such acts and will indemnify and hold Company completely harmless for any Damages incurred by Company as respects such acts of the Agents.

19.7 Reinsurer must send Company a report, within thirty (30) days of determination, that a claim (i) involves a coverage dispute; (ii) involves a demand in excess of policy limits; (iii) alleges bad faith; (iv) alleges a violation of a state's deceptive trade practices laws; or (v) alleges a violation of state insurance laws.

                                   Article XX
                               Reinsurance Credit

In the event a state regulatory authority requires cancellation or disallows credit for this reinsurance, Reinsurer will have 60 days to secure its obligations under this Agreement via a security fund agreement to be executed by Reinsurer and Company, which security fund agreement shall be in form and content acceptable to Company. Company shall have no obligation to continue this Agreement with Reinsurer if Company does not receive credit for the business ceded to Reinsurer hereunder. It shall be Reinsurer's sole responsibility to provide financial arrangements as may be required by any state regulatory authority to assure that Company receives credit for the business ceded to Reinsurer under this Agreement.

                                   Article XXI
                       State Insurance Regulatory Matters

21.1 To avoid having uncollected premiums deemed non-admitted assets, Reinsurer assumes full liability and responsibility for all premiums in the course of collection. Company's liability to Reinsurer shall be only for any premium actually collected by Company and wrongfully not transmitted to Reinsurer.

21.2 Reinsurer shall, at no cost to Company, take actions (including, but not limited to, modifications in how funds are handled and how accounts are cleared and settled) and agree to those arrangements necessary to ensure that Company suffers no adverse impact because of this reinsurance program and is in compliance with all applicable laws and regulations promulgated by any regulatory authority having jurisdiction over any Reinsured Business.

21.3 To the extent required by applicable law, Reinsurer, if not licensed to transact insurance or reinsurance in a Production State, agrees to submit to the jurisdiction of a court within the United States, agrees to comply with all requirements necessary to give such court jurisdiction over Reinsurer, has designated an agent upon whom service of process may be effected, and agrees to abide by the final decision of such court or an appellate court to which a trial court decision may be appealed.

                                  Article XXII
                                   Arbitration

22.1 Any dispute arising with respect to this Agreement, whether arising before or after termination hereof, which is not settled by mutual agreement of the Parties, shall be submitted to arbitration in accordance with this Article.

22.2 Within twenty (20) days from receipt of notice from one Party that an arbitrator has been appointed, the other Party shall also name an arbitrator. The two arbitrators shall choose a third arbitrator and shall forthwith notify the Parties of such choice. If the two arbitrators cannot agree upon the third arbitrator, each arbitrator shall nominate three persons of whom the other shall reject two. The third arbitrator shall then be chosen by drawing lots. If a Party fails to choose an arbitrator within twenty (20) days after receiving the written request of the other Party to do so, the latter shall choose both arbitrators, who shall choose the third arbitrator. Each arbitrator shall be a present or former property and casualty insurance company officer who is otherwise not directly or indirectly affiliated with any Party to this Agreement.

22.3 The Party requesting arbitration (the "Petitioner") shall submit a brief to the arbitrators within thirty (30) days after notice of the selection of the third arbitrator. Upon receipt of the Petitioner's brief, the other Party (the "Respondent") shall have thirty (30) days to file a reply brief. On receipt of the Respondent's brief, the Petitioner shall have twenty (20) days to file its rebuttal brief. Respondent shall have twenty
      (20) days from the receipt of Petitioner's rebuttal brief to file its rebuttal brief. The arbitrators may extend the time for filing of a brief at the request of either Party.

22.4 The arbitrators shall consider this Agreement as an honorable engagement rather than merely as a legal obligation, and shall be relieved of all judicial formalities, and shall make their award with a view to effecting the intent of the parties. The decision of the arbitrators shall be final and binding upon the parties to this Agreement. Judgment may be entered upon the final decision of the arbitrators in any court having jurisdiction. Each Party shall bear the expenses of its own arbitrator and shall jointly and equally bear the expenses of the third arbitrator and of the arbitration. Any such arbitration shall be conducted pursuant to the rules of the American Arbitration Association and shall take place in the City of Fort Worth, Texas, unless some other location is mutually agreed upon by the Parties.

                                  Article XXIII
                                 Savings Clause

If any law or regulation of any federal, state or local government of the United States of America, or the ruling of officials having supervision over insurance companies, should prohibit or render illegal this Agreement, or any portion thereof, as to risks or properties located in the jurisdiction of such authority, either Company or Reinsurer may upon written notice to the other suspend or abrogate this Agreement insofar as it relates to risks or properties located within such jurisdiction to such extent as may be necessary to comply with such law, regulations or ruling. Such illegality, shall in no way affect any other portion thereof, provided however, that Reinsurer or Company may terminate or suspend this Agreement insofar as it relates to the business to which such law or regulation may apply.

                                  Article XXIV
                                  Miscellaneous

24.1 THIS AGREEMENT HAS BEEN MADE AND ENTERED INTO IN THE STATE OF TEXAS AND THE AGREEMENT SHALL BE SUBJECT TO AND CONSTRUED UNDER THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF. This Agreement shall be deemed performable at Company's administrative office in Fort Worth, Texas and it is agreed that the venue of any controversy arising out of this Agreement, or any breach thereof, shall be in Fort Worth, Texas.

24.2 All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered or mailed by first class mail, postage prepaid, addressed as follows:

      (a)   If to Company, to:      Acceptance Insurance Company
                                    Suite 600 North
                                    222 South 15th St.
                                    Omaha, Nebraska 68102

                                    Attention:  Kenneth C. Coon

            with a copy to:         Kutak Rock
                                    The Omaha Building
                                    1650 Farnam Street
                                    Omaha, Nebraska  68102-22186
                                    Attention:  Joe E. Armstrong, Esq.

      (b)   If to Reinsurer, to:    [Millers Affiliate] Insurance Company
                                    c/o Millers American Group, Inc.
                                    300 Burnett Street
                                    Fort Worth, Texas  76102
                                    Attention:  David N. Thompson

            with a copy to:         AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                                    1700 Pacific Avenue
                                    Dallas, Texas  75201-4675
                                    Attention:  Terry M. Schpok, P.C.

24.3 All acts and payments under this Agreement are performable and payable at the offices of Reinsurer at the location listed above.

24.4 This Agreement shall be binding upon the Parties hereto, together with their respective successors and permitted assigns. Reinsurer may assign any of its rights or obligations under this Agreement without the prior written consent of Company.

24.5 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

24.6 This Agreement may be amended, modified or supplemented only by a written instrument executed by all Parties hereto and referring specifically to this Article 24.6.

24.7 With the exception of the Purchase Agreement and any other agreements executed pursuant thereto, this Agreement is the entire agreement between the Parties and supersedes any and all previous agreements, written or oral, and amendments thereto.

24.8 A waiver by Company or Reinsurer of any breach or default by the other Party under this Agreement shall not constitute a continuing waiver or a waiver by Company or Reinsurer of any subsequent act in breach or of default hereunder.

24.9 Headings used in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement.

24.10 The Parties hereto intend all provisions of this Agreement to be enforced to the fullest extent permitted. Accordingly, should a court of competent jurisdiction or arbitration panel determine that the scope of any provision is too broad to be enforced as written, the Parties intend that the court or arbitration panel should reform the provision to such narrower scope as it determines to be enforceable under present or future law; such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

24.11 Any offsets Reinsurer may take against amounts owed to Company, or any offsets Company may take against amounts owed to Reinsurer, shall be limited to amounts due and owing under this Agreement between Company and Reinsurer.

                              [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Company and Reinsurer have by their respective officers executed this Agreement to be effective the ______ day of _______________, 1999.

                                     COMPANY

                                    [Acceptance Affiliate] Insurance Company

                                    By:   ___________________________________
                                    Name: ___________________________________
                                    Title: __________________________________




                                    REINSURER

                                    [Millers Affiliate] Insurance Company


                                    By:   ___________________________________
                                    Name: ___________________________________
                                    Title: __________________________________





                        GUARANTY OF FINANCIAL OBLIGATIONS

As of the Effective Date, The Millers Insurance Company guarantees the performance of the financial obligations of Reinsurer under this Agreement, subject to any defenses available to Reinsurer under the Agreement.

In witness whereof, The Millers Insurance Company has executed this Agreement to be effective the _____ day of __________________, 1999.

                                    THE MILLERS INSURANCE COMPANY


                                    By:   ___________________________________
                                    Name: ___________________________________
                                    Title: __________________________________

                                    EXHIBIT D


                                   QUOTA SHARE
                            AGREEMENT OF REINSURANCE

                             ADDENDUM NUMBER TWO (2)

      This Addendum attaches to and forms a part of a certain Agreement of Reinsurance between Phoenix Indemnity Insurance Company (hereinafter called the "Company") and Acceptance Insurance Company (hereinafter called the "Reinsurer") originally effective October 1, 1994 and amended by Addendum Number One (1) on August 28, 1997.

      As of the Effective Date, Company and Reinsurer agree as follows:

            ARTICLE I - SCOPE OF AGREEMENT shall be deleted entirety and replaced with the following:

            As a condition precedent to the Reinsurer's obligations under this Agreement, the Company shall cede to the Reinsurer 100% quota share of the Net Written Premium and the liability for the Reinsured Business described in this Agreement retained by the Company after all other facultative and treaty reinsurance, and the Reinsurer shall accept such business as reinsurance from the Company. The Company is to bear no business or insurance risk whatsoever (save the risk of Reinsurer's insolvency).

            ARTICLE III - LIABILITY OF THE REINSURER - the first paragraph of
      Article III shall be deleted in its entirety and replaced with the following:

            The Reinsurer shall pay to the Company, with respect to each risk and policy under the Business, 100% of the amount of net loss of the Company ("Reinsured Business").

            ARTICLE IV - DEFINITIONS as amended by Addendum Number One is amended by deleting (a) BUSINESS and replacing it with the following:

             (a)  BUSINESS

                  This term shall mean fire, allied lines, homeowners, inland marine, other liability, commercial automobile no-fault, commercial automobile liability, commercial automobile physical damage, burglary and dwelling fire business written prior to July 1, 1999 by the Company on risks located in the State of Utah; and surety and bond business written prior to July 1, 1999 by the Company on risks wherever located and serviced by the Reinsurer.

            ARTICLE VII - REPORTS AND REMITTANCES will be deleted in its entirety and replaced with the following:

                  MONTHLY

                  The Reinsurer shall report to the Company, within 45 days after the close of each month:

                  (1) The reinsurance premium written for the month by line of insurance, and

                  (2) The Company's portion of claims, losses, and adjustment expense paid and outstanding during the month by line of insurance and year of claim or loss.

                  QUARTERLY

                  On a quarterly basis, the Company shall calculate and invoice the Reinsurer for premium taxes due. The amount due shall be remitted by the Reinsurer within 30 days of receipt of the invoice.

            ARTICLE VIII - MANAGEMENT OF CLAIMS AND LOSSES shall be deleted in its entirety and replaced with the following:

            The Reinsurer shall investigate and settle or defend all claims and losses and perform such other functions as it may determine proper for servicing the Reinsured Business. When requested by the Company, the Reinsurer shall permit the Company, at the expense of the Company, to be associated with the Reinsurer in the defense or control of any claim, loss, or legal proceeding which involves or is likely to involve the Company. All settlements and payments of claims or losses by the Reinsurer, whether under strict policy conditions or by way of compromise, shall be binding on the Company, subject to the terms of this Agreement. After the Effective Date, the Reinsurer shall be responsible for a) paying all claims and amounts due under the Reinsured Business; b) paying all premium refunds due under the Reinsured Business, and c) all expenses in connection with the investigation, adjustment, appraisal or settlement of all claims under the reinsured Business. Company shall deliver to Reinsurer on the Effective Date of this Addendum all files and records, in whatever form, pertaining to the Business including, but not limited to, accounting, claims, underwriting, and legal. Such files and records shall belong to and remain the property of Company until one (1) year after all policies constituting the Reinsured Business shall have expired either by cancellation or otherwise, and all outstanding losses and Adjustment Expenses have been settled, at which time such files and records shall become the property of and owned by Reinsurer.

            ARTICLE XI -- SPECIAL ACCEPTANCES shall be deleted in its entirety.

            ARTICLE XIII - OFFSET shall be deleted in its entirety.

            ARTICLE XIV - INSPECTION OF RECORDS shall be deleted in its entirety and replaced with the following:

            The Reinsurer shall allow the Company to inspect, at reasonable times, the records of the Reinsurer relevant to the business reinsured under this Agreement, including Reinsurer files concerning claims, losses, or legal proceedings which involve or are likely to involve the Company.

            ARTICLE XVII - COMMENCEMENT AND TERMINATION is deleted in it entirety and replaced with the following:

            1. The effective date of this Addendum is at 12:01 a.m. central standard time, on ____________, 1999 (the "Effective Date"). This Addendum and Agreement shall remain continuously in force until terminated according to the provisions set forth herein.

            2. This Agreement may be terminated under any of the following circumstances:

                  (a) Immediately by mutual consent of the Parties to this Agreement.

                  (b) Immediately, upon written notice by Company, if Reinsurer is found to be insolvent by any state insurance department or court of competent jurisdiction, or is placed in supervision, conservation, rehabilitation, or liquidation, or has a receiver or supervisor appointed.

                  (c) By Reinsurer, upon thirty (30) days written notice, if Company is found to be insolvent by any state insurance department or court of competent jurisdiction, or is placed in supervision, conservation, rehabilitation or liquidation, or has a receiver or supervisor appointed.

                  (d) By Company, immediately and automatically without prior written notice should the Department of Insurance with jurisdiction over the Reinsured Business require cancellation or disallow credit for this reinsurance.

                  (e) By either Party, upon thirty (30) days written notice to the other Party if the non-terminating Party:

                        (1)   commits  an   intentionally   wrongful  or
                              fraudulent act material to the Agreement;

                        (2) materially breaches a provision of the Agreement and fails to cure such breach within sixty (60) days after written notice thereof; or

                        (3) is in a financially impaired condition under the applicable law of any state having jurisdiction over any of the Reinsured Business.

               3. When this Agreement terminates for any reason, reinsurance hereunder shall continue to apply to the Reinsured Business in force at the time and date of termination until expiration or cancellation of such business. Additionally, the reinsurance hereunder shall continue to apply as to policies constituting the Reinsured Business which must be issued or renewed, as a matter of state law.

               4. Upon termination of this Agreement, Reinsurer shall not be relieved of or released from any obligation created by or under this Agreement in relation to payment, expenses, reports, accounting or handling, which relate to the Reinsured Business. The Parties covenant and agree that they will cooperate with each other in the handling of all such run-off insurance business until all the Reinsured Business shall have expired either by cancellation or under the terms of such policies constituting the Reinsured Business and all outstanding losses and loss adjustment expenses have been settled. Upon termination of this Agreement, the Reinsurer shall service the run-off of the Reinsured Business, and its duties for such run-off shall include, but not be limited to, handling all claims, and handling and servicing all policies constituting the Reinsured Business through their natural expiration, together with any policy renewals, required to be made by provisions of applicable law, whether or not the effective date of such renewal is subsequent to the effective date of termination of this Agreement. All costs and expenses associated with the handling of such run-off business following the termination of this Agreement shall be borne solely by Reinsurer. Reinsurer may appoint a successor to handle the run-off, subject to Company's approval (which shall not be unreasonably withheld), at no cost to Company.

               5. Except as otherwise provided in this Agreement, in the event this Agreement is terminated, Reinsurer shall remain liable to and shall, immediately upon request, reimburse Company for any assessment made upon Company by a state insurance guaranty association pursuant to the applicable provisions of a state's insurance laws, which applies to the Reinsured Business to the effective date of termination. Company shall likewise remain liable for, and account to Reinsurer for any recovery of such assessment under a state insurance guaranty association, or any credit allowed against its premium tax pursuant to applicable law.

               6. The title and ownership of all undelivered policy forms, books, and supplies containing Company's name related to the Reinsured Business is in Company. Upon termination, these materials shall be delivered immediately by Reinsurer to Company, at Company's expense, without compelling Company to resort to any legal proceedings to secure the property of Company.

               7. Upon termination of this Agreement, Reinsurer shall provide Company with a final accounting and settlement of all matters relating to the Reinsured Business.

            ARTICLE XX - AGENTS BROKERS AND MANAGING GENERAL AGENTS shall be added:

          A. As of the Effective Date, the Reinsurer shall assume the obligation to pay any broker, agent or managing general agent appointed by the Company for the solicitation, sale, marketing or production of the Reinsured Business, including payment of commissions, service fee and other compensation that may be due such brokers, agents or managing general agents according to the written agreements between Company and such brokers, agents or managing general agents.

      IN WITNESS WHEREOF, the parties have caused this Addendum to be executed in duplicate this ____ day of _________, 1999.

                                        ACCEPTANCE INSURANCE COMPANY
Attest:


By                                      By
   ---------------------------------       ---------------------------------
Name                                    Name
     -------------------------------         -------------------------------





                                        PHOENIX INDEMNITY INSURANCE COMPANY
Attest:


By                                      By
   ---------------------------------       ---------------------------------
Name                                    Name
     -------------------------------         -------------------------------

                                    EXHIBIT E

                            NONCOMPETITION AGREEMENT

      This NONCOMPETITION AGREEMENT (this "Agreement") is made and entered into this ____ day of ____________, 1999, by and between Acceptance Insurance Company, a Nebraska insurance company ("Seller"), Acceptance Insurance Holdings Inc., a Nebraska corporation ("AIH"), Acceptance Insurance Companies Inc., a Delaware corporation ("AIC"), each of the Fronting Companies listed on the signature page hereto, Millers American Group, Inc., a Texas corporation ("Purchaser"), and Phoenix Indemnity Insurance Company, an Arizona insurance company (the "Company") and The Millers Insurance Company ("Millers").

                             PRELIMINARY STATEMENTS

     A. Pursuant to that certain Purchase Agreement dated May 10, 1999 by and among Seller, Purchaser and the Company, (the "Purchase Agreement"; capitalized terms that are not defined in this Agreement shall have the meaning ascribed to them in the Purchase Agreement) Purchaser has purchased from Seller all of the capital stock of the Company.

     B. Pursuant to the Purchase Agreement, the Company and Millers have entered into Continuing State Agreements and Additional State Agreements with certain of the Fronting Companies, Millers has entered into the Millers Agreement with Redlands and the Company or Millers have entered into the Retrocession Agreement with Acceptance Casualty. The Continuing State Agreements, the Additional State Agreement, the Millers Agreement and the Retrocession Agreement are collectively referred to herein as the "New Agreements."

     C. Seller, AIH, AIC and the Fronting Companies (collectively, the "Acceptance Group Members") have through direct or indirect ownership of the Company, contractual arrangements and other business dealings with the Company or issuance of Policies included in Nonstandard Business acquired confidential information with respect to the Company and the insurance business covered by the New Agreements (the "Business").

     D. The Acceptance Group Members have agreed to execute and deliver this Agreement as a condition and material inducement to the purchase of the Company by Purchaser from Seller and the entering into of the New Agreements.

     E. Purchaser desires to protect the value of the Company and the Business by obtaining from the Acceptance Group Members this Agreement (a) to maintain the confidentiality of certain information concerning the Company and the Business and (b) to refrain from competing with the Company and the Millers Business for a reasonable period of time, pursuant to the provisions of this Agreement.

      NOW, THEREFORE, in consideration of the premises and of the respective representations and warranties hereinafter set forth, and of the covenants and agreements contained herein, the parties hereto agree as follows:

     1. CONFIDENTIAL INFORMATION.

          (a) For purposes of this Agreement, "Confidential Information" shall mean any proprietary information, and any information which the Company reasonably considers to be proprietary, pertaining to the Business or the Company's past, present or prospective business secrets, methods or policies, earnings, finances, security holders, lenders, key employees, nature of services performed by the Company's sales administrative personnel, quality control procedures or standards, procedures and methods of cost or installation of the Company products or components, Policy Data, information relating to renewals and expirations of Policies, underwriting guidelines, information relating to arrangements with suppliers, the identity and requirements of arrangements with customers or Agents, and the type, volume or profitability of the Business or insurance written or reinsured by the Company, drawings, records, reports, documents, manuals, techniques, procedures, formulae, ratings, design information, data, statistics, trade secrets and all other information of any kind or character relating to the Company or the Business, whether or not reduced to writing.

          (b) Each Acceptance Group Member acknowledges that such Acceptance Group Member has access to Confidential Information and that such Confidential Information constitutes valuable, special and unique property of the Company and Millers, as the case may be. At no time shall any Acceptance Group Member (i) use any Confidential Information in any manner adverse to the business interests of the Company or Millers or (ii) disclose any such Confidential Information to any person or entity for any reason or purpose whatsoever; provided that any Acceptance Group Member may provide such Confidential Information in response to judicial or administrative process or applicable governmental laws, rules, regulations orders or ordinances, but only that portion of the documents or information which, on the advise of counsel, is legally required to be furnished, and provided that such Acceptance Group Member notifies the Company and Millers of its obligation to provide such Confidential Information prior to such disclosure and fully cooperates with the Company and Millers to protect the confidentiality of such Confidential Information under applicable law. Upon the request of the Company, each Acceptance Group Member shall deliver to the Company all letters, notes, computer disks, software, notebooks, reports and other materials which contain Confidential Information and which are in the possession or under the control of such Acceptance Group Member, whether or not prepared by such Acceptance Group Member.

     2. AGREEMENT NOT TO SOLICIT CUSTOMERS, EMPLOYEES OR AGENTS. EAch Acceptance Group Member agrees that for a period of 24 months following the Closing Date, such Acceptance Group Member shall not, either alone or on behalf of any business competing with the Company or the California Business directly or indirectly (i) solicit or induce, or in any manner attempt to solicit or induce any person employed by, or an agent of, the Company or Millers to terminate his contract of employment or agency, as the case may be, with the Company, Millers or the applicable Fronting Company or (ii) solicit, divert, or attempt to solicit or divert, as a policyholder, agent, reinsurer, supplier or customer, any person, concern or entity which, as of the Closing Date or during the one year period prior thereto was a policyholder of an insurance policy written or reinsured by the Company or included in the California Business, furnishes products or services (including reinsurance) to, or receives products and services from the Company or Millers , nor will any Acceptance Group Member attempt to induce any policyholder, agent, reinsurer, supplier or customer to cease being (or any prospective policyholder, agent, reinsurer, supplier or customer not to become) a policyholder, agent, reinsurer, supplier or customer of the Company or Millers . Each Acceptance Group Member agrees not to interfere with the Company's or Millers' favorable relationship with its Agents (including Agents of the applicable Fronting Company) and not to make disparaging or negative remarks to Agents regarding the Company, Millers or Purchaser. This provisions of Section 2(i) and (ii) shall not apply to any solicitation or inducement directed at the public in general and/or found in general publications.

     3. NONCOMPETITION.

          (A) RESTRICTED ACTIVITY. For the purposes of this Agreement, "Restricted Activities" means issuing or reinsuring policies of Private Passenger Automobile Liability (including No-Fault, Uninsured and Underinsured Motorists, Medical Payments coverage, and Guest Passenger Liability, as applicable) and Automobile Physical Damage except pursuant to the New Agreements.

          (B) COVENANT NOT TO COMPETE. Each Acceptance Group Member agrees that for a period of 24 months from the date of the Closing Date, it shall not, directly or indirectly own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operations or control of any business or enterprise engaged in the Restricted Activities within the United States and its territories and possessions.

     4. REASONABLE RESTRICTIONS. It is agreed by the parties that the foregoing covenants in Sections 2 and 3 impose a reasonable restraint on the Acceptance Group Members in light of the activities and business of the Company and the California Business on the date of the execution of this Agreement. Each Acceptance Group Member further acknowledges and agrees that this Agreement constitutes a material inducement to Purchaser to purchase the Company and cause the Company and Millers to enter into the New Agreements and that the sale of the Company to Purchaser and the transactions contemplated by the Purchase Agreement result in a material benefit to such Acceptance Group Member. Each Acceptance Group Member further agrees that $50,000 of the Purchase Price paid by Purchaser to Seller constitutes a Noncompete Fee to such Acceptance Group Member of additional consideration for this Agreement and that such payment has been paid by Purchaser to Seller as the agent for each Acceptance Group Member. The distribution or allocation of such payment by Seller to each Acceptance Group Member shall be the sole responsibility of Seller and Purchaser shall have no obligation to pay or distribute such payment directly to any Acceptance Group Member other than Seller.

      CHANGE OF CONTROL. Notwithstanding any other provision of this Agreement to the contrary, the provisions of Sections 2 and 3 of this Agreement shall not apply to an unrelated third party acquiror of Control (as defined below) of an Acceptance Group Member (an "Acquiror") engaged prior to or after its acquisition of control of such Acceptance Group Member in activities that would constitute Restricted Activities if conducted by an Acceptance Group Member; provided however, that the provisions of this Agreement shall continue to apply to such Acceptance Group Member that becomes controlled by such Acquiror and no Confidential Information shall be provided to or used by such Acquiror. For the purposes of this Agreement, "Control" means the possession, directly or indirectly of the power to direct or to cause the direction of the management or policies of any of the Acceptance Group Members, whether through the ownership of voting securities, contract or otherwise.

     5. NO VIOLATIONS. Each Acceptance Group Member represents and warrants to Purchaser and the Company that such Acceptance Group Member has taken no actions during the period from the date of the Purchase Agreement through the date of this Agreement that would constitute a violation or breach of any of the terms of this Agreement if this Agreement were in effect during such period except for such actions as are permitted pursuant to the Purchase Agreement.

     6. REMEDIES.

          (a) In the event of a breach of any provision of this Agreement by an Acceptance Group Member, Purchaser, the Company and Millers will be entitled to recover any damages caused by reason of any such breach, together with any and all proceeds, funds, payments and proprietary interests, of every kind and description, arising from, or attributable to, such breach, and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any such breach or threatened breach of the provisions of this Agreement and that Purchaser, the Company and Millers may in their sole discretion, in addition to any other available remedies, apply to any court of law or equity of competent jurisdiction for and be entitled to specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement. Nothing herein shall be construed as prohibiting the Purchaser, the Company or Millers from pursuing any other remedies available to the Purchaser, the Company or Millers for such breach or threatened breach, including the recovery of damages from the Acceptance Group Members.

          (b) In the event of any breach of any of the covenants contained in Sections 2 or 3 hereof, the periods provided in Sections 2 or 3, as the case may be, shall be tolled (i.e., such periods shall not run during a breach of any such covenant) during the time of such violation.

          (c) In the event a party hereto brings an action under this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     7. MATERIALITY OF PROVISIONS. Each Acceptance Group Member agrees that each of the covenants and agreements contained in this Agreement are a material and substantial part of the transactions contemplated by the Purchase Agreement.

     8. SURVIVAL. The respective representations, warranties and agreements of the parties set forth herein shall survive consummation of any transactions contemplated by the Purchase Agreement.

     9. INVALID PROVISIONS. If any provision hereof is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically by Purchaser as a part hereof a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and legal, valid and enforceable.

     10. WAIVER OF BREACH. The waiver of any party to this Agreement of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

     11. ENFORCEABILITY. Each party to this Agreement represents and warrants to the other party that this Agreement has been duly authorized, executed and delivered by such party and constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally.

     12. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof. No modification or amendment of any of the terms, conditions or provisions of this Agreement may be made otherwise than by written agreement signed by the parties hereto.

     13. CAPTIONS. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

     14. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, and assigns.

     15. GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. This agreement shall be construed in all respects under the laws of the state of Texas without regard to the dictates of conflicts of laws thereof and the parties agree to submit to exclusive jurisdiction and venue in the united states federal district court for the northern district of Texas, Dallas division, or the district courts of Dallas or Tarrant County, Texas. Each party hereto waives its right to trial by jury in any dispute with the other party arising in connection with this agreement.

     16. NUMBER AND GENDER. Whenever the singular number is used herein, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

     17. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sent by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States), or by cable, telex, telegram or facsimile transmission, or delivered by hand or by overnight or similar delivery service, fees prepaid, to the party to whom it is to be given at the address of such party set forth below or to such other address for notice as such party shall provide in accordance with the terms of this section. Except as otherwise specifically provided in this Agreement, notice so given shall, in the case of notice given by certified mail (or by such comparable method) be deemed to be given and received three business days after the time of certification thereof (or comparable act), in the case of notice so given by overnight delivery service, on the date of actual delivery, and, in the case of notice so given by cable, telegram, facsimile transmission, telex or personal delivery, on the date of actual transmission or, as the case may be, personal delivery.

If to any Acceptance Group Member:  Acceptance Insurance Companies Inc.
                                    222 South 15th Street
                                    Suite 600 North
                                    Omaha, Nebraska 68102-1616
                                    Attn:  Kenneth L. Coon, Chairman
                                    J. Michael Gottschalk, General Counsel
                                    Facsimile No. 402-345-9190


If to Purchaser, Company or Millers:  Millers American Group, Inc.
                                    300 Burnett Street
                                    Fort Worth, Texas  76102
                                    Attn:  David N. Thompson
                                    Facsimile No. 817-348-3480

     18. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which shall be deemed collectively to be one agreement, but in making proof hereof it shall be necessary to exhibit only one such counterpart.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    SELLER:

                                    ACCEPTANCE INSURANCE COMPANY,
                                    a Nebraska insurance company

                                    By:   ___________________________________
                                    Name: ___________________________________
                                    Title: __________________________________

                                    AIH:

                                    ACCEPTANCE INSURANCE HOLDINGS INC.,
                                    a Nebraska corporation

                                    By:   ___________________________________
                                    Name: ___________________________________
                                    Title: __________________________________

                                    AIC:

                                    ACCEPTANCE INSURANCE COMPANIES INC., a
                                    Delaware corporation

                                    By:   ___________________________________
                                    Name: ___________________________________
                                    Title: __________________________________

                                    FRONTING COMPANIES:


                                    ACCEPTANCE INDEMNITY INSURANCE COMPANY

                                    By:   ___________________________________
                                    Name: ___________________________________
                                    Title: __________________________________

                                    ACCEPTANCE CASUALTY INSURANCE COMPANY

                                    By:   ___________________________________
                                    Name: ___________________________________
                                    Title: __________________________________

                                    REDLAND INSURANCE COMPANY

                                    By:   ___________________________________
                                    Name: ___________________________________
                                    Title: __________________________________

                                    COMPANY:

                                    PHOENIX INDEMNITY INSURANCE COMPANY, an
                                    Arizona insurance company

                                    By:   ___________________________________
                                    Name: ___________________________________
                                    Title: __________________________________

                                   PURCHASER:

                                    MILLERS AMERICAN GROUP, INC.,
                                    a Texas corporation

                                    By:   ___________________________________
                                    Name: ___________________________________
                                    Title: __________________________________

                                    MILLERS:

                                    THE MILLERS INSURANCE COMPANY

                                    By:   ___________________________________
                                    Name: ___________________________________
                                    Title: __________________________________

                                    EXHIBIT F

                                 FORM OF RELEASE

      The undersigned is [a direct or indirect shareholder or controlling person of] [an officer or director of] [a Pooling Participant with] Phoenix Indemnity Insurance Company, an Arizona insurance company (the "Company"), which is a party to that certain Purchase Agreement (the "Purchase Agreement"), dated as of May 10, 1999, by and between Millers American Group, Inc. (the "Purchaser"), Acceptance Insurance Company (the "Seller") and the Company. This Release is executed and delivered pursuant to Section 6.15 of the Purchase Agreement, in consideration of the execution, delivery and performance of the Purchase Agreement by the parties thereto. Capitalized terms not otherwise defined herein have the meaning ascribed to such terms as set forth in the Purchase Agreement.

      The undersigned, for himself or itself, his heirs, personal representatives, successors and assigns, does hereby release, acquit, discharge and covenant not to sue the Company, its officers, directors, agents, attorneys, employees, successors and assigns, with respect to all past, present and future claims, expenses, losses, liabilities and obligations of any nature whatsoever, whether accrued or contingent, known or unknown, whether sounding in contract, tort or otherwise, based in whole or in any material part upon facts and circumstances in existence as of the Closing Date other than the following:

      [Identify specific agreements as applicable.]

      This Release may not be amended or terminated and no provision hereof may be waived, absent a writing executed by the undersigned and the Company.


                                        _______________________________________

                                    EXHIBIT G

                           PURCHASER'S COUNSEL OPINION

A.    Opinion from Akin, Gump, Strauss, Hauer, & Feld, L.L.P.

     1. The Purchaser is a Texas corporation duly organized and validly existing and in good standing under the laws of the State of Texas. The Purchaser has all requisite power and authority to enter into the Agreement, to perform the obligations thereunder and to consummate the transactions contemplated thereby. All corporate acts and other proceedings required to be taken by the Purchaser to authorize the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated thereby have been duly and properly taken. The Agreement has been duly executed and delivered by the Purchaser and (assuming that it has been duly executed and delivered by all parties thereto other than the Purchaser) constitutes legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms except as enforcement thereof may be limited by applicable liquidation, conservatorship, bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally from time to time in effect and except that equitable remedies are subject to judicial discretion.

B.    Opinion from Angela Robinson, General Counsel

     1. The execution and delivery of the Agreement by the Purchaser does not, and the consummation of the transactions contemplated thereby and compliance with the terms thereof shall not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a benefit under, or result in the creation of any lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon any of the properties or assets of the Purchaser under, any provision of
(i) the Articles of Incorporation or bylaws of the Purchaser, (ii) to the best of my knowledge, any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which the Purchaser is a party or by which any of its respective properties or assets are bound or
(iii) to the best of my knowledge, any judgment, order or decree, or statute, law, ordinance, rule or regulation applicable to the Purchaser or its properties or assets other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not have a Material Adverse Effect on the ability of the Purchaser to consummate the transactions contemplated thereby. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required to be obtained or made by or with respect to the Purchaser in connection with the execution, delivery and performance of the Agreement or the consummation of the transactions contemplated thereby, other than (i) compliance with and filings under the HSR Act, if applicable, (ii) compliance with and filings under any applicable state insurance or insurance holding company laws and (iii) those which if not obtained would have no Material Adverse Effect on the ability of the Purchaser to consummate the transactions contemplated thereby.

                                    EXHIBIT H

                            SELLER'S COUNSEL OPINION

A.    Opinion from Kutak Rock

     1. Seller is an insurance company duly organized, validly existing and in good standing under the laws of the State of Nebraska. The Company is a property and casualty insurance company duly organized, validly existing and in good standing under the laws of the State of Arizona. The Company, Seller and each affiliate of Seller that is a party to any Transaction Document (an "Affiliate") have all requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party, to perform its obligations thereunder and to consummate the transactions contemplated thereby. Based solely on a review of the certificates of authority and having no knowledge to the contrary, we are of the opinion that the Company is duly qualified as a foreign insurance Company to do business, and is in good standing with authority to write the lines of insurance business listed in the Annual Statement in each jurisdiction listed in the Annual Statement.

     2. The execution, delivery and performance of the Transactions Documents, and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the Seller, the Company and the applicable Affiliate. The Transaction Documents have been duly executed and delivered by a duly authorized officer of the Seller, the Company and the applicable Affiliate, as the case may be, and constitute legal, valid and binding obligations of the Seller, the Company and such Affiliate enforceable against the Seller, the Company and such Affiliate in accordance with their terms except as enforcement thereof may be limited by applicable liquidation, conservatorship, bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws effecting creditors' rights and except that equitable remedies are subject to judicial discretion.

     3. The Company has full corporate power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted.

     4. On the Closing Date, assuming the Purchaser purchases the Shares in good faith and without notice of the existence of any lien or adverse claim, the Purchaser will have acquired the rights of a bona fide purchaser free of any adverse claim.

     5. The authorized capital stock of the Company consists of 500,000 shares of Common Stock, par value $6.00 per share, of which 500,000 are duly authorized and validly issued and outstanding, fully paid and nonassessable and held solely by Seller. Except for the Shares, there are no shares of capital stock or other equity securities of the Company outstanding. To the best best of our knowledge, none of the Shares have been issued in violation of, and none of the Shares are subject to, any purchase option, call, right of first refusal, preemptive, subscription or similar rights under any provision of applicable law, the articles of incorporation or by-laws of the the Company, any contract, agreement or instrument to which the Company is subject, bound or a party or otherwise or federal or state securities laws. To the best of our knowledge, there are no outstanding warrants, options, rights, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments pursuant to which the Company is or may become obligated to issue, sell, purchase, return, register or redeem any shares of capital stock or other securities of the Company. There are no equity securities of the Company reserved for issuance for any purpose. Seller has good and valid title to all the outstanding shares of capital stock of the Company free and clear of any liens. There are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of the Company may vote. No corporate proceedings or consent on the part of any direct or indirect stockholder of the Seller is necessary for the execution and delivery of the Transaction Documents and the consummation by the Seller, the Company and the applicable Affiliate of the transactions contemplated thereby.

     6. Except as set forth in Schedule 3.12 to the Agreement, to the best of our knowledge there are no lawsuits, claims, actions, arbitrations, grievances, proceedings or investigations pending, or threatened, against the Company or any of its respective properties, assets, operations or businesses, at law, in equity, or before any federal, state, municipal or other governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, foreign or domestic. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company is a party, which involve the transactions contemplated herein, or which would have an adverse effect upon the business, business prospects, assets or financial condition of the Company. Except as set forth in Schedule 3.12 to the Agreement, neither the Company nor the Seller is a party or subject to or in default under any judgment, order, injunction or decree of any Governmental Authority or arbitration tribunal applicable to it or any of its respective properties, assets, operations or business. Except as set forth in Schedule 3.12 to the Agreement, there is no lawsuit or claim by the Company or the Seller pending, or to the best of our knowledge, contemplated by the Company to initiate against any other Person. Except as set forth in Schedule 3.12 to the Agreement, to the best of our knowledge, there is no pending or threatened investigation of the Company or the Seller by any Governmental Authority.

B.    Opinion from J. Michael Gottschalk, General Counsel

     7. The execution and delivery of the Transaction Documents by the Seller, the Company and each Affiliate do not, and the consummation of the transactions contemplated thereby and compliance with the terms thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon any of the properties or assets of the Seller, the Company or such Affiliate under any provision of (i) the Articles of Incorporation or bylaws of the Seller, the Company or such Affiliate, (ii) to the best of my knowledge, any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which the Seller, the Company or such Affiliate is a party or by which any of its respective properties or assets are bound or (iii) to the best of my knowledge, any judgment, order or decree, or statute, law, ordinance, rule or regulation applicable to the Seller, the Company or such Affiliate or its properties or assets other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not have a Material Adverse Effect on the Company or on the ability of the Seller, the Company or such Affiliate to consummate the transactions contemplated thereby. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required to be obtained or made by or with respect to the Seller, the Company or any Affiliate in connection with the execution, delivery and performance of the Transaction Documents or the consummation of the transactions contemplated thereby other than (i) compliance with and filings under the HSR Act, if applicable, (ii) compliance with and filings under any applicable state insurance or insurance holding company laws and (iii) those which if not obtained would have no Material Adverse Effect on the Company or on the ability of the Seller, the Company or such Affiliate to consummate the transactions contemplated thereby.

     8. Schedule 3.26 to the Agreement sets forth a true and complete list of all licenses, permits and authorizations issued or granted to the Company by Governmental Authorities that are necessary or desirable for the conduct of the business of the Company, and such licenses, permits and authorizations are in full force and effect. Except as set forth in Schedule 3.26 to the Agreement, all such licenses, permits and authorizations are validly held by the Company and the Company has complied in all respects with all terms and conditions thereof and the same will not be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated thereby. To the best of my knowledge, the Company has complied with all laws, rules, regulations, ordinances, codes, licenses, clearances, permits, franchises, grants, authorizations, easements, consents, certificates and orders relating to its properties or applicable to its business, including but not limited to, labor, equal employment opportunity, insurance regulatory matters, zoning or building regulations, consumer protection, environmental, securities and antitrust laws and regulations, and no Governmental Authority or other Person has notified the Company or the Seller that any violation of any such laws or regulations exists. I have no knowledge of any pending or threatened action or proceeding that could result in a modification or termination of laws or regulations which modification or termination would adversely affect the Company.